Exhibit 10.2

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

CREDIT AGREEMENT

dated as of

September 19, 2018

among

SPT INFRASTRUCTURE FINANCE SUB-1, LLC,

SPT INFRASTRUCTURE FINANCE SUB-2, LTD., and

SPT INFRASTRUCTURE FINANCE SUB-3, LLC,

as Borrowers,

SPT INFRASTRUCTURE FINANCE HOLDINGS, LLC,

as Pledgor,

THE LENDERS AND ISSUING LENDERS PARTY HERETO FROM TIME TO TIME,

MUFG BANK, LTD.,

as Administrative Agent

and

MUFG UNION BANK, N.A.,

as Collateral Agent

MUFG BANK, LTD.,

as Coordinating Lead Arranger

i

APPENDIX A	-	Loan Asset Schedule
APPENDIX B	-	Specified Loan Assets
APPENDIX C	-	Designated Loan Assets
APPENDIX D	-	Delayed Acquisition Loan Assets

EXHIBIT A	-	Form of Assignment and Assumption
EXHIBIT B	-	Form of Note
EXHIBIT C-1	-	Form of Term Loan Borrowing Request
EXHIBIT C-2	-	Form of Revolving Loan Borrowing Request
EXHIBIT C-3	-	Form of DDTL Loan Borrowing Request
EXHIBIT C-4	-	Form of Notice of Issuance
EXHIBIT D	-	Form of Officer’s Certificate
EXHIBIT E	-	Form of Solvency Certificate
EXHIBIT F	-	Base Case Projections
EXHIBIT G	-	Form of Interest Election Request
EXHIBIT H	-	Form of LTV Certificate
EXHIBIT I	-	Form of ISCR Certificate
EXHIBIT J-1	-	Form of U.S. Tax Compliance Certificate (Foreign Lenders that are not Partnerships)
EXHIBIT J-2	-	Form of U.S. Tax Compliance Certificate (Foreign Participants that are not Partnerships)
EXHIBIT J-3	-	Form of U.S. Tax Compliance Certificate (Foreign Participants that are Partnerships)
EXHIBIT J-4	-	Form of U.S. Tax Compliance Certificate (Foreign Lenders that are Partnerships)

SCHEDULE 1.01	-	Commitments
SCHEDULE 5.17	-	Post Closing Matters

v

This CREDIT AGREEMENT (this “Agreement”), dated as of September 19, 2018, is among SPT INFRASTRUCTURE FINANCE SUB-1, LLC, a Delaware limited liability company (“Borrower 1”), SPT INFRASTRUCTURE FINANCE SUB-2, LTD., an exempted company incorporated with limited liability in the Cayman Islands (“Borrower 2”), SPT INFRASTRUCTURE FINANCE SUB-3, LLC, a Delaware limited liability company (“Borrower 3” and, together with Borrower 1 and Borrower 2, collectively, the “Borrowers”), SPT INFRASTRUCTURE FINANCE HOLDINGS, LLC, a Delaware limited liability company (the “Pledgor”), THE LENDERS AND ISSUING LENDERS PARTY HERETO FROM TIME TO TIME, MUFG BANK, LTD., as the Administrative Agent, and MUFG UNION BANK, N.A., as the Collateral Agent.

WHEREAS, on the date hereof (a) certain Seller Parties (as defined in the Purchase Agreement) that are Affiliates of GE Capital Global Holdings, LLC (the “Seller”) intend to sell, and each Borrower, as a Designated Buyer Entity (as defined in the Purchase Agreement), intends to acquire, certain assets, including the Transferred Financing Contracts (as defined in the Purchase Agreement) and certain rights and assets related thereto (collectively, the “Acquired Assets”), which include certain funded term loan facilities, certain letter of credit facilities, certain revolving credit facilities and certain delayed draw term loan or construction loan facilities (collectively, the “Acquisition”) and (b) Sponsor intends to assign its rights and obligations in respect of the Acquisition of the Acquired Assets under the Purchase Agreement to the Borrowers in accordance with the PSA Assignment Agreement (the “PSA Assignment”).

WHEREAS, the Borrowers wish to finance a portion of the Transactions, and in connection therewith have requested that the Lenders (as hereinafter defined) extend credit to the Borrowers pursuant to, and subject to the terms of this Agreement, in the form of:

(a) a senior secured first lien term loan credit facility denominated in AUD of up to an aggregate principal amount of A$25,606,488.36 (the “Term AUD Loan Facility”);

(b)  a senior secured first lien term loan credit facility denominated in CAD of up to an aggregate principal amount of C$26,546,901.17 (the “Term CAD Loan Facility”);

(c) a senior secured first lien term loan credit facility denominated in Dollars of up to an aggregate principal amount of $1,330,106,469.51 (the “Term Dollar Loan Facility”);

(d) a senior secured first lien term loan credit facility denominated in Euros of up to an aggregate principal amount of €52,130,120.58 (the “Term Euro Loan Facility”);

(e) a senior secured first lien term loan credit facility denominated in Sterling of up to an aggregate principal amount of £58,817,903.01 (the “Term Sterling Loan Facility”);

(f) a senior secured first lien revolving credit facility denominated in Dollars of up to an aggregate principal amount of $267,519,853.82 (the “Revolving Dollar Credit Facility”);

(g) a senior secured first lien revolving credit facility denominated in Euros of up to an aggregate principal amount of €10,560,034.94 (the “Revolving Euro Credit Facility”);

(h) a senior secured first lien revolving credit facility denominated in Sterling of up to an aggregate principal amount of £5,460,000.00 (the “Revolving Sterling Credit Facility”); and

(i) a senior secured first lien delayed draw term loan credit facility of up to an aggregate principal amount of $334,032,401.31 (the “DDTL Facility”).

The Lenders are prepared to extend the credit referred to in the preceding sentence upon the terms and conditions hereof, and, accordingly, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01    Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“ABR” means, when used in reference to any Loan or Borrowing, whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acceptable Bank” means any United States commercial bank(s) or financial institution(s) or a United States branch or subsidiary of a foreign commercial bank(s) or financial institution(s) having, or guaranteed or confirmed by an entity having, a long-term unsecured senior debt rating of at least A3 or better by Moody’s and A- or better by S&P.

“Acceptable Letter of Credit” shall mean an irrevocable letter of credit issued by an Acceptable Bank for the benefit of the Administrative Agent in Dollars that has a stated maturity date that is not earlier than twelve (12) months after the date of issuance of such letter of credit, and which letter of credit and all related documentation are reasonably satisfactory to the Administrative Agent.  Any such letter of credit must be drawable if, (a) it is not renewed or replaced at least thirty (30) days prior to its stated maturity date or (b) the issuer thereof fails to satisfy the requirements of an “Acceptable Bank” and a replacement letter of credit has not been obtained from an Acceptable Bank within thirty (30) days thereafter.  No Loan Party shall be the account party in respect of any such letter of credit and the issuing bank shall have no recourse to any Loan Party with respect to such letter of credit.  At any time of determination, the amount of any Acceptable Letter of Credit shall be the undrawn face amount of such Acceptable Letter of Credit at such time.

“Acceptable Equity” means cash contributions to equity of any Borrower in Dollars made directly or indirectly by or on behalf of the Pledgor (other than the Required Equity Contribution Amount contributed on the Closing Date) or cash amounts withdrawn from the Distribution Account in accordance with Section 6.07 and Section 3.03(e)(i) of the Depositary Agreement.  At any time of determination, the amount of any Acceptable Equity shall be the amount of such cash on deposit in an Acceptable Equity Escrow at such time.

“Acceptable Equity Escrow” means an escrow account established pursuant to an escrow agreement in form and substance reasonably acceptable to the Administrative Agent (other than any Collateral Account or the Loan Asset Securities Account) (it being understood that such escrow agreement shall permit the Borrowers to apply such amounts to fund Underlying Unfunded Exposure pursuant to procedures reasonably acceptable to the Administrative Agent).

“Acquired Assets” has the meaning set forth in the recitals hereto.

“Acquisition” has the meaning set forth in the recitals hereto.

“Additional Required Equity Amount” means, as of any date of determination, the excess of the Underlying Unfunded Exposure over the Unfunded Exposure, in each case, as of such date of determination.

 “Adjusted LIBO Rate” means, for any Interest Period, in each case, as determined by the Administrative Agent:

(a)        in the case of any Eurodollar Loan denominated in an AUD:

(i)         the rate per annum equal to (x) the BBSY divided by (y) 1 minus the Statutory Reserves (if any) for such Eurodollar Borrowing for such Interest Period;

(ii)       if the rate referenced in the preceding clause (a)(i) is not available, the Interpolated Rate; or

(iii)      if neither the rate referenced in the preceding clause (a)(i) nor the rate referenced in the preceding clause (a)(ii) is available, the Reference Bank Rate;

(b)        in the case of any Eurodollar Loan denominated in CAD:

(i)         the rate per annum equal to (x) the BA Rate divided by (y) 1 minus the Statutory Reserves (if any) for such Eurodollar Borrowing for such Interest Period;

(ii)       if the rate referenced in the preceding clause (b)(i) is not available, the Interpolated Rate; or

(iii)      if neither the rate referenced in the preceding clause (b)(i) nor the rate referenced in the preceding clause (b)(ii) is available, the Reference Bank Rate;

(c)        in the case of any Eurodollar Loan denominated in Dollars:

(i)         the rate per annum equal to (x) the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for Dollars and the relevant period displayed (before any correction, recalculation or republication by the administrator) on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or, if different, the date on which quotations would customarily be provided by leading banks in the London interbank market for deposits of amounts in Dollars for delivery on the first day of such Interest Period divided by (y) 1 minus the Statutory Reserves (if any) for such Eurodollar Borrowing for such Interest Period;

(ii)       if the rate referenced in the preceding clause (c)(i) is not available, the Interpolated Rate; or

(iii)      if neither the rate referenced in the preceding clause (c)(i) nor the rate referenced in the preceding clause (c)(ii) is available, the Reference Bank Rate;

(d)        in the case of any Eurodollar Loan denominated in Euros:

(i)         the rate per annum equal to (x) the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters, determined as of approximately 11:00 a.m. (Brussels time) two TARGET Days prior to the first day of such Interest Period, or, if different, the date on which quotations would customarily be provided by leading banks in the European interbank market for deposits of amounts in Euros for delivery on the first day of such Interest Period divided by (y) 1 minus the Statutory Reserves (if any) for such Eurodollar Borrowing for such Interest Period; or

(ii)       if the rate referenced in the preceding clause (d)(i) is not available, the Interpolated Rate; or

(iii)      if neither the rate referenced in the preceding clause (d)(i) nor the rate referenced in the preceding clause (d)(ii) is available, the Reference Bank Rate; or

(e)        in the case of any Eurodollar Loan denominated in Sterling:

(i)         the rate per annum equal to (x) the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for Sterling and the relevant period displayed (before any correction, recalculation or republication by the administrator) on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters, determined as of approximately 11:00 a.m. (London time) on the first day of such Interest Period, or, if different, the date on which quotations would customarily be provided by leading banks in the London interbank market for deposits of amounts in Sterling for delivery on the first day of such Interest Period divided by (y) 1 minus the Statutory Reserves (if any) for such Eurodollar Borrowing for such Interest Period; or

(ii)       if the rate referenced in the preceding clause (e)(i) is not available, the Interpolated Rate; or

(iii)      if neither the rate referenced in the preceding clause (e)(i) nor the rate referenced in the preceding clause (e)(ii) is available, the Reference Bank Rate;

provided that in no event shall the Adjusted LIBO Rate be less than zero (0).

“Administrative Agent” means MUFG Bank, Ltd., in its capacity as administrative agent for the Lenders hereunder, and any successor thereto appointed pursuant to Article VIII.

“Administrative Questionnaire” means a questionnaire, in a form supplied by the Administrative Agent, completed by a Lender.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, and when used with respect to any Borrower, shall also mean the other Loan Parties.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent and the Depositary Bank.

“Agreement” has the meaning assigned to such term in the preamble.

“Alternate Base Rate” means, for any day (or if such day is not a Business Day, on the immediately preceding Business Day), (a) in the case of any ABR Loan denominated in Dollars, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the greatest of (i) the Prime Rate in effect on such day, (ii) the sum of (x) the Federal Funds Effective Rate in effect for such day plus (y) 0.50% and (iii) the one month Adjusted LIBO Rate for Dollars, plus 1.00% and (b) in the case of any ABR Loan denominated in CAD, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the Canadian Prime Rate in effect for such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Canadian Prime Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Canadian Prime Rate, as the case may be.

“Anti-Bribery and Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, as well as any other laws and regulations addressing prohibitions against improper payments, bribery, or other corrupt activity, in each case, applicable to the Loan Parties.

“Anti-Terrorism Laws” means any of the following: (a) the Anti-Terrorism Order; (b) the Terrorism Sanctions Regulations (Title 31 Part 595 of the U.S. Code of Federal Regulations); (c) the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the U.S. Code of Federal Regulations); (d) the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the U.S. Code of Federal Regulations); (e) the PATRIOT Act; (f) The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959); (g) any regulations promulgated pursuant to the laws, orders and regulations listed in the foregoing clauses (a)–(f) of this definition; (h) other anti-money laundering laws or (i) comparable laws, rules and directives administered or enforced by the U.S. Department of State, the United Nations Security Council, the European Union, a member state of the European Union or any other relevant sanction authority.

“Anti-Terrorism Order” means Section 1 of Executive Order 13224 of September 24, 2001, Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (Title 12, Part 595 of the U.S. Code of Federal Regulations).

“Applicable Accounting Requirements” means generally accepted accounting principles, as in effect from time to time in the United States.

“Applicable Law” means, with respect to any Person, property or matter, any of the following applicable thereto: any constitution, statute, law, regulation, ordinance, rule, judgment, rule of common law, order, decree, Governmental Approval, authorization, approval, concession, grant, franchise, license, agreement, directive, policy, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of, any of the foregoing, including without limitation Environmental Laws, by any Governmental Authority having the force of law, whether in effect as of the Closing Date or thereafter and in each case as amended.

“Applicable Margin” means, with respect to any ABR Loan or Eurodollar Loan, the applicable rate per annum determined pursuant to the applicable interest grid set forth below:

Period	Loans made in AUD
	Eurodollar	ABR
On the Closing Date and until (but excluding) the first (1st) anniversary thereof	1.50%	N/A
On the first (1st) anniversary of the Closing Date and until (but excluding) the second (2nd) anniversary of the Closing Date	1.75%	N/A
On the second (2nd) anniversary of the Closing Date and until (and including) the Maturity Date	2.00%	N/A

Period	Loans made in CAD
	Eurodollar	ABR
On the Closing Date and until (but excluding) the first (1st) anniversary thereof	1.50%	0.50%
On the first (1st) anniversary of the Closing Date and until (but excluding) the second (2nd) anniversary of the Closing Date	1.75%	0.75%
On the second (2nd) anniversary of the Closing Date and until (and including) the Maturity Date	2.00%	1.00%

Period	Loans made in Dollars
	Eurodollar	ABR
On the Closing Date and until (but excluding) the first (1st) anniversary thereof	1.50%	0.50%
On the first (1st) anniversary of the Closing Date and until (but excluding) the second (2nd) anniversary of the Closing Date	1.75%	0.75%
On the second (2nd) anniversary of the Closing Date and until (and including) the Maturity Date	2.00%	1.00%

Period	Loans made in Euros
	Eurodollar	ABR
On the Closing Date and until (but excluding) the first (1st) anniversary thereof	1.50%	N/A
On the first (1st) anniversary of the Closing Date and until (but excluding) the second (2nd) anniversary of the Closing Date	1.75%	N/A
On the second (2nd) anniversary of the Closing Date and until (and including) the Maturity Date	2.00%	N/A

Period	Loans made in Sterling
	Eurodollar	ABR
On the Closing Date and until (but excluding) the first (1st) anniversary thereof	1.50%	N/A
On the first (1st) anniversary of the Closing Date and until (but excluding) the second (2nd) anniversary of the Closing Date	1.75%	N/A
On the second (2nd) anniversary of the Closing Date and until (and including) the Maturity Date	2.00%	N/A

“Applicable Percentage” means, with respect to any Lender and in respect of any Class, the percentage of the total Commitments of such Class represented by such Lender’s Commitment of such Class. If any Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the applicable Commitments most recently in effect, giving effect to any assignments having taken effect as of such time.

“Approved Fund” means, with respect to any Lender, any Person (other than a natural person) that invests in commercial loans and is administered or managed by such Lender, an Affiliate of such Lender or an Affiliate of an entity that administers or manages such Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent and (unless an Event of Default has occurred and is continuing at such time) the Borrowers (such approval not to be unreasonably withheld, delayed or conditioned).

“AUD” and “A$” mean the lawful currency of the Commonwealth of Australia.

“Authorized Officer” means, with respect to any Person, any executive officer, director or Financial Officer of such Person, any Person that has been duly authorized as an authorized signatory (or similar designation) of such Person in respect of the applicable matter or issue in question, or of any member of such Person responsible for the administration or supervision of the obligations of such Person in respect of this Agreement and/or any other Transaction Document.

“BA Rate” shall mean the rate per annum which is the rate determined as being the arithmetic average of the annual yield rates applicable to Canadian bankers’ acceptances having terms equivalent to the applicable Interest Period as displayed and identified as such on the Thomson Reuters Monitor Screen Page CDOR Page as of 11:00 a.m. (Toronto time) two Business Days prior to the beginning of the Interest Period.  If such rate does not appear on the Thomson Reuters Monitor Screen Page CDOR Page as contemplated above, such rate will be the rate of interest per annum, as determined by the Administrative Agent (rounded upwards, if necessary, to the nearest 1/100 of 1%) as the average offered rate for bankers’ acceptances issued by Schedule I Canadian chartered banks on such date having a maturity date comparable to the last day of the applicable Interest Period; provided that if such rate is less than 0.00% per annum, such rate shall be deemed to be 0.00% per annum.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect.

“Base Case Projections” means the financial model forecasting the revenues and expenditures of the Borrowers for time periods and based upon assumptions and methodology agreed upon by the Borrowers and the Coordinating Lead Arranger on the Closing Date, as attached as Exhibit F and as updated from time to time pursuant to Section 5.09(d).

“BBSY” means (a) the Australian Bank Bill Swap Reference Rate (Bid) administered by ASX Benchmarks Pty Limited (or any other person which takes over the administration of that rate) for the relevant period and displayed (before any correction, recalculation or republication by the administrator) on page BBSY of the Thomson Reuters Screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters; or (b) if the rate described in clause (a) above is not available, the sum of (i) the Australian Bank Bill Swap Reference Rate administered by ASX Benchmarks Pty Limited (or any other person which takes over the administration of that rate) for the relevant period and displayed (before any correction, recalculation or republication by the administrator) on page BBSW of the Thomson Reuters Screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters; and (ii) 0.05% per annum, in each case determined as of approximately 10:30 a.m. (Sydney time) on the first day of such Interest Period, or, if different, the date on which quotations would customarily be provided by leading banks in the Australian interbank market for deposits of amounts in AUD for delivery on the first day of such Interest Period.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a  “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Bona Fide Debt Fund” means a debt fund or investment vehicle (other than any person referred to in clause (a) of the definition of “Disqualified Institution”) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business which is managed, sponsored or advised by any Person Controlling, Controlled by or under common Control with a Competitor or Affiliate thereof, as applicable, and for which no personnel involved with the investment decisions of such Competitor or Affiliate thereof, as applicable, (i) makes any investment decisions or (ii) receives access to any information (other than information publicly available) relating to any Borrower through such debt fund or investment vehicle.

“Board” means the Board of Governors of the Federal Reserve System of the United States.

“Borrower Allocation Statement”  has the meaning assigned to such term in Section 2.23(d).

“Borrowers” has the meaning assigned to such term in the preamble.

“Borrower 1” has the meaning assigned to such term in the preamble.

“Borrower 2” has the meaning assigned to such term in the preamble.

“Borrower 3” has the meaning assigned to such term in the preamble.

“Borrowing” means the making, conversion or continuation of (a) all ABR Loans of the same Class on the same date or (b) all Eurodollar Loans of the same Class which have the same Interest Period (as the context requires) on the same date.

“Borrowing Request” means the Term Loan Borrowing Request, the Revolving Loan Borrowing Request and/or the DDTL Loan Borrowing Request (as the context requires).

“Business Day” means:

(a)        any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York, London, Toronto, Brussels, Sydney or the jurisdiction where the Administrative Agent’s office is located; and

(b)        if such day relates to any interest rate settings as to a Eurodollar Loan or Letter of Credit denominated in AUD, CAD, Dollars or Sterling, any fundings, settlements, payments and disbursements in such Currency, or any other dealings in such Currency to be carried out pursuant to this Agreement in respect of any such Eurodollar Loan or Letter of Credit, any such day described in clause (a) above which is also a day on which dealings in deposits in such Currency are conducted by and between banks in the London interbank market; and

(c)        if such day relates to Euros, any fundings, disbursements, settlements and payments in Euros in respect of any such Eurodollar Loan or Letter of Credit, or any other dealings in Euros to be carried out pursuant to this Agreement in respect of any such Eurodollar Loan or Letter of Credit, any such day described in clause (a) above that is also a TARGET Day.

“CAD” and “C$” mean dollars in the lawful currency of Canada.

“Canadian Prime Rate” means a rate of interest per annum equal to the greatest of (a) the floating nominal annual rate of interest then in effect established by the Administrative Agent, from time to time as its Canadian “prime rate” reference rate of interest for the determination of interest rates that the Administrative Agent charges to customers for CAD demand commercial loans made by it in Canada, and (b) the one month Adjusted LIBO Rate for CAD plus 1.00%.

 “Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Lenders, the Revolving Lenders or the DDTL Lenders, as applicable, as collateral for Letter of Credit Exposure or obligations of the Revolving Lenders or the DDTL Lenders, as applicable, to fund participations in respect of Letter of Credit Exposure, cash or deposit account balances or, if each applicable Issuing Lender shall agree in its sole discretion, other credit support, in each case in an amount equal to 102.5% of the amount of such Letter of Credit Exposure or obligations being so Cash Collateralized and pursuant to documentation in form and substance reasonably satisfactory to such Issuing Lenders. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Flow Available for Interest Expense” means, for any period, an amount in Dollars equal to (a) Interest Receipts with respect to Eligible Loan Assets collected for such period and deposited in the Interest Receipts Account minus (b) fees paid during such period pursuant to Section 2.13(b) and (d) (other than fees paid on the Closing Date), minus (c) Operating Expenses paid during such period; it being understood that, with respect to any such amounts denominated in a currency other than Dollars, the amount thereof for purposes of this definition shall be the Dollar Equivalent thereof.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any of the following:

(a)        the Sponsor fails to own and control 100% of the indirect voting and economic interests in each Borrower; or

(b)        the Pledgor fails to own and control 100% of the direct voting and economic interests in each Borrower.

For the avoidance of doubt, transfers of direct or indirect equity interests in the Sponsor shall not be deemed a Change of Control nor require any approvals from any Agent or any Lender.

“Claims” has the meaning assigned to such term in Section 10.03(b).

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are Term AUD Loans, Term CAD Loans, Term Dollar Loans, Term Euro Loans, Term Sterling Loans, Revolving Dollar Loans, Revolving Euro Loans, Revolving Sterling Loans or DDTL Loans; (b) when used in reference to any Commitment, refers to whether such Commitment is a Term AUD Loan Commitment, Term CAD Loan Commitment, Term Dollar Loan Commitment, Term Euro Loan Commitment, Term Sterling Loan Commitment, Revolving Dollar Commitment, Revolving Euro Commitment, Revolving Sterling Commitment or DDTL Commitment; (c) when used in reference to any Letter of Credit, refers to whether such Letter of Credit is a Revolving Letter of Credit or DDTL Letter of Credit; (d) when used in reference to any Letter of Credit Exposure, refers to whether such Letter of Credit Exposure is Revolving Letter of Credit Exposure or DDTL Letter of Credit Exposure, (e) when used in reference to any Lender, whether such Lender is a Term Loan Lender, Revolving Lender or DDTL Lender, (f) when used in reference to any Issuing Lender, refers to whether such Issuing Lender is a Revolving Issuing Lender or DDTL Issuing Lender, and (g) when used in reference to any Letter of Credit Disbursement, whether such Letter of Credit Disbursement is a Revolving Letter of Credit Disbursement or a DDTL Letter of Credit Disbursement.

“Closing Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 10.02).

“Closing Date Material Adverse Effect” mean a “Material Adverse Effect” as defined in the Purchase Agreement.

“Code” means the U.S. Internal Revenue Code of 1986.

“Collateral” means any and all assets and Property of any Loan Party encumbered or intended to be encumbered by Liens of the Secured Parties securing the Obligations intended to be constituted from time to time by or pursuant to, or evidenced by, the Security Documents.

“Collateral Accounts” has the meaning assigned to such term in the Depositary Agreement.

“Collateral Agent” means MUFG Union Bank, N.A., in its capacity as collateral agent for the Secured Parties under the Security Documents, and any successor thereto appointed pursuant to Section 5.01 of the Security Agreement.

“Collection Account” has the meaning assigned to such term in the Depositary Agreement.

“Commitment” means, with respect to each Lender, a Term Loan Commitment of such Lender, a Revolving Commitment of such Lender or a DDTL Commitment of such Lender (as the context requires).

“Commitment Letter” means the commitment letter, dated as of August 6, 2018, between the Coordinating Lead Arranger and the Sponsor, as amended by that certain letter agreement, dated as of August 29, 2018.

“Communications” has the meaning assigned to such term in Section 10.01(i).

“Competitor” means any Person or entity which competes in a direct, significant or material way with the Sponsor or any Affiliate of any of the foregoing in owning energy generation facilities, in each case as determined by any Borrower in its good faith discretion and notified to the Administrative Agent by written notice, other than a Bona Fide Debt Fund.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Coordinating Lead Arranger” means MUFG Bank, Ltd.

“Currency” means AUD, CAD, Dollars, Euros or Sterling, as the context may require.

“DDTL Commitment” means, with respect to each DDTL Lender, the commitment, if any, of such DDTL Lender to make DDTL Loans hereunder, expressed as an amount representing the maximum aggregate principal amount of the DDTL Loans to be made by such DDTL Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.03(a) or 2.10 and (b) reduced or increased from time to time pursuant to assignments by or to such DDTL Lender pursuant to Section 10.04. The initial amount of each DDTL Lender’s DDTL Commitment is set forth on Schedule 1.01, or in the Assignment and Assumption pursuant to which such DDTL Lender shall have assumed its DDTL Commitment, as applicable. The initial aggregate amount of all the DDTL Lenders’ DDTL Commitments is $334,032,401.31.

“DDTL Facility” has the meaning set forth in the recitals hereto.

“DDTL Issuing Lender” means MUFG Bank, Ltd., in its capacity as an issuer of DDTL Letters of Credit hereunder, and its successors in such capacity.

“DDTL Lender” means a Lender with a DDTL Commitment or outstanding DDTL Loans.

“DDTL Letter of Credit” means any letter of credit issued by any DDTL Issuing Lender to the beneficiary thereunder, pursuant to Section 2.06 and in form and substance reasonably acceptable to such DDTL Issuing Lender.

“DDTL Letter of Credit Disbursement” means a payment made by any DDTL Issuing Lender pursuant to any DDTL Letter of Credit.

“DDTL Letter of Credit Exposure” means, (a) with respect to any DDTL Issuing Lender, at any time, the sum of (i) the aggregate undrawn amount of any DDTL Letter of Credit at such time issued by such DDTL Issuing Lender and (ii) the aggregate amount of all DDTL Letter of Credit Disbursements of such DDTL Issuing Lender that have not yet been reimbursed by or on behalf of the Borrowers at such time and (b) with respect to any DDTL Lender, at any time, the aggregate amount of all participations by such DDTL Lender in any outstanding DDTL Letters of Credit or DDTL Letter of Credit Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time.

“DDTL Letter of Credit Termination Date” means the earlier of (a) five (5) Business Days prior to the Maturity Date and (b) the date of the termination of the DDTL Commitments pursuant to the terms of this Agreement.

“DDTL Loan” refers to a Loan made by the Lenders pursuant to Section 2.03(a)(i).

“DDTL Loan Availability Period” means the period from and including the Business Day after the Closing Date to (and including) the earlier of (a) the Maturity Date and (b) the date of acceleration of the DDTL Loans pursuant to Section 7.02.

“DDTL Loan Borrowing Request” means a request by any Borrower for a Borrowing of DDTL Loans in accordance with Section 2.03.

“DDTL Reimbursement Date” has the meaning assigned to such term in Section 2.06(f)(i).

“DDTL Reimbursement Obligation” has the meaning assigned to such term in Section 2.06(f)(i).

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that, with the giving of notice, lapse of time or upon declaration or determination being made (or any combination thereof) would constitute an Event of Default.

“Default Rate” has the meaning assigned to such term in Section 2.14(c).

“Defaulting Lender” means any Lender with respect to which a Lender Default is in effect.

“Delayed Acquisition Loan Asset” means each loan, security or other financial accommodation set forth on Appendix D.

“Delayed Acquisition Loan Assets Commitment” means, with respect to any Delayed Acquisition Loan Asset, a portion of the DDTL Commitment in an amount set forth opposite such Loan Asset in column “DDTL” on Appendix D, subject to reduction in accordance with Section 2.03.

“Deposit Accounts” means a “deposit account” as that term is defined in Section 9‑102(a) of the UCC.

“Depositary Agreement” means the Depositary Agreement, dated as of the Closing Date, by and among the Borrowers and the Agents.

“Depositary Bank” means MUFG Union Bank, N.A., in its capacity as depositary bank under the Depositary Agreement, and any successor thereto appointed pursuant to Section 4.07 of the Depositary Agreement.

“Designated Loan Assets” means the Loan Assets set forth on Appendix C;  provided that, the rate of any withholding tax on interest payments under such Loan Assets shall not exceed 15%; provided further, that, any principal payments under such Loan Assets are not subject to any withholding tax under any circumstances.

“Disposition” means the conveyance, sale, lease, transfer or other disposal of any Property of any Borrower permitted pursuant to Section 6.08 (other than pursuant to Section 6.08(b)).

“Disqualified Institution” means, on any date, (a) any Person designated by or on behalf of any Borrower as a “Disqualified Institution” pursuant to that certain email correspondence sent to the Coordinating Lead Arranger and its counsel at 7:23 p.m. on August 5, 2018, (b) any other Person that is a Competitor and (c) any Affiliate of any Person referred to in clause (a) or (b) (other than, in the case of clause (b), any Bona Fide Debt Fund of such Person) above who is reasonably identifiable through having the same or a similar name to a Person or commonly known to be an Affiliate of a Person, in each case, identified in such clause (a) or (b) above, as applicable.

“Distribution Account” has the meaning assigned to such term in the Depositary Agreement.

“Dollar Equivalent” means, as of any date of determination, (a) with respect to any amount denominated in Dollars, such amount and (b) with respect to any amount denominated in any other currency, the equivalent amount thereof in Dollars on the basis of the Exchange Rate as of such date of determination.

“Dollars” and “$” mean the lawful currency of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Amount” means, as of the time of determination an amount in Dollars equal to the sum of, without duplication, (a) with respect to the Eligible Loan Assets (other than any Specified Loan Assets), the aggregate amount, without duplication, of (i) the outstanding principal amount of loans, securities or other financial accommodations, (ii) the unused commitments and (iii) the undrawn face amount of outstanding letters of credit, in each case under such Loan Assets, plus (b) at any time on or prior to the first anniversary of the Closing Date, with respect to any Specified Loan Assets that are Eligible Loan Assets, 58.8% of the aggregate amount, without duplication, of (i) the outstanding principal amount of loans, securities or other financial accommodations, (ii) the unused commitments and (iii) the undrawn face amount of outstanding letters of credit, in each case under such Loan Assets, plus (c) with respect to each Loan Asset that is not an Eligible Loan Asset, the product of the Specified Percentage with respect to such Loan Asset and the sum of the aggregate amount, without duplication, of (i) the outstanding principal amount of loans, securities or other financial accommodations, (ii) the unused commitments and (iii) the undrawn face amount of outstanding letters of credit, in each case under such Loan Asset, plus (d) with respect to each Delayed Acquisition Loan Asset, until the earlier of (A) the date on which such Delayed Acquisition Loan Asset becomes a Loan Asset pursuant to the definition thereof and (B) the date on which the corresponding Delayed Acquisition Loan Asset Commitment is reduced or terminated pursuant to Section 2.03, the aggregate amount, without duplication, of the outstanding principal amount of loans, securities or other financial accommodations under such Delayed Acquisition Loan Assets; it being understood that, with respect to any Loan Asset (or such other amount) denominated in a currency other than Dollars, the amount of such Loan Asset (or such other amount) for purposes of this definition shall be the Dollar Equivalent thereof.

“Eligible Loan Asset” means each outstanding Loan Asset identified on the Loan Asset Schedule which, at the time of determination, (a) is subject to a valid, subsisting and enforceable first priority perfected security interest (subject only to Permitted Encumbrances entitled to priority under Applicable Law) in favor of the Collateral Agent, on behalf of the Secured Parties, and which is owned by the applicable Borrower, free and clear of all Liens other than Permitted

Encumbrances, (b) is not subordinate in right of payment to any other Indebtedness or other obligation of the applicable Underlying Obligor, (c) is secured by a valid and perfected first priority lien in, to or on substantially all  of the Underlying Obligor’s assets in accordance with the Underlying Credit Documents for such Loan Asset, (d) to the knowledge of the applicable Borrower, constitutes a legal, valid, binding and enforceable obligation of the Underlying Obligor thereunder, enforceable against such Person in accordance with its terms, subject to usual and customary bankruptcy, insolvency and equity limitations, (e) (i) is not subject to an Underlying Obligor payment default under such Loan Asset that continues and has not been cured after giving effect to any grace period applicable thereto (other than the payment event of default described in the Disclosure Schedules to the Purchase Agreement under Section 4.02(e)(i)(x) as of August 7, 2018 with respect to the Underlying Credit Documents of Cordal Windfarms Limited), (ii) is not subject to a default of the type set forth in Section 7.01(e), (f) or (g) that continues and has not been cured after giving effect to any grace period applicable thereto and (iii) is not subject to a default under the Underlying Credit Documents that continues and has not been cured after giving effect to any grace period applicable thereto and the holders of such Loan Asset have accelerated the repayment of the Loan Asset (but only until such acceleration has been rescinded) or have otherwise elected to exercise rights and remedies thereunder, in each case in the manner provided in the Underlying Credit Documents, (f) has not been subject to a Material Modification, (g) is not subject to any litigation, dispute, refund, claims or rights of rescission, set-off, netting, counterclaim or other defense (including the defense of usury) by or of the Underlying Obligor thereunder, (h) is not subject to United States or foreign withholding tax unless the Underlying Obligor thereon is required under the terms of the related Underlying Credit Documents to make “gross-up” payments that cover the full amount of such withholding tax on an after-tax basis, other than in the case of any Designated Loan Asset, (i) the applicable Borrower has all necessary consents, licenses, approvals, authorizations and permits required by Applicable Law to purchase and own such Loan Asset in the manner such Loan Asset is then held by such Borrower in the jurisdiction where the Underlying Obligor and/or collateral under such Loan Asset is located, (j) except with respect to the Specified Loan Assets, to the extent rated as of the Closing Date by Moody’s or S&P, maintains a minimum rating of at least B- by S&P (if rated by S&P as of the Closing Date) and B3 by Moody’s (if rated by Moody’s as of the Closing Date), (k) except with respect to the Specified Loan Assets, to the extent not rated by Moody’s or S&P as of the Closing Date, the Borrowers have not received written notice from the Administrative Agent after consultation by the Administrative Agent with the Sponsor that such Loan Asset has been classified as “doubtful” or “loss” (or any equivalent classifications and, in each case, with such terms defined as disclosed to the Sponsor by the Administrative Agent prior to August 7, 2018 subject to any changes thereto by the applicable regulator) by any applicable regulator or the Administrative Agent, (l) the applicable Borrower is not a “defaulting lender” (or similar concept) under the applicable Underlying Credit Documents, (m) is not a participation interest, unless it is a Participation Interest and (n) (i) neither the Underlying Obligor nor any other material obligor thereunder is an individual or entity currently the subject of any Sanctions, and no such Underlying Obligor or material obligor is located, organized or resident in a Sanctioned Country and (ii) to the knowledge of the Borrowers, neither the Underlying Obligor or any other material obligor thereunder nor any Person that Controls such Underlying Obligor or material obligor is in violation in any material respects of any Anti-Terrorism Laws, “know your customer” obligations or money laundering including the PATRIOT Act.

“Environmental Claim” means any written notice, claim, administrative, regulatory, or judicial action, suit, judgment, demand, order or settlement by any Person alleging or asserting liability under any Environmental Law, including for investigatory costs, costs of response, removal, remediation or cleanup, governmental response costs, damages to the environment or natural resources, personal injuries due to exposure to Hazardous Substance or fines or penalties arising out of, based on or resulting from (a) the presence, use, Release or threatened Release into the environment of, or exposure to, any Hazardous Substance or (b) any violation of any Environmental Law or any Governmental Approval required under any Environmental Law.

“Environmental Law” means any and all Applicable Laws relating to pollution, safety or the protection of human health, natural resources (including any protected species) or the environment (air, groundwater, surface water, drinking water, land or soil, surface or subsurface strata or medium, natural resources or other environmental media, including any cultural, archeological or paleontological resources) or the use or Release into the environment of any Hazardous Substances, including the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. Sections 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.), the Clean Air Act (42 U.S.C. Sections 7401 et seq.), the Rivers and Harbors Act of 1899 (33 U.S.C. § 403), Title 14 Code of Federal Regulations, Federal Aviation Administration Regulations (Navigation Hazards) Part 77 (14 C.F.R. Part 77), Safe Drinking Water Act (42 U.S.C. Section 300f et seq.), National Environmental Policy Act (42 U.S.C. Sections 4321 et seq.), Oil Pollution Act of 1990 (33 U.S.C. Section 2701 et seq.),  Pollution Prevention Act of 1990 (42 U.S.C. Section 13101 et seq.), Endangered Species Act (16 U.S.C. Sections 1531 et seq.), Migratory Bird Treaty Act (16 U.S.C. Sections 701 et seq.), Bald and Golden Eagle Protection Act (16 U.S.C. Sections 668 et seq.), Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. Sections 1101 et seq.), the Clean Water Act (33 U.S.C. Sections 1251 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Sections 1801 et seq.), and the Toxic Substances Control Act (15 U.S.C. Sections 2601 et seq.), and the regulations promulgated pursuant to any of the foregoing and similar or applicable state and local statutes and regulations, all as may be amended from time to time.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any Person, trade or business that, together with any Borrower, is or was treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

“ERISA Event” means: (a) a Reportable Event with respect to a Pension Plan; (b) the failure by any Borrower or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules or the filing of an application for the waiver of the minimum funding standards under the Pension Funding Rules; (c) the incurrence by any Borrower or any ERISA Affiliate of any liability under Section 4063 or 4064 of ERISA due to the termination of a Pension Plan or a cessation of operations with respect to a Pension Plan which is treated as a withdrawal under Section 4062(e) of ERISA; (d) a complete or partial withdrawal (within the meaning of Section 4203 and 4205 of ERISA) by any Borrower or any ERISA Affiliate from a Multiemployer Plan or receipt of notification that a Multiemployer Plan is “insolvent” (within the meaning of Section 4245 of ERISA); (e) the filing of a notice of intent to terminate a Pension Plan or

Multiemployer Plan under, or the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under, Section 4041 of ERISA; (f) the institution by the PBGC of proceedings to terminate a Pension Plan or Multiemployer Plan; (g) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (h) the determination that any Pension Plan is in “at-risk status” (within the meaning of Section 430 of the Code or Section 303 of ERISA) or that a Multiemployer Plan is in “endangered status”,  “seriously endangered” or “critical status” (within the meaning of Section 432 of the Code or Section 305 of ERISA); (i) the imposition or incurrence of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate; (j) the imposition of any liability on any Borrower or any ERISA Affiliate pursuant to Section 4069 of ERISA by reason of Section 4212(c) of ERISA; (k) the imposition of a Lien upon any Borrower pursuant to Section 436(f) or Section 430(k) of the Code or Section 303(k) of ERISA; or (l) the making of an amendment to a Pension Plan that could result in the posting of bond or security under Section 436(f)(1) of the Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” and “€” mean the single currency of the European Union as constituted by the Treaty on European Union and as referred to in EMU Legislation.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Exchanged Currency” has the meaning assigned to such term in the definition of “Exchange Rate”.

“Exchange Rate” means the rate at which any currency (the “Original Currency”) may be exchanged into AUD, CAD, Dollars, Euros or Sterling (the “Exchanged Currency”), as the case may be, as set forth on such date on the relevant Thomson Reuters screen at or about 11:00 a.m., on such date.  In the event that such rate does not appear on the Thomson Reuters screen, the “Exchange Rate” with respect to such Original Currency into such Exchanged Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrowers or, in the absence of such agreement, such “Exchange Rate” shall instead be the Spot Rate.

“Excluded Amount” means any amount identified by the Borrowers that the Administrative Agent agrees in its reasonable discretion was (a) interest or fees (including origination, agency, structuring, management or other up-front fees) that are for the account of any Person from whom the applicable Borrower purchased such Loan Asset (including, without limitation, interest accruing prior to the date such Loan Asset is purchased by the applicable Borrower), (b) any escrows relating to Taxes, insurance and other amounts in connection with Loan Assets which in each case are held in an escrow account for the benefit of the Underlying Obligor and the secured party pursuant to escrow arrangements under Underlying Credit Documents or (c) deposited into a Collateral Account in error.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by a Borrower under Section 2.21(b)) or (ii) such Lender changes its lending office, except in each case, to the extent that, pursuant to Section 2.19, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.19(h) and (d) any withholding Taxes imposed under FATCA.

“Facilities” means the Term Loan Facility, the Revolving Credit Facility and the DDTL Facility.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any U.S. or non-U.S. fiscal or regulatory legislation, guidance notes, rules or practices adopted pursuant to any intergovernmental agreement (including the intergovernmental agreement relating to the foregoing between the Cayman Islands and the United States signed on November 29, 2013), treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided that the “Federal Funds Effective Rate” shall not be less than zero.

“Fee Letter” means (a) the fee letter, dated as of August 6, 2018, between the Coordinating Lead Arranger and the Sponsor, as amended by that certain letter agreement, dated as of the Closing Date and (b) the fee schedule, dated as of the Closing date, executed by the Borrowers in favor of the Collateral Agent and the Depositary Bank.

“Financial Officer” means, for any Person, the chief financial officer, principal accounting officer, treasurer, assistant treasurer, controller, assistant controller or similar accounting or financial principal of such Person or of any member of such Person responsible for the financial or accounting functions of such Person.

“Financing Documents” means this Agreement, each Note, the Security Documents, the Fee Letter and the Letter of Credit Documents.

“Fiscal Year” means, with respect to any Person, the fiscal year of such Person.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Fraudulent Transfer Laws” has the meaning set forth in Section 2.23(a).

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to any Issuing Lender (other than any Defaulting Lender that is an Affiliate of such Issuing Lender), such Defaulting Lender’s Letter of Credit Exposure with respect to Letters of Credit issued by such Issuing Lender other than Letter of Credit Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Funding Borrower” has the meaning set forth in Section 2.23(b).

“Funds Flow Memorandum” means a memorandum setting forth the flow of funds on the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent.

“Governmental Approval” means any authorization, consent, waiver, exception, license, filing, registration, ruling, permit, tariff, certification, exemption, franchise, concession or any other approval by or with any Governmental Authority.

“Governmental Authority” means the government of the United States of America, or any other nation or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including, for the avoidance of doubt, any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank solely as applied (directly or through other defined terms) in Section 2.16,  Section 2.17,  Section 2.19 and Section 2.21.

“Guaranteed Obligations” has the meaning set forth in Section 9.01(a).

“Guaranty” means the guaranty of the Pledgor set forth in Article IX.

“Hazardous Substances” means any hazardous or toxic substances, chemicals, materials or wastes defined, listed, classified or regulated as such in or under any Environmental Law, including: (a) any petroleum or petroleum products (including gasoline, crude oil or any fraction thereof), flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and polychlorinated biphenyls; (b) any chemicals, wastes, materials or substances defined as or included in the definition of “hazardous substances”,  “hazardous wastes”,  “hazardous materials”,  “extremely hazardous wastes”,  “restricted hazardous wastes”,  “toxic substances”,  “toxic pollutants”,  “contaminants” or “pollutants”, or words of similar import, under any applicable Environmental Law; and (c) any other chemical, waste, pollutant, contaminant, material or substance, import, storage, transport, use or disposal of, or exposure to or Release or threatened Release of which is prohibited, limited or otherwise regulated under any Environmental Law or with respect to which liability or standards of conduct are imposed under any Environmental Law in relation to the protection of human health and the environment.

“Hedging Agreement” means any agreement (other than this Agreement) in respect of any interest rate swap, forward rate transaction, forward commodity transaction, commodity swap, commodity option, interest rate option interest or commodity cap, interest or commodity collar transaction, currency swap agreement, currency future or option contract or other similar agreements.

“Indebtedness” means, as to any Person at any time, without duplication, all of the following whether or not included as indebtedness or liabilities in accordance with Applicable Accounting Requirements: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (c) all obligations of such Person representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; (d) all obligations of such Person that are or should be reflected on such Person’s balance sheet as capital lease obligations; (e) net obligations of such Person under any Hedging Agreement; (f) reimbursement obligations (contingent or otherwise) pursuant to any performance bonds; (g) whether or not so included as liabilities in accordance with Applicable Accounting Requirements, Indebtedness of others described in clauses (a) through (f) above secured by (or for which the holder thereof has an existing right, contingent or otherwise, to be secured by) a Lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; and (h) all guarantees of such Person in respect of any of the foregoing. The amount of any net obligation under any Hedging Agreement of any Person on any date shall be deemed to be the net termination value thereof as of such date for which such Person would be liable thereunder.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Financing Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 10.03(b).

“Information” has the meaning assigned to such term in Section 10.11.

“Interest Election Request” means a request by any Borrower to convert or continue a Borrowing in accordance with Section 2.09(a).

“Interest Expense” means, for any period, an amount in Dollars equal to the sum, computed without duplication, of the following: (a) all amounts payable during such period by the Borrowers in respect of interest in respect of the Facilities, plus (b) all amounts payable during such period by the Borrowers in respect of fees payable pursuant to Section 2.13(a), and (c); it being understood that, with respect to any such amounts denominated in a currency other than Dollars, the amount thereof for purposes of this definition shall be the Dollar Equivalent thereof.

“Interest Expense Coverage Ratio” or “ISCR” means, for any period, the ratio of (a) Cash Flow Available for Interest Expense to (b) Interest Expense for such period.

“Interest Payment Date” means (a) with respect to any ABR Loan, each Quarterly Payment Date and the Maturity Date for such ABR Loan, and (b) with respect to any Eurodollar Loan, the last day of each Interest Period therefor or, in the case of any Interest Period of more than three months’ duration, each Quarterly Payment Date during such Interest Period.

“Interest Period” means, for any Eurodollar Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 3 or 6 months thereafter, as specified in the applicable Borrowing Request or Interest Election Request at the election of the applicable Borrower; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, (b) any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date, (c) the initial Interest Period for such Loan may be irregular to allow the first Interest Payment Date with respect thereto to be on the first Payment Date or the first Quarterly Payment Date following the Closing Date and thereafter following the date on which the applicable Loan is made, (d) the Borrowers shall be entitled to elect irregular interest periods at the applicable times in order to consolidate interest periods, which the Administrative Agent shall endeavor to provide to the extent available in the London interbank market, (e) each Interest Period shall have a duration of at least five Business Days, and (f) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; provided that notwithstanding anything to the contrary in the foregoing, (i) the initial Interest Period for any Eurodollar Borrowing denominated in Dollars and made on the Closing Date shall commence on the Closing Date and end on November 19, 2018, (ii) at the end of such initial Interest Period, any such Eurodollar Borrowing may be continued as a Eurodollar Borrowing with an Interest Period ending on January 22, 2019 and (iii) with respect to any such Eurodollar Borrowing that is so continued, November 19, 2018 shall not be an Interest Payment Date and any interest thereon that has accrued as of November 19, 2018 shall instead be due and payable on January 22, 2019.  Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan, and the date of a Borrowing comprising Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loans.

“Interest Receipts” means, with respect to any date of determination, without duplication, the sum of:

(a)        all payments of interest and delayed compensation (representing compensation for delayed settlement) received in cash by the Borrowers with respect to the Loan Assets, including any accrued interest received in connection with a sale thereof;

(b)        all letter of credit fees, issuance fees or other fees relating to letters of credit received in cash by the Borrowers with respect to the Loan Assets; and

(c)        all upfront fees, commitment fees, anniversary fees, redemption fees, collateral monitoring fees, success fees, termination fees, amendment and waiver fees, late payment fees, ticking fees and all other fees received in cash by the Borrowers with respect to the Loan Assets;

provided that the foregoing shall in all cases exclude any Excluded Amounts.

“Interest Receipts Account” has the meaning assigned to such term in the Depositary Agreement.

“Interpolated Rate” shall mean, in relation to the Adjusted LIBO Rate for any Eurodollar Loan, the rate per annum (rounded to the number of decimal places as the relevant Adjusted LIBO Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the applicable Adjusted LIBO Rate for the longest period (for which the applicable Adjusted LIBO Rate is available for the applicable Currency) that is shorter than the Interest Period of that Eurodollar Loan and (b) the applicable Adjusted LIBO Rate for the shortest period (for which such Adjusted LIBO Rate is available for the applicable Currency) that exceeds the Interest Period of that Eurodollar Loan, in each case, as of (w) in the case of the Adjusted LIBO Rate for any Eurodollar Loan denominated in AUD, 10:30 a.m. (Sydney time) on the first day of such Interest Period, (x) in the case of the Adjusted LIBO Rate for any Eurodollar Loan denominated in CAD or Dollars, 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, (y) in the case of the Adjusted LIBO Rate for any Eurodollar Loan denominated in Euros, 11:00 a.m. (Brussels time) two TARGET Days prior to the first day of such Interest Period or (z) in the case of the Adjusted LIBO Rate for any Eurodollar Loan denominated in Sterling, 11:00 a.m. (London time) on the first day of such Interest Period, or, in each case, if different, the time and date on which quotations would customarily be provided by leading banks in the London or European interbank market, as applicable, for deposits of amounts in the relevant Currency for delivery on the first day of such Interest Period as determined by the Administrative Agent.

“Investment Company Act” means the Investment Company Act of 1940.

“IRS” means the United States Internal Revenue Service.

“ISCR Calculation Period” means (a) for the initial year after the Closing Date, the period from the Closing Date until the relevant ISCR Determination Date occurring thereafter, and (b) for any other ISCR Determination Date occurring after the first anniversary of the Closing Date, the twelve month period ending on such ISCR Determination Date.

“ISCR Certificate” means a certificate, duly completed and signed by an Authorized Officer of the Borrowers, substantially in the form of Exhibit I, or such other form which is reasonably acceptable to Administrative Agent.

“ISCR Determination Date” means the Monthly Date immediately prior to each Quarterly Payment Date, unless the most recent ISCR Certificate reflects an ISCR that is less than 1.50:1.00, in which case the Monthly Date immediately prior to each Payment Date.

“Issue” means, with respect to any Letter of Credit, to issue, extend the expiration date of (whether automatically or otherwise), increase the face amount of, or reduce or eliminate any scheduled decrease in the face amount of, such Letter of Credit, or to cause any Person to do any of the foregoing. The terms “Issued” and “Issuance” have correlative meanings.

“Issuing Commitment” means, for each Issuing Lender with respect to a Class of Letters of Credit, the commitment to Issue Letters of Credit of such Class in accordance with the terms of this Agreement, expressed as such Issuing Lender’s maximum Letter of Credit Exposure for such Class at any time, as such commitment may be (a) reduced from time to time pursuant to Section 2.11, and (b) reduced or increased from time to time pursuant to assignments by or to such Issuing Lender pursuant to Section 10.04. In addition, the total Issuing Commitments of all Issuing Lenders with respect to each Class of Letters of Credit shall not at any time exceed (i) for Revolving Letters of Credit, $267,519,853.82 and (ii) for DDTL Letters of Credit, $334,032,401.31.

“Issuing Lender” means each Revolving Issuing Lender and/or each DDTL Issuing Lender (as the context requires).

“Lender Default” means (a) the refusal or failure by any Lender to (i) make available its portion of any Borrowing within two Business Days following the date on which such portion is required to be paid hereunder or (ii) pay to the Administrative Agent, any Issuing Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of risk participations in Letters of Credit) within two Business Days following the date on which such amount is required to be paid hereunder, (b) a Lender having notified in writing the Administrative Agent, any Issuing Lender or the Borrowers that it does not intend to comply with its obligations under Section 2.08 or having made a public statement to that effect (unless in each case specified in clause (a) or (b), such Lender provides written notice to the Borrowers and the Administrative Agent that states that such refusal, failure or intended action is the result of such Lender’s good faith determination that, to the extent applicable to such Borrowing or funding, one or more conditions precedent set forth in Section 4.02 as applicable, have not been satisfied for the applicable Borrowing or funding (each which condition precedent, together with any applicable Default and Event of Default, shall be specifically identified in such written notice)), (c) the refusal or failure by any Lender, within three Business Days after written request by the Administrative Agent or the Borrowers, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective obligations under Section 2.08  (provided that such Lender Default pursuant to this clause (c) shall be cured upon receipt of such written confirmation by the Administrative Agent and the Borrowers), (d) a Lender or its direct or indirect parent company becoming the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like having been appointed for such Lender or its direct or indirect parent company other than by way of an Undisclosed Administration or (e) a Lender becoming the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a

Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Lenders” means the Persons listed on Schedule 1.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means each of the Revolving Letter(s) of Credit or the DDTL Letter(s) of Credit issued and outstanding pursuant to this Agreement (as the context requires).

“Letter of Credit Availability Period” means for each of the Revolving Letter(s) of Credit and the DDTL Letter(s) of Credit, the period commencing on the Closing Date and ending on the Revolving Letter of Credit Termination Date or the DDTL Letter of Credit Termination Date, respectively.

“Letter of Credit Disbursement” refers to Revolving Letter of Credit Disbursement or DDTL Letter of Credit Disbursement (as the context requires).

“Letter of Credit Documents” means each Letter of Credit and, if required by the applicable Issuing Lender, the application for each Letter of Credit on such Issuing Lender’s standard form.

“Letter of Credit Exposure” refers to Revolving Letter of Credit Exposure or DDTL Letter of Credit Exposure (as the context requires).

“Lien” means, with respect to any Property of any Person, any mortgage, lien, claim, pledge, charge, lease, easement, servitude, security interest, assignment, participation or encumbrance of any kind in respect of such Property of such Person. A Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

“Liquidation Costs” has the meaning assigned to such term in Section 2.18.

“Loan Asset” means a loan, security or other financial accommodation owned by or participated to a Borrower and set forth on the Loan Asset Schedule, as such Loan Assets may be supplemented, adjusted, modified or amended from time to time in accordance herewith, and all collateral securing such loan or financial accommodations, it being understood that upon the acquisition of any Delayed Acquisition Loan Asset in accordance with the Purchase Agreement, such Delayed Acquisition Loan Asset shall be deemed to be a Loan Asset and an Underlying Delayed Draw Term Loan Facility and automatically added to the Loan Asset Schedule.

“Loan Asset Checklist” means an electronic copy of a checklist delivered or made available by or on behalf of the Borrowers to the Administrative Agent, for each Loan Asset, of all applicable Material Underlying Credit Documents.

“Loan Asset Control Agreement” means an agreement among the Collateral Agent, the applicable Borrowers and each institution at which a Loan Asset Securities Account is maintained, which is effective to grant “control” (within the meaning of Article 8 of the UCC) over such Loan Asset Securities Account to the Collateral Agent, provides that any cash amounts therein shall be transferred to the Collection Account on a daily basis and is in form and substance reasonably satisfactory to the Administrative Agent.

“Loan Asset Schedule” means the schedule of Loan Assets set forth on Appendix A, as such schedule may be updated in accordance with this Agreement, provided that such updates shall in no event reflect any changes to the Loan Assets that are not permitted hereunder.

“Loan Asset Securities Account” means, collectively, one or more accounts at Wells Fargo Bank, National Association or such other financial institution selected by the Borrowers and reasonably acceptable to the Administrative Agent to which Loan Assets constituting “securities” (within the meaning of Article 8 of the UCC) are credited.

“Loan Funding Account” has the meaning assigned to such term in the Depositary Agreement.

“Loan Party” or “Loan Parties” means each Borrower and the Pledgor.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“LTV Certificate” means a certificate, duly completed and signed by an Authorized Officer of the Borrowers, substantially in the form of Exhibit H, or such other form which is reasonably acceptable to Administrative Agent.

“LTV Ratio” means, as of any Measurement Date, the ratio (expressed as a percentage) of (a) the Total Exposure as of the immediately preceding Monthly Date to (b) the Eligible Amount as of such Monthly Date, minus the Additional Required Equity Amount as of such Monthly Date; in each case, subject to such adjustment as provided for under Section 2.24.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrowers, taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any secured party under any Financing Documents, or of the ability of a Loan Party to perform its obligations under any Financing Document to which it is a party; or (c) an adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Financing Documents to which it is a party.

“Material Modification” means any amendment or waiver of, or modification or supplement to, any Underlying Credit Document on or after the Closing Date (other than any such amendment, waiver, modification or supplement consented to by the Required Lenders) that (a) reduces or forgives any or all of the principal amount due under the related Loan Asset, (b) changes the scheduled amortization in any way that increases the average life of the related Loan Asset, (c) contractually or structurally subordinates the related Loan Asset, (d) releases all or any material portion of all of the collateral securing the related Loan Asset or any material guarantor of the related Loan Asset, (e) delays or extends the stated maturity date of the related Loan Asset, (f) waives one or more interest payment or permits any interest due in cash to be deferred or capitalized, in each case, under the related Loan Asset or (g) reduces the spread or coupon by more than 25% of such spread or coupon as of the Closing Date, in each case, under the related Loan Asset.

“Material Underlying Credit Documents” means, for each Loan Asset, the loan agreement, credit agreement, indenture or other agreement pursuant to which a Loan Asset has been issued or created and any notes, security agreements, pledge agreements, mortgages, deeds of trust, intercreditor agreements and guarantees with respect thereto, and in each case, all material amendments, modifications and supplements thereto.

“Maturity Date” means the third (3rd) anniversary of the Closing Date, unless (a) no later than 90 days prior to the third (3rd) anniversary of the Closing Date, the Borrowers notify the Administrative Agent in writing that the Borrowers have elected to extend the maturity of each of the Facilities, (b) no Default or Event of Default has occurred and is continuing as of such third (3rd) anniversary, (c) each representation and warranty of the Borrowers is true and correct in all material respects (or, with respect to representations and warranties qualified by materiality standards, in all respects), (d) the Borrowers have delivered a certificate of an Authorized Officer certifying to the conditions set forth in clauses (b) and (c) above and (e) the Borrowers have paid to the Administrative Agent for the benefit of each of the Lenders and the Issuing Lenders an extension fee in the amount of 0.50% of the Total Exposure as of such third (3rd) anniversary, in which case, the fourth (4th) anniversary of the Closing Date.

“Measurement Date” means each of (a) the Closing Date (immediately after giving effect to the Transactions), (b) each Reporting Date, (c) each date (other than the Closing Date) that any Loan is made or Letter of Credit is Issued hereunder and (d) each date of a Disposition of a Loan Asset by a Borrower.

“Monthly Date” means the last day of each calendar month, the first of which shall be the last day of the first full month ending after the Closing Date.

“Monthly Date LTV Certificate” has the meaning assigned to such term in Section 2.24(a).

“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Borrower or any ERISA Affiliate makes or is obligated to make contributions, or has any liability or obligation, whether fixed or contingent.

“Net Available Amount” means in the case of any Disposition, the aggregate cash amount actually received (and not otherwise held in escrow or another similar arrangement in connection with such Disposition) and immediately available for use by any Borrower in respect of such Disposition, net of reasonable costs and expenses incurred by any Borrower in connection with the enforcement, negotiation, consummation, settlement, proceedings, administration or other activity related to such Disposition (including reasonable legal and accounting fees and expenses paid or payable as a result thereof).

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all or all affected Lenders or all Lenders of any Class in accordance with the terms of Section 10.02(b) and (ii) has been approved by the Required Lenders and, in the case of amendments that require the approval of all or all affected Lenders of a particular Class, the Required Lenders of such Class.

“Non-Defaulting Lender” means, at any time, any Lender that is not a Defaulting Lender.

“Non-Recourse Persons” has the meaning assigned to such term in Section 10.14.

“Note” has the meaning assigned to such term in Section 2.11(c)(ii).

“Notice of Issuance” means a request by any Borrower for an Issuance of Letters of Credit in accordance with Section 2.05 or Section 2.06.

“Obligation Aggregate Payments” means, with respect to a Borrower as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Borrower in respect of this Agreement and the other Financing Documents (including in respect of Section 2.24) minus (ii) the aggregate amount of all payments received on or before such date by such Borrower from the other Borrower as contributions under Section 2.23.

“Obligation Fair Share” means, with respect to a Borrower as of any date of determination, an amount equal to (i) the ratio of (x) the Obligation Fair Share Contribution Amount with respect to such Borrower to (y) the aggregate of the Obligation Fair Share Contribution Amounts with respect to all Borrowers, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Borrowers under this Agreement and the other Financing Documents in respect of the Obligations guarantied.

“Obligation Fair Share Contribution Amount” means, with respect to a Borrower as of any date of determination, the maximum aggregate amount of the Obligations of such Borrower under this Agreement and the other Financing Documents that would not render its Obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under §548 of the Bankruptcy Code, 11 U.S.C. §548, or any comparable applicable provisions of state law; provided that, solely for purposes of calculating the Obligation Fair Share Contribution Amount with respect to any Borrower for purposes of Section 2.23, any assets or liabilities of such Loan Party arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or Obligations of contribution hereunder shall not be considered as assets or liabilities of such Borrower.

“Obligation Fair Share Shortfall” means, with respect to a Borrower as of any date of determination, the excess, if any, of the Obligation Fair Share of such Borrower over the Obligation Aggregate Payments of such Borrower.

“Obligations” means all obligations and liabilities of any Loan Party arising under a Financing Document, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter arising, in respect of: (a) the principal of and interest on all Loans; (b) Reimbursement Obligations; (c) fees payable under any Financing Document; (d) all other amounts payable by a Loan Party to any Agent, any Issuing Lender or any Lender pursuant to any Financing Document, including any premium, reimbursements, damages, expenses, fees, costs, charges, disbursements, indemnities, and other liabilities (including all fees, charges, expenses and disbursements of counsel to any Agent, any Issuing Lender or any Lender) due and payable to any Agent, any Issuing Lender or any Lender and including interest that would accrue on any of the foregoing during the pendency of any bankruptcy or related proceeding with respect to a Loan Party; and (e) the performance and observance of all of the covenants and agreements made by a Loan Party for the benefit of the Secured Parties under and in connection with any Financing Document.

“Officer’s Certificate” means a certificate signed by an Authorized Officer of the applicable Loan Party.

“Operating Expenses” means, for any period, the sum, computed without duplication, of the following: (a) the Servicing Fee; plus (b) general and administrative expenses of any Borrower; plus (c) insurance costs incurred in the ordinary course of business; plus (d) costs and fees attendant to the obtaining and maintaining in effect the Governmental Approvals; plus (e) legal, accounting and other professional fees attendant to any of the foregoing items; plus (f) expenses to keep the Collateral free and clear of all Liens (other than Permitted Encumbrances); plus (g) all other expenses payable by any Borrower in the ordinary course of business, in each case of clauses (a) through (g), payable in cash during such period; provided that, Operating Expenses shall not include any Taxes payable by any Borrower.

“Organizational Documents” means, with respect to any Person that is a corporation, its certificate of incorporation, its by-laws, memorandum and articles of association and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock; with respect to any Person that is a limited liability company, its certificate of formation or articles of organization and its limited liability agreement, with respect to a limited partnership, its certificate of limited partnership and its agreement of limited partnership and, with respect to any Person that is another type of entity, the corresponding organizational documents and related documents of such Person. In the event that any term or condition of this Agreement or any other Financing Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Original Currency” has the meaning assigned to such term in the definition of “Exchange Rate”.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Financing Document, or sold or assigned an interest in any Loan or Financing Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Financing Document except Excluded Taxes and except Other Connection Taxes imposed with respect to an assignment (other than an assignment pursuant to Borrower request).

“Participant” has the meaning assigned to such term in Section 10.04(e).

“Participant Register” has the meaning assigned to such term in Section 10.04(e).

“Participation Interest” means a Loan Asset acquired by a Borrower pursuant to a Participation Agreement (as defined in the Purchase Agreement) that is identified as a “Participation” on the Loan Asset Schedule and that satisfies each of the following criteria:  (a) the seller of such participation is a lender on the underlying loan, security or other financial accommodation, (b) the aggregate participation in the loan, security or other financial accommodation granted by such participation seller to all participants (including the applicable Borrower) does not exceed the principal amount with respect to which such participation seller is a lender under such loan, security or other financial accommodation and (c) such participation does not grant, in the aggregate, to the participant in such participation a greater interest than the selling participation seller holds in the loan, security or other financial accommodation that is the subject of the participation.

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L.107-56, signed into law October 26, 2001.

“Payment Date” means the twentieth day of each month (or, if such day is not a Business Day, the following Business Day), commencing with the twentieth day of the second full month ending after the Closing Date.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards and minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA, other than a Multiemployer Plan) that is maintained or is contributed to by any Borrower or any ERISA Affiliate or in respect of which any Borrower or ERISA Affiliate has any liability or obligation, whether fixed or contingent, and in any case, is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 or 430 of the Code or Section 302 or 303 of ERISA.

“Permitted Encumbrances” means, with respect to any Borrower, individually and collectively, the following:

(a)        Liens created pursuant to this Agreement and the Security Documents;

(b)        judgment Liens in existence that do not otherwise result in an Event of Default under Section 7.01(h);

(c)        Liens for Taxes, assessments or other governmental charges or levies not at the time delinquent or to the extent being contested and reserved against as provided under Section 5.08;

(d)        Liens in favor of the Depositary Bank or applicable securities intermediary arising as a matter of law under the Depositary Agreement and any Loan Asset Control Agreement, which Liens attach solely to the accounts subject to the applicable such agreement and assets on deposit therein or credited thereto;

(e)        in the case of any Loan Asset, restrictions on transfer under the applicable Underlying Credit Documents, so long as such Loan Asset is capable of being assigned to the Administrative Agent, Collateral Agent or another bank or financial institution; and

(f)        with respect to the interest of any Borrower in any collateral securing such Loan Asset, (i) materialmen’s, warehousemen’s, mechanics’ and other Liens arising by operation of law in the ordinary course of business for sums not overdue or sums that are being contested in good faith, (ii) other customary Liens permitted by the applicable Underlying Credit Documents and (iii) Liens in favor of the lead agent, the collateral agent or the paying agent for the benefit of all holders of Indebtedness of the applicable Underlying Obligor.

“Permitted Indebtedness” means, with respect to any Borrower, individually and collectively:

(a)        the Obligations;

(b)        Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business;

(c)        contingent obligations resulting from the endorsement of negotiable instruments received in the ordinary course of its business

(d)        Indebtedness arising from any Purchase Document or any agreement entered into in connection with any Disposition permitted hereunder, in each case, providing for customary indemnification or similar obligations;

(e)        Indebtedness owing from any Borrower to any other Borrower permitted under Section 6.05(c); and

(f)        other unsecured Indebtedness in an amount not to exceed $1,000,000.

“Permitted Investments” means: (a) marketable direct obligations of the United States of America; (b) marketable obligations directly and fully guaranteed as to interest and principal by the United States of America; (c) demand deposits with the Collateral Agent, the Depositary Bank and any Issuing Lender, and time deposits, certificates of deposit and banker’s acceptances issued by the Collateral Agent, the Depositary Bank and any Issuing Lender; (d) commercial paper or tax-exempt obligations given one of the three highest ratings by S&P or Moody’s; (e) obligations of the Collateral Agent, the Depositary Bank or any Issuing Lender meeting the requirements of clause (d) above or any other bank (domestic or foreign) meeting the requirements of clause (d) above, in respect of the repurchase of obligations of the type as described in clauses (a) and (b) above; (f) investment agreements with banks (domestic or foreign), broker/dealers or other financial institutions in respect of obligations meeting the requirements of clause (d) above; (g) a money market fund or a qualified investment fund (including any such fund for which the Collateral Agent, the Depositary Bank or any Issuing Lender or any Affiliate thereof acts as an advisor or a manager) given one of the two highest long-term ratings by S&P or Moody’s; (h) Eurodollar certificates of deposit issued by the Collateral Agent, the Depositary Bank or any Issuing Lender meeting the requirements of clause (d) above or any other bank meeting the requirements of clause (d) above; and (i) cash. In no event shall any cash be invested in any obligation, certificate of deposit, acceptance, commercial paper or instrument which by its terms matures more than 180 days after the date of investment, unless the Collateral Agent, the Depositary Bank or any Issuing Lender or a bank meeting the requirements of clause (c) above shall have agreed to repurchase such obligation, certificate of deposit, acceptance, commercial paper or instrument at its purchase price plus earned interest within no more than 180 days after its purchase hereunder. With respect to any rating requirement set forth above, if the relevant issuer is rated by either S&P or Moody’s, but not both, then only the rating of such rating agency shall be utilized for the purpose of this definition.

“Person” means any natural person, corporation, business trust, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA maintained or established for employees of any Borrower, or any such plan to which any Borrower is required to contribute on behalf of any of its employees or with respect to which any Borrower has or may have any liability.

“Pledge Agreement” means (a) the Pledge Agreement, dated as of the Closing Date, among the Pledgor, the Borrowers and the Collateral Agent and (b) the Equitable Mortgage Over Shares, between the Pledgor, as mortgagor, and the Collateral Agent, as mortgagee, to be entered into in accordance with Section 5.17, in form and substance reasonably satisfactory to the Administrative Agent.

“Pledged Collateral” has the meaning assigned to such term in the Pledge Agreement or the Security Agreement, as applicable.

“Pledgor” means SPT Infrastructure Finance Holdings, LLC, a Delaware limited liability company.

“Post-Petition Interest” has the meaning set forth in Section 9.05(b).

“Post-Closing True-Up” has the meaning assigned to such term in Section 2.12(b)(v).

“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Administrative Agent as such bank’s  “prime rate” with respect to extensions of credit made by it in the United States.  Each change in the Prime Rate shall be effective on the date such change is publicly announced as effective.  Such rate is a rate set by the Administrative Agent based upon various factors including such bank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.

“Property” means any right or interest in or to properties or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Prudent Industry Practices” means, at any time, any of the customary practices, methods and acts engaged in or approved by originators, holders or servicers of assets similar to the Loan Assets at such time or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result in a commercially reasonable manner consistent with sound business practices.   For the avoidance of doubt, “Prudent Industry Practices” is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be acceptable principles, methods and acts generally accepted in the project finance industry, having due regard for, among other things, the applicable requirements or guidance of Governmental Authorities, applicable laws and the requirements of insurers.

“PSA Assignment” has the meaning assigned to such term in the recitals hereto.

“PSA Assignment Agreement” means that certain Assignment under Purchase Agreement, dated as of the Closing Date, between the Sponsor and the Borrowers.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchase Agreement” means that certain asset purchase agreement, dated as of August 7, 2018, by and between the Seller and the Sponsor, as amended, supplemented or otherwise modified from time to time on or prior to the Closing Date, to the extent not prohibited by the Commitment Letter (including pursuant to that certain Letter Agreement regarding “Agreements Relating to the

TAG Norte Financing Contract and the EGPNA Financing Contract”, dated as of the Closing Date), and thereafter, to the extent not prohibited by this Agreement.

“Purchase Documents” means, collectively, the Purchase Agreement, the PSA Assignment Agreement and each Assignment and Assumption Agreement (as defined in the Purchase Agreement, including each Participation Agreement (as defined in the Purchase Agreement)).

“Quarterly Payment Date” means each Payment Date occurring in January, April, July and October of each year.

“Recipient” means any Agent, any Lender, any Issuing Lender.

“Receipts” means, for any period, all cash receipts and revenues (without duplication) received by the Borrowers during such period, including: (a) Interest Receipts, (b) all repayments of principal or unreimbursed amounts drawn under a letter of credit under the Loan Assets (including Underlying Letter of Credit Facility Principal Receipts and Underlying Revolving Facility Principal Receipts); (c) all interest earned with respect to such period on Permitted Investments held in the Collateral Accounts; (d) all proceeds of any Disposition; and (e) all other receipts, income or revenue, however earned or received, by any Borrower during such period (including any Tax refunds), but excluding (i) proceeds of any Acceptable Equity released from an Acceptable Equity Escrow and applied to fund drawings under Underlying Credit Facilities, (ii) Loan proceeds and (iii) Excluded Amounts.

“Receipts Account” has the meaning assigned to such term in the Depositary Agreement.

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Administrative Agent at its request by the Reference Banks:

(a)        in relation to the London interbank offered rate referred to in clauses (c) or (e), as applicable, of the definition of “Adjusted LIBO Rate”, as the rate at which the relevant Reference Bank could borrow funds in the London interbank market;

(b)        in relation to the euro interbank offered rate referred to in clause (d) of the definition of “Adjusted LIBO Rate”, as the rate at which the relevant Reference Bank could borrow funds in the European interbank market;

(c)        in relation to the BA Rate, as the rate at which the relevant Reference Bank could borrow funds in the Canadian interbank market,

in the case of clauses (a), (b) and (c) above, in the relevant Currency and for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that Currency and for that period; and

(d)        in relation to BBSY, the sum of:

(i)         (x) the rate representing the view (if any and applied to the relevant period) which respondents to the NCDSURVEY 10AM survey conducted by the Australian Financial Markets Association (or any other person which takes over the conduct of that survey) are asked to submit to the relevant conductor of the survey, (y) if the rate referred to in clause (x) is not available, the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Administrative Agent at its request by the Reference Banks as the mid discount rate (expressed as a yield percent to maturity) observed by the relevant Reference Bank for marketable parcels of Australian Dollar denominated bank accepted bills and negotiable certificates of deposit accepted or issued by Australian Prime Banks and which mature on the last day of the relevant period or in the same half month period under market conventions; or (z) if there is no observable market rate for marketable parcels of Australian Prime Bank Australian Dollar securities referred to in paragraph (y) above, the rate at which the relevant Reference Bank could borrow funds in Australian Dollars in the Australian interbank market and for the relevant period were it to do so by asking for and then accepting interbank offers for deposits in reasonable market sizes and for that period; and

(ii)       0.05% per annum,

in each case of clauses (a) through (d), as of (w) in the case of the Adjusted LIBO Rate for any Eurodollar Loan denominated in AUD, 10:30 a.m. (Sydney time) on the first day of such Interest Period, (x) in the case of the Adjusted LIBO Rate for any Eurodollar Loan denominated in CAD or Dollars, 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, (y) in the case of the Adjusted LIBO Rate for any Eurodollar Loan denominated in Euros, 11:00 a.m. (Brussels time) two TARGET Days prior to the first day of such Interest Period or (z) in the case of the Adjusted LIBO Rate for any Eurodollar Loan denominated in Sterling, 11:00 a.m. (London time) on the first day of such Interest Period, or, in each case, if different, the time and date on which quotations would customarily be provided by leading banks in the London or European interbank market, as applicable, for deposits of amounts in the relevant Currency for delivery on the first day of such Interest Period as determined by the Administrative Agent.

“Reference Banks” means, (i) in relation to any Eurodollar Loan denominated in Dollars, Euros or Sterling, the principal London offices of such banks as may be appointed by the Administrative Agent in consultation with the Borrowers, (ii) in relation to any Eurodollar Loan denominated in AUD, the principal Sydney offices of such banks as may be appointed by the Administrative Agent in consultation with the Borrowers or (iii) in relation to any Eurodollar Loan denominated in CAD, the principal Toronto offices of such banks as may be appointed by the Administrative Agent in consultation with the Borrowers.

“Register” has the meaning assigned to such term in Section 10.04(c).

“Reimbursement Obligation” means a Revolving Reimbursement Obligation or a DDTL Reimbursement Obligation, as the context requires.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” means any disposing, discharging, injecting, spilling, leaking, leaching, dumping, pumping, pouring, emitting, escaping, emptying, seeping, placing and the like, into or upon any land or water or air (indoor or outdoor), or otherwise entering into, on or migrating through the environment.

“Removal Effective Date” has the meaning assigned to such term in Section 8.06.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA.

“Reporting Date” means, with respect to any Payment Date, the tenth day of the month in which such Payment Date occurs (or, if such day is not a Business Day, the following Business Day).

“Required Equity Contribution Amount” means $502,262,217.89.

“Required Lenders” means, at any time, but in all cases subject to the last sentence of this definition, Lenders having, without duplication, Commitments and Loans representing more than 50% of the sum of, without duplication, the total Commitments and Loans at such time; provided that, at any time there are two or more unaffiliated Lenders under this Agreement that each hold in excess of 20% of, without duplication, the total Commitments and Loans, “Required Lenders” shall include at least two such Lenders. The “Required Lenders” of a particular Class of Loans means, but in all cases subject to the last sentence of this definition,  Lenders having, without duplication, Commitments and Loans of such Class representing more than 50% of, without duplication, the total Commitments and Loans of such Class at such time; provided that, at any time there are two or more unaffiliated Lenders under this Agreement that each hold in excess of 20% of, without duplication, the total Commitments and Loans of such Class, “Required Lenders” of a particular Class of Loans shall include at least two such Lenders.  The Commitments and Loans of any Defaulting Lender shall be treated in this definition of “Required Lenders” pursuant to Section 2.22(a). For purposes of any determination of “Required Lenders” pursuant to this definition, the amount of any Commitments or Loans denominated in Currencies other than Dollars shall be the Dollar Equivalents thereof.

“Required Underlying Credit Documents” means, for each Loan Asset, (a) a copy of the loan agreement, credit agreement, indenture or other agreement pursuant to which a Loan Asset has been issued or created, together (b) a copy of any note issued or endorsed to the applicable Borrower, (c) a copy of any guaranty and any material security and/or pledge agreement, (d) a copy of any intercreditor agreement and (e) any material amendments, modifications and supplements to any of the documents described in clauses (a) through (d); provided that none of the documents in clause (c), (d) or (e) shall constitute “Required Underlying Credit Documents” unless and until the applicable Borrower actually receives such documents and, in such case, such documents shall be required to be delivered to the Administrative Agent promptly following such receipt (or, if later, the date that is 45 days after the Closing Date (or such later date as agreed by the Administrative Agent).

“Restricted Payment” means:

(a)        all distributions by any Borrower (in cash, property or obligations) on, or other payments or distributions on the account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition by such Borrower of, any portion of any membership interest in such Borrower; and

(b)        all payments (in cash, property or obligations) of principal of, interest on and other amounts with respect to, or other payments on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition by any Borrower of, any Indebtedness owed to the Pledgor or any Affiliate of the Pledgor.

For the avoidance of doubt, “Restricted Payments” does not include payments by any Borrower to any Affiliate of such Borrower pursuant to the Servicing Agreement.

“Revolving Commitment” means a Revolving Dollar Commitment, a Revolving Euro Commitment or a Revolving Sterling Commitment (as the context requires).

“Revolving Credit Facility” means, individually or collectively as the context may require, the Revolving Dollar Credit Facility, the Revolving Euro Credit Facility or the Revolving Sterling Credit Facility.

“Revolving Dollar Commitment” means, with respect to each Revolving Lender, the commitment, if any, of such Revolving Lender to make Revolving Dollar Loans hereunder, expressed as an amount representing the maximum aggregate principal amount of the Revolving Dollar Loans to be made by such Revolving Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.10 and (b) reduced or increased from time to time pursuant to assignments by or to such Revolving Lender pursuant to Section 10.04. The initial amount of each Revolving Lender’s Revolving Dollar Commitment is set forth on Schedule 1.01, or in the Assignment and Assumption pursuant to which such Revolving Lender shall have assumed its Revolving Dollar Commitment, as applicable. The initial aggregate amount of all the Revolving Lenders’ Revolving Dollar Commitments is $267,519,853.82.

“Revolving Dollar Credit Facility” has the meaning set forth in the recitals hereto

“Revolving Dollar Loan” refers to a Loan made in Dollars pursuant to Section 2.02(a)(i)(A).

“Revolving Euro Commitment” means, with respect to each Revolving Lender, the commitment, if any, of such Revolving Lender to make Revolving Euro Loans hereunder, expressed as an amount representing the maximum aggregate principal amount of the Revolving Euro Loans to be made by such Revolving Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.10 and (b) reduced or increased from time to time pursuant to assignments by or to such Revolving Lender pursuant to Section 10.04. The initial amount of each Revolving Lender’s Revolving Euro Commitment is set forth on  Schedule 1.01, or in the Assignment and Assumption pursuant to which such Revolving Lender shall have assumed its Revolving Euro Commitment, as applicable. The initial aggregate amount of all the Revolving Lenders’ Revolving Euro Commitments is €10,560,034.94.

“Revolving Euro Credit Facility” has the meaning set forth in the recitals hereto

“Revolving Euro Loan” refers to a Loan made in Euros pursuant to Section 2.02(a)(i)(B).

“Revolving Issuing Lender” means MUFG Bank, Ltd., in its capacity as an issuer of Revolving Letters of Credit hereunder, and its successors in such capacity.

“Revolving Lender” means a Lender with a Revolving Commitment or outstanding Revolving Loans.

“Revolving Letter of Credit” means any letter of credit issued by any Revolving Issuing Lender to the beneficiary thereunder, pursuant to Section 2.05 and in form and substance reasonably acceptable to such Revolving Issuing Lender.

“Revolving Letter of Credit Disbursement” means a payment made by any Revolving Issuing Lender pursuant to any Revolving Letter of Credit.

“Revolving Letter of Credit Exposure” means, (a) with respect to any Revolving Issuing Lender, at any time, the sum of (i) the aggregate undrawn amount of any Revolving Letter of Credit at such time issued by such Revolving Issuing Lender and (ii) the aggregate amount of all Revolving Letter of Credit Disbursements of such Revolving Issuing Lender that have not yet been reimbursed by or on behalf of the Borrowers at such time and (b) with respect to any Revolving Lender, at any time, the aggregate amount of all participations by such Revolving Lender in any outstanding Revolving Letters of Credit or Revolving Letter of Credit Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time.

“Revolving Letter of Credit Termination Date” means the earlier of (a) five (5) Business Days prior to the Maturity Date and (b) the date of the termination of the Revolving Commitments pursuant to the terms of this Agreement.

“Revolving Loan” means a Revolving Dollar Loan, a Revolving Euro Loan or a Revolving Sterling Loan (as the context requires).

“Revolving Loan Account” has the meaning assigned to such term in the Depositary Agreement.

“Revolving Loan Availability Period” means the period from and including the Closing Date to (and including) the earlier of (a) the Maturity Date and (b) the date of acceleration of the Revolving Loans pursuant to Section 7.02.

“Revolving Loan Borrowing Request” means a request by any Borrower for a Borrowing of Revolving Loans in accordance with Section 2.02.

“Revolving Reimbursement Date” has the meaning assigned to such term in Section 2.05(f)(i).

“Revolving Reimbursement Obligation” has the meaning assigned to such term in Section 2.05(f)(i).

“Revolving Sterling Commitment” means, with respect to each Revolving Lender, the commitment, if any, of such Revolving Lender to make Revolving Sterling Loans hereunder, expressed as an amount representing the maximum aggregate principal amount of the Revolving Sterling Loans to be made by such Revolving Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.10 and (b) reduced or increased from time to time pursuant to assignments by or to such Revolving Lender pursuant to Section 10.04. The initial amount of each Revolving Lender’s Revolving Sterling Commitment is set forth on Schedule 1.01, or in the Assignment and Assumption pursuant to which such Revolving Lender shall have assumed its Revolving Sterling Commitment, as applicable. The initial aggregate amount of all the Revolving Lenders’ Revolving Sterling Commitments is £5,460,000.00.

“Revolving Sterling Credit Facility” has the meaning set forth in the recitals hereto

“Revolving Sterling Loan” refers to a Loan made in Sterling pursuant to Section 2.02(a)(i)(C).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“Sanctioned Country” means any country that, from time to time, is the target of comprehensive Sanctions (as of the Closing Date, Iran, Syria, Cuba, North Korea, and the Crimea region of Ukraine).

“Sanctioned Person” means any Person that is the target of Sanctions, including (a) any Person listed in any list of designated Persons maintained by the U.S. Treasury Department’s Office of Foreign Assets Control (OFAC) or other U.S. or non-U.S. Government Entity under Sanctions; (b) any Person organized or resident in a Sanctioned Country; or (c) any Person 50% or more owned or, where relevant under applicable Sanctions, controlled by any such Person or Persons or acting for or on behalf of any such Person or Persons.

“Sanctions” means any economic or trade sanctions or restrictive measures enacted, administered, imposed or enforced by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union and/or Her Majesty’s Treasury.

“Secured Obligations” has the meaning assigned to such term in the Security Agreement.

“Secured Parties” means the Lenders, the Issuing Lenders and the Agents, in each case, from time to time.

“Securities Account” means a “securities account” as that term is defined in Section 8-501 of the UCC.

“Security Agreement” means the Security and Pledge Agreement, dated as of the Closing Date, among the Borrowers, the Collateral Agent and, for purposes of Article V thereof, the Administrative Agent.

“Security Documents” means the Security Agreement, the Pledge Agreement, the Depositary Agreement, any Loan Asset Control Agreement, all UCC financing statements required by any Security Document and any other security agreement or instrument to be executed or filed pursuant hereto or any Security Document.

“Seller” has the meaning set forth in the recitals hereto.

“Servicer” means Starwood Property Trust, Inc., in its capacity as servicer under the Servicing Agreement.

“Servicing Agreement” means that certain Servicing Agreement, dated as of the Closing Date, among the Borrowers and the Servicer.

“Servicing Fee” means, with respect to any Payment Date, for the period from the immediately preceding Payment Date (or, in the case of the first Payment Date, the Closing Date) to, but not including such Payment Date, a fee payable to the Servicer in an amount equal to the product of (a) 0.01% per annum, (b) the number of days in such period divided by 365 and (c) an amount in Dollars equal to the aggregate outstanding principal amount of the Loan Assets (including all unfunded commitments) owned by or participated to a Borrower as of the most recent Monthly Date; it being understood that, with respect to any such amounts denominated in a currency other than Dollars, the amount thereof for purposes of this definition shall be the Dollar Equivalent thereof.

“Solvent” means, with respect to any Person on a particular date, the condition that on such date (a) the sum of the “fair value” of the assets of such Person exceeds the sum of all debts of such Person, subordinated, contingent or otherwise as such quoted term is determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtor, (b) the “present fair saleable value” of the assets of such Person is greater than the amount that will be required to pay the probable liability on debts and other liabilities of such Person, subordinated, contingent or otherwise as such debts and other liabilities become absolute and matured, as such quoted term is determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (c) the capital of such Person is not unreasonably small in relation to the business in which it is or is about to become engaged and (d) such Person has not incurred, does not intend to incur, or believe that it will incur, debts or other liabilities, subordinated, contingent or otherwise, beyond its ability to pay as they mature in the ordinary course of business or otherwise.  For purposes of this definition, (i) (A) “debt” means liability on a “claim” and (B) “claim”  means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, subordinated, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured and (ii) the amount of any contingent, unliquidated and disputed claim and any claim that has not been reduced to judgment at any time has been computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such liabilities meet the criteria for accrual under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 5).

“Specified Loan Assets” means the Loan Assets set forth on Appendix B.

“Specified Percentage” means, as of any date of determination with respect to any Loan Asset that is not an Eligible Loan Asset as of such date of determination, 0% or such higher percentage as is determined by the Required Lenders in their sole discretion.

“Specified Purchase Agreement Representations” means the representations made by the Seller or with respect to the Acquired Assets in the Purchase Agreement that are material to the interests of the Lenders, but only to the extent that Sponsor or its applicable Affiliate has the right to terminate the Sponsor’s or such Affiliate’s obligations under the Purchase Agreement or to decline to consummate the Acquisition (in each case, in accordance with the terms thereof) as a result of a breach of such representations in the Purchase Agreement (in each case after giving effect to any applicable notice or cure period).

“Specified Representations” means the representations and warranties made by any Borrower in Section 3.01(a)(i),  Section 3.01(b)(i),  Section 3.02 (excluding any representation or warranty with respect to any Transaction Documents other than the Financing Documents), Section 3.03(a) (excluding any representation or warranty with respect to any Transaction Documents other than the Financing Documents), Section 3.11,  Section 3.13,  Section 3.14,  Section 3.15 and Section 3.20(a).

“Specified Transaction” means (a) each funding of Loans, (b) each Issuance of Letters of Credit, (c) each Disposition of any Loan Asset and (d)(i) each prepayment or repayment (including amortization payments but excluding any prepayment or repayment to the extent the amounts prepaid or repaid may be reborrowed) of loans or extensions of credit under any Loan Asset and (ii) without duplication to the extent corresponding to a prepayment or repayment described in clause (d)(i), each termination or permanent reduction of commitments under any Loan Asset.

“Specified Transactions Amount” means, with respect to any period, the aggregate amount in Dollars of the principal amount or Stated Amount, as applicable, of all Specified Transactions occurring during such period; it being understood that (a) the principal amount of any Disposition of any Loan Asset shall be the principal of such Loan Asset Disposed of and (b) with respect to any such amounts denominated in a currency other than Dollars, the amount thereof for purposes of this definition shall be the Dollar Equivalent thereof.

“Sponsor” means Starwood Property Trust, Inc., a Maryland corporation.

“Spot Rate” means, for any Original Currency, the rate determined by the Administrative Agent to be the rate quoted by the Administrative Agent as the spot rate for the purchase by the Administrative Agent of such Original Currency with an Exchanged Currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such rate from another financial institution designated by the Administrative Agent if the Administrative Agent does not have as of the date of determination a spot buying rate for any Original Currency.

“Stated Amount” means, with respect to any Letter of Credit at any time, the total amount in Dollars available to be drawn under such Letter of Credit at such time.

“Statutory Reserves” shall mean for any Interest Period for any Eurodollar Borrowing, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the United States Federal Reserve System in New York City with deposits exceeding one billion dollars against “Eurocurrency liabilities”  (as such term is used in Regulation D).  Eurodollar Borrowings shall be deemed to constitute Eurocurrency liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subordinated Obligations” has the meaning set forth in Section 9.05.

“Subsidiary” means, for any Person, any corporation, limited liability company, partnership, or other entity of which at least a majority of the equity interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions of such corporation, limited liability company, partnership, or other entity (irrespective of whether or not at the time the equity interests of any other class or classes of such corporation, limited liability company, partnership, or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person. For the purpose of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “controlled” shall have a meaning correlative thereto.

“TARGET Day” means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Target LTV Ratio” means, as of any Measurement Date, (a) for purposes of the Post-Closing True-Up, a LTV Ratio as of such date of 85% and (b) for all other purposes, a LTV Ratio as of such Measurement Date of (i) 82.5% or (ii) solely as of any Measurement Date as of which (x) there are less than five Eligible Loan Assets documented under separate Underlying Credit Documents with different Underlying Obligors or (y) the Eligible Amount minus the Additional Required Equity Amount is less than $485,000,000, 70%.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term AUD Loan” refers to a Loan made in AUD made by the Lenders pursuant to Section 2.01(a)(i)(A).

“Term AUD Loan Commitment” means, with respect to each Term Loan Lender, the commitment, if any, of such Term Loan Lender to make Term AUD Loans hereunder on the Closing Date, expressed as an amount representing the maximum aggregate principal amount of the Term AUD Loans to be made by such Term Loan Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.10 and (b) reduced or increased from time to time pursuant to assignments by or to such Term Loan Lender pursuant to Section 10.04.  The initial amount of each Term Loan Lender’s Term AUD Loan Commitment is set forth on Schedule 1.01, or in the Assignment and Assumption pursuant to which such Term Loan Lender shall have assumed its Term AUD Loan Commitment, as applicable.  The initial aggregate amount of all of the Term Loan Lenders’ Term AUD Loan Commitments is A$25,606,488.36.

“Term AUD Loan Facility” has the meaning set forth in the recitals hereto.

“Term CAD Loan” refers to a Loan made in CAD pursuant to Section 2.01(a)(i)(B).

“Term CAD Loan Commitment” means, with respect to each Term Loan Lender, the commitment, if any, of such Term Loan Lender to make Term CAD Loans hereunder on the Closing Date, expressed as an amount representing the maximum aggregate principal amount of the Term CAD Loans to be made by such Term Loan Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.10 and (b) reduced or increased from time to time pursuant to assignments by or to such Term Loan Lender pursuant to  Section 10.04.  The initial amount of each Term Loan Lender’s Term CAD Loan Commitment is set forth on Schedule 1.01, or in the Assignment and Assumption pursuant to which such Term Loan Lender shall have assumed its Term CAD Loan Commitment, as applicable.  The initial aggregate amount of all of the Term Loan Lenders’ Term CAD Loan Commitments is C$26,546,901.17.

“Term CAD Loan Facility” has the meaning set forth in the recitals hereto.

“Term Dollar Loan” refers to a Loan made in Dollars pursuant to Section 2.01(a)(i)(C).

“Term Dollar Loan Commitment” means, with respect to each Term Loan Lender, the commitment, if any, of such Term Loan Lender to make Term Dollar Loans hereunder on the Closing Date, expressed as an amount representing the maximum aggregate principal amount of the Term Dollar Loans to be made by such Term Loan Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.10 and (b) reduced or increased from time to time pursuant to assignments by or to such Term Loan Lender pursuant to Section 10.04.  The initial amount of each Term Loan Lender’s Term Dollar Loan Commitment is set forth on Schedule 1.01, or in the Assignment and Assumption pursuant to which such Term Loan Lender shall have assumed its Term Dollar Loan Commitment, as applicable.  The initial aggregate amount of all of the Term Loan Lenders’ Term Dollar Loan Commitments is $1,330,106,469.51.

“Term Dollar Loan Facility” has the meaning set forth in the recitals hereto.

“Term Euro Loan” refers to a Loan made in Euros made pursuant to Section 2.01(a)(i)(D).

“Term Euro Loan Commitment” means, with respect to each Term Loan Lender, the commitment, if any, of such Term Loan Lender to make Term Euro Loans hereunder on the Closing Date, expressed as an amount representing the maximum aggregate principal amount of the Term Euro Loans to be made by such Term Loan Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.10 and (b) reduced or increased from time to time pursuant to assignments by or to such Term Loan Lender pursuant to Section 10.04.  The initial amount of each Term Loan Lender’s Term Euro Loan Commitment is set forth on Schedule 1.01, or in the Assignment and Assumption pursuant to which such Term Loan Lender shall have assumed its Term Euro Loan Commitment, as applicable.  The initial aggregate amount of all of the Term Loan Lenders’ Term Euro  Loan Commitments is €52,130,120.58.

“Term Euro Loan Facility” has the meaning set forth in the recitals hereto.

“Term Loan” means each Term AUD Loan, each Term CAD Loan, each Term Dollar Loan, each Term Euro Loan and each Term Sterling Loan (as the context requires).

“Term Loan Borrowing Request” means a request by any Borrower for a Borrowing of Term Loans in accordance with Section 2.01.

 “Term Loan Commitment” means a Term AUD Loan Commitment, a Term CAD Loan Commitment, a Term Dollar Loan Commitment, a Term Euro Loan Commitment or a Term Sterling Loan Commitment (as the context requires).

“Term Loan Facility” means, individually or collectively as the context may require, the Term AUD Loan Facility, the Term CAD Loan Facility, the Term Dollar Loan Facility, the Term Euro Loan Facility or the Term Sterling Loan Facility.

“Term Loan Lender” means a Lender with a Term Loan Commitment or an outstanding Term Loan.

“Term Sterling Loan” refers to a Loan made in Sterling made by the Lenders pursuant to Section 2.01(a)(i)(E).

“Term Sterling Loan Commitment” means, with respect to each Term Loan Lender, the commitment, if any, of such Term Loan Lender to make Term Sterling Loans hereunder on the Closing Date, expressed as an amount representing the maximum aggregate principal amount of the Term Sterling Loans to be made by such Term Loan Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.10 and (b) reduced or increased from time to time pursuant to assignments by or to such Term Loan Lender pursuant to Section 10.04.  The initial amount of each Term Loan Lender’s Term Sterling Loan Commitment is set forth on Schedule 1.01, or in the Assignment and Assumption pursuant to which such Term Loan Lender shall have assumed its Term Sterling Loan Commitment, as applicable.  The initial aggregate amount of all of the Term Loan Lenders’ Term Sterling Loan Commitments is £58,817,903.01.

“Term Sterling Loan Facility” has the meaning set forth in the recitals hereto.

“Termination Date” means the date on which (a) the Commitments have expired or been terminated, (b) the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated (or have been Cash Collateralized) and all Letter of Credit Disbursements shall have been reimbursed, and (c) all other Obligations (other than contingent indemnification obligations) have been paid in full.

“Total Exposure” means, at the time of determination, an amount in Dollars equal to the sum of (a) the aggregate outstanding principal amount of the Loans, plus (b) the aggregate principal amount of the undrawn Revolving Commitments of all Lenders (without duplication of any Revolving Letter of Credit Exposure), plus (c) the aggregate principal amount of the undrawn DDTL Commitments of all Lenders (without duplication of any DDTL Letter of Credit Exposure), plus (d) the aggregate Letter of Credit Exposure of all Lenders; it being understood that, with respect to any such amounts denominated in a currency other than Dollars, the amount thereof for purposes of this definition shall be the Dollar Equivalent thereof.

“Trade Date” has the meaning assigned to such term in Section 10.04(i)(i).

“Transaction Document” means each of the Financing Documents, the Underlying Credit Documents to which any Loan Party is a party, the Purchase Documents and the Servicing Agreement.

“Transactions” means, collectively, the Acquisition, the PSA Assignment, the contribution of the Required Equity Contribution Amount, the funding of Loans and the Issuance of Letters of Credit on the Closing Date and the payment of fees and expenses in connection with any of the foregoing.

“TRS” means a Person qualifying for treatment as a “taxable REIT subsidiary” under Section 856(l) of the Code.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

“Underlying Credit Documents” means the loan agreement, credit agreement, indenture or other agreement (including, in the case of a Participation Interest, the related Participation Agreement) pursuant to which a Loan Asset has been issued or created and each other agreement that evidences, governs the terms of or secures the obligations represented by such Loan Asset or of which the holders of such Loan Asset are the beneficiaries, including all letters of credit issued in connection therewith and all documents related to the creation, perfection or maintenance of liens granted or collateral provided to secure such Loan Asset, as the same may be supplemented, modified or amended in accordance herewith.

“Underlying Credit Facilities” means, collectively, the Underlying Delayed Draw Term Loan Facilities, the Underlying Letter of Credit Facilities, the Underlying Revolving Loan Facilities and the Underlying Term Loan Facilities.

“Underlying Delayed Draw Term Loan Facility” means (a) upon the acquisition of any Delayed Acquisition Loan Asset in accordance with the Purchase Agreement, such Delayed Acquisition Loan Asset and (b) a Loan Asset that (i) is fully committed on the initial funding date of such Loan Asset, (ii) is required to be fully funded in one or more installments or advances on draw dates (whether or not scheduled) and (iii) does not permit (as of the date of determination) the re-borrowing of any amounts thereof previously repaid by the Underlying Obligor, and in each case identified as an “Underlying Delayed Draw Term Loan Facility” on the Loan Asset Schedule.

“Underlying Letter of Credit Facility” means a Loan Asset comprising a commitment or risk participation in a letter of credit facility and in each case identified as an “Underlying Letter of Credit Facility” on the Loan Asset Schedule.

“Underlying Letter of Credit Facility Principal Receipts” means amounts received by the Borrowers in cash comprising a repayment of an outstanding loan under an Underlying Letter of Credit Facility or a reimbursement of an amount drawn under a letter of credit under an Underlying Letter of Credit Facility.

“Underlying Material Adverse Effect” means with respect to any Loan Asset, the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, has or could be reasonably expected to have a material adverse effect on the business, results of operations, Properties or financial condition of the applicable Underlying Obligor, on the enforceability against the applicable Underlying Obligor of any Material Underlying Credit Document, or on the validity, perfection or priority of the Lien securing the applicable Loan Asset under the applicable Underlying Credit Documents.

“Underlying Obligor” means each borrower or maker or obligor under any Loan Asset and each guarantor thereof.

“Underlying Revolving Loan Facility” means a Loan Asset comprising a loan or line of credit that contains a commitment to make one or more extensions of credit to an Underlying Obligor, pursuant to the terms of which amounts borrowed may be repaid and subsequently reborrowed, and in each case identified as an “Underlying Revolving Loan Facility” on the Loan Asset Schedule.

“Underlying Revolving Facility Principal Receipts” means amounts received by the Borrowers in cash comprising a repayment of an outstanding loan under an Underlying Revolving Loan Facility or a reimbursement of an amount drawn under a letter of credit under an Underlying Revolving Loan Facility.

“Underlying Term Loan Facility” means a Loan Asset that (a) is fully funded as of the Closing Date and (b) does not permit the re-borrowing of any amounts thereof previously repaid by the Underlying Obligor and in each case identified as an “Underlying Term Loan Facility” on the Loan Asset Schedule.

“Underlying Unfunded Exposure” means, as of any date of determination, an amount in Dollars equal to the sum of (i) the aggregate principal amount of undrawn commitments of the Borrowers (including, for the avoidance of doubt, all participations by the Borrowers in any outstanding letters of credit or drawings thereunder that have not yet been reimbursed by or on behalf of the Underlying Obligors) under the Underlying Revolving Loan Facilities, plus (ii) the aggregate principal amount of undrawn commitments of the Borrowers under the Underlying Delayed Draw Term Loan Facilities plus (iii) the aggregate principal amount of undrawn commitments of the Borrowers (including, for the avoidance of doubt, all participations by the Borrowers in any outstanding letters of credit or drawings thereunder that have not yet been reimbursed by or on behalf of the Underlying Obligors) under the Underlying Letter of Credit Facilities, in each case, as of such date of determination; it being understood that, with respect to any such amounts denominated in a currency other than Dollars, the amount thereof for purposes of this definition shall be the Dollar Equivalent thereof.

“Undisclosed Administration” means, in relation to a Lender or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or parent company is subject to home jurisdiction supervision if Applicable Law requires that such appointment is not to be publicly disclosed.

“Unfunded Exposure” means, at the time of determination, an amount in Dollars equal to the sum of (a) the aggregate principal amount of the undrawn Revolving Commitments (including, for the avoidance of doubt, any Revolving Letter of Credit Exposure) of all Lenders, plus (b) the aggregate principal amount of the undrawn DDTL Commitments (including, for the avoidance of doubt, any DDTL Letter of Credit Exposure but excluding any Delayed Acquisition Loan Asset Commitments) of all Lenders, in each case, as of such date of determination; it being understood that, with respect to any such amounts denominated in a currency other than Dollars, the amount thereof for purposes of this definition shall be the Dollar Equivalent thereof.

“United States” means the United States of America.

“U.S. Borrower” means any Borrower that is a U.S. Person.

“U.S. Person” means any “United States person,” within the meaning of Section 7701(a)(30) of the Code, and any entity disregarded as separate therefrom for U.S. federal income tax purposes.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.19(h)(ii)(B).

“Withholding Agent” means the Loan Parties and the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02   Terms Generally. Except as otherwise expressly provided, the following rules of interpretation shall apply to this Agreement and the other Financing Documents:

(a)        the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined;

(b)        except where otherwise specified, the word “or” is not exclusive.  Thus, if a party “may do (a) or (b),” then the party may do either or both.  The party is not limited to a mutually exclusive choice between the two alternatives;

(c)        whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;

(d)        the words “include”,  “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

(e)        the word “will” shall be construed to have the same meaning and effect as the word “shall”;

(f)        unless the context requires otherwise, any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein) and shall include any appendices, schedules, exhibits, clarification letters, side letters and disclosure letters executed in connection therewith;

(g)        any reference herein to any Person shall be construed to include such Person’s successors and assigns to the extent permitted under the Financing Documents and, in the case of any Governmental Authority, any Person succeeding to its functions and capacities;

(h)        any reference to any Applicable Law in any of the Financing Documents shall include all references to such Applicable Law as amended from time to time;

(i)         the words “herein”,  “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(j)         all references herein to Articles, Sections, Appendices, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Appendices, Exhibits and Schedules to, this Agreement;

(k)        references to “days” means calendar days, unless the term “Business Days” shall be used and, except as otherwise provided herein, when performance of any covenant, duty or obligation in respect of any deliverable (other than payment of an Obligation) is required on a day which is not a Business Day, the date on which such performance is required shall be extended to the immediately succeeding Business Day;

(l)         references to a time of day means such time in New York, New York, unless otherwise specified;

(m)       the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights;

(n)        all references herein or in any other Financing Document to the “knowledge” of a Person shall be deemed to be references to the knowledge of an Authorized Officer of such Person; and

(o)        any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person.  Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

Section 1.03   Accounting Terms. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with Applicable Accounting Requirements; provided that, if any Borrower notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change in the Applicable Accounting Requirements occurring after the Closing Date or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in the Applicable Accounting Requirements or in the application thereof, then such provision shall be interpreted on the basis of the Applicable Accounting Requirements as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

ARTICLE II.

THE FACILITIES

Section 2.01    Term Loan Facility.

(a)        Term Loans.

(i)         Subject to the terms and conditions set forth herein:

(A)       each Term Loan Lender, severally, but not jointly, agrees to make one or more Term AUD Loans to the Borrowers on the Closing Date in a single disbursement on the Closing Date, in an aggregate principal amount that will not result in such Term Loan Lender’s Term AUD Loans exceeding its Term AUD Loan Commitment;

(B)       each Term Loan Lender, severally, but not jointly, agrees to make one or more Term CAD Loans to the Borrowers on the Closing Date in a single disbursement on the Closing Date, in an aggregate principal amount that will not result in such Term Loan Lender’s Term CAD Loans exceeding its Term CAD Loan Commitment;

(C)       each Term Loan Lender, severally, but not jointly, agrees to make one or more Term Dollar Loans to the Borrowers on the Closing Date in a single disbursement on the Closing Date, in an aggregate principal amount that will not result in such Term Loan Lender’s Term Dollar Loans exceeding its Term Dollar Loan Commitment;

(D)       each Term Loan Lender, severally, but not jointly, agrees to make one or more Term Euro Loans to the Borrowers on the Closing Date in a single disbursement on the Closing Date, in an aggregate principal amount that will not result in such Term Loan Lender’s Term Euro Loans exceeding its Term Euro Loan Commitment; and

(E)       each Term Loan Lender, severally, but not jointly, agrees to make one or more Term Sterling Loans to the Borrowers on the Closing Date in a single disbursement on the Closing Date, in an aggregate principal amount that will not result in such Term Loan Lender’s Term Sterling Loans exceeding its Term Sterling Loan Commitment.

(ii)       Any unutilized Term Loan Commitment shall be automatically cancelled after the Borrowing of the Term Loans on the Closing Date.

(iii)      Amounts prepaid or repaid in respect of Term Loans may not be reborrowed.

(b)        Notice of Term Loan Borrowing. To request a Borrowing of Term Loans, a Borrower shall deliver a written Borrowing Request in the form of Exhibit C-1 signed by such Borrower to the Administrative Agent not later than 11:00 am one (1) Business Day before the Closing Date or at such later time and date as may be agreed by the Administrative Agent.  Each such written Borrowing Request by a Borrower shall specify the following information:

(i)         the aggregate amount of each such Borrowing of Term Loans requested by such Borrower;

(ii)       the date of each such Borrowing of Term Loans, which shall be the Closing Date and a Business Day;

(iii)      the Currency in which each such Borrowing is to be denominated;

(iv)       whether each such Borrowing of Term Loans is to be an ABR Borrowing (provided that, Term AUD Loans, Term Euro Loans and Term Sterling Loans may not be made as ABR Loans) or a Eurodollar Borrowing; and

(v)        in the case of a Eurodollar Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term  “Interest Period.”

(c)        Notice by the Administrative Agent to the Lenders. Promptly following receipt of a Borrowing Request in accordance with this Section 2.01, the Administrative Agent shall advise each Term Loan Lender of the details thereof and of the amount of such Lender’s Term Loans to be made as part of the requested Borrowing.

(d)        Failure to Elect. If no election as to the Type of a Borrowing of Term Loans is specified, then the requested Borrowing shall be a Eurodollar Borrowing with an Interest Period ending on the next Quarterly Payment Date occurring at least five (5) Business Days thereafter. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the requested Borrowing shall be made as a Eurodollar Borrowing with an Interest Period ending on the next Quarterly Payment Date occurring at least five (5) Business Days thereafter.  If no election as to the applicable Currency is specified, then the requested Borrowing shall be a Borrowing of Term Dollar Loans.

Section 2.02    Revolving Credit Facility.

(a)        Revolving Loans.

(i)         Subject to the terms and conditions set forth herein:

(A)       each Revolving Lender agrees, severally, but not jointly, to make one or more Revolving Dollar Loans to the Borrowers from time to time during the Revolving Loan Availability Period, in an aggregate principal amount that will not result in such Revolving Lender’s Revolving Dollar Loans, together with its Revolving Letter of Credit Exposure, exceeding its Revolving Dollar Commitment;

(B)       each Revolving Lender agrees, severally, but not jointly, to make one or more Revolving Euro Loans to the Borrowers from time to time during the Revolving Loan Availability Period, in an aggregate principal amount that will not result in such Revolving Lender’s Revolving Euro Loans exceeding its Revolving Euro Commitment; and

(C)       each Revolving Lender agrees, severally, but not jointly, to make one or more Revolving Sterling Loans to the Borrowers from time to time during the Revolving Loan Availability Period, in an aggregate principal amount that will not result in such Revolving Lender’s Revolving Sterling Loans exceeding its Revolving Sterling Commitment.

(ii)       Amounts prepaid or repaid in respect of Revolving Loans may be reborrowed.

(b)        Notice of Revolving Loan Borrowing. To request a Borrowing of Revolving Loans other than pursuant to Section 2.05(f)(ii), a Borrower shall deliver a written Borrowing Request in the form of Exhibit C-2 signed by such Borrower to the Administrative Agent (x) in the case of any Borrowing of Revolving Loans on the Closing Date, not later than 11:00 am one (1) Business Day before the Closing Date or at such later time and date as may be agreed by the Administrative Agent and (y) in the case of any Borrowing of Revolving Loans after the Closing Date, (1) in the case of a Eurodollar Borrowing, not later than 11:00 a.m. three (3) Business Days before the date of the proposed Borrowing or (2) in the case of an ABR Borrowing, not later than 1:00 p.m. on the date of the proposed Borrowing.  Each such written Borrowing Request by a Borrower shall specify the following information:

(i)         the aggregate amount of each such Borrowing of Revolving Loans requested by such Borrower;

(ii)       the date of each such Borrowing of Revolving Loans, which shall be a Business Day;

(iii)      the Currency in which each such Borrowing is to be denominated;

(iv)       whether such Borrowing of Revolving Loans is to be an ABR Borrowing (provided that, Revolving Euro Loans and Revolving Sterling Loans may not be made as ABR Loans) or a Eurodollar Borrowing; and

(v)        in the case of a Eurodollar Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term “Interest Period”.

(c)        Notice by the Administrative Agent to the Lenders. Promptly following receipt of a Borrowing Request in accordance with this Section 2.02, the Administrative Agent shall advise each Revolving Lender of the details thereof and of the amount of such Lender’s Revolving Loans to be made as part of the requested Borrowing.

(d)        Failure to Elect. If no election as to the Type of a Borrowing of Revolving Loans is specified, then the requested Borrowing shall be a Eurodollar Borrowing with an Interest Period ending on the next Quarterly Payment Date occurring at least five (5) Business Days thereafter. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the requested Borrowing shall be made as a Eurodollar Borrowing with an Interest Period ending on the next Quarterly Payment Date occurring at least five (5) Business Days thereafter.  If no election as to the applicable Currency is specified, then the requested Borrowing shall be a Borrowing of Revolving Dollar Loans.

(e)        Euro and Sterling Letter of Credit Facilities.    In the event a Borrower is required to provide a letter of credit in support of such Borrower’s commitments under an Underlying Revolving Loan Facility denominated in Euros or Sterling, at the written request of such Borrower, the Administrative Agent, Revolving Issuing Lender, Revolving Lenders and the Borrowers shall endeavor to establish under this Agreement a letter of credit facility in support thereof within the Revolving Euro Credit Facility and/or the Revolving Sterling Credit Facility, as applicable.  Any such letter of credit facility shall be substantially similar to the Revolving Letter of Credit facility set forth in Section 2.05 with such changes as may be appropriate to reflect the Currency thereof, and shall be established by an amendment to this Agreement.  Any such amendment pursuant to this Section 2.02(e) shall be effected without the payment of any fee by the Borrowers and shall become effective without any further action or consent of any other party to this Agreement other than the Administrative Agent, the Revolving Issuing Lender, the Revolving Lenders and the Borrowers so long as such amendment (i) does not increase the Revolving Euro Commitments or the Revolving Sterling Commitments and (ii) the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such amendment is provided to the Lenders, a written notice from the Required Lenders (without giving effect to any requirement that the Required Lenders include at least two unaffiliated Lenders) stating that such Required Lenders object to such amendment.

Section 2.03    DDTL Facility.

(a)        DDTL Loans.

(i)         Subject to the terms and conditions set forth herein, each DDTL Lender agrees, severally, but not jointly, to make one or more DDTL Loans in Dollars to the Borrowers from time to time during the DDTL Loan Availability Period, in an aggregate principal amount that does not exceed, together with its DDTL Letter of Credit Exposure, its DDTL Commitment.  The aggregate DDTL Commitments shall be automatically reduced on a dollar by dollar basis by the aggregate amount of any DDTL Loans borrowed hereunder.

(ii)       Amounts prepaid or repaid in respect of DDTL Loans may not be reborrowed.

(b)        Notice of DDTL Loan Borrowing. To request a Borrowing of DDTL Loans other than pursuant to Section 2.06(f)(ii), a Borrower shall deliver a written Borrowing Request in the form of Exhibit C-3 signed by such Borrower to the Administrative Agent (x) in the case of any Borrowing of DDTL Loans on the Closing Date, not later than 11:00 noon one (1) Business Day before the Closing Date or at such later time and date as may be agreed by the Administrative Agent and (y) in the case of any Borrowing of DDTL Loans after the Closing Date, (i) in the case of a Eurodollar Borrowing, not later than 11:00 a.m. three (3) Business Days before the date of the proposed Borrowing (or such later date as the Administrative Agent may agree), or (ii) in the case of an ABR Borrowing, not later than 1:00 p.m. on the date of the proposed Borrowing. Each such written Borrowing Request by a Borrower shall specify the following information:

(i)         the aggregate amount of the Borrowing of DDTL Loans requested by such Borrower;

(ii)       the date of such Borrowing of DDTL Loans, which shall be a Business Day;

(iii)      whether such Borrowing of DDTL Loans is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv)       in the case of a Eurodollar Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v)        in the event of any Borrowing of DDTL Loans to fund the acquisition of a Delayed Acquisition Loan Asset, notice thereof and the aggregate principal amount of such Delayed Acquisition Loan Asset being acquired.

(c)        Notice by the Administrative Agent to the Lenders. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each DDTL Lender of the details thereof and of the amount of such Lender’s DDTL Loans to be made as part of the requested Borrowing.

(d)        Failure to Elect. If no election as to the Type of a Borrowing of DDTL Loans is specified, then the requested Borrowing shall be a Eurodollar Borrowing with an Interest Period ending on the next Quarterly Payment Date occurring at least five (5) Business Days thereafter. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the requested Borrowing shall be made as a Eurodollar Borrowing with an Interest Period ending on the next following Quarterly Payment Date occurring at least five Business Days thereafter.

(e)        Delayed Acquisition Loan Assets.  The Delayed Acquisition Loan Asset Commitments may only be borrowed to fund the acquisition of the applicable Delayed Acquisition Loan Asset in an amount not to exceed 82.5% of the principal amount of such Delayed Acquisition Loan Asset being acquired.  On October 22, 2018 (or such later date as the Coordinating Lead Arranger may agree), the aggregate DDTL Commitments shall be automatically reduced on a dollar by dollar basis by any then outstanding Delayed Acquisition Loan Asset Commitments.

Section 2.04    [Reserved.]

Section 2.05    Revolving Letters of Credit.

(a)        Revolving Letters of Credit. Subject to the terms and conditions set forth herein, a Borrower may request any Revolving Issuing Lender to Issue, and, subject to the terms and conditions set forth herein, such Revolving Issuing Lender agrees to Issue, a Revolving Letter of Credit at any time and from time to time during the Letter of Credit Availability Period for Revolving Letters of Credit.

(b)        Notice of Issuance, Amendment, Renewal or Extension.

(i)         To request the Issuance of a Revolving Letter of Credit, a Borrower shall deliver to a Revolving Issuing Lender (with a copy to each applicable Revolving Lender) and the Administrative Agent (no later than 11:00 a.m.), three (3) Business Days before the requested date of Issuance (or such later time and date as the applicable Revolving Issuing Lender may agree) a Notice of Issuance in the form of Exhibit C-4 requesting the Issuance of a Revolving Letter of Credit, and specifying the date of Issuance (which shall be a Business Day and shall comply with this Section 2.05), the date on which such Revolving Letter of Credit is to expire (which shall comply with clause (d) of this Section 2.05), the amount of such Revolving Letter of Credit, the currency in which such Revolving Letter of Credit is to be denominated (which shall be Dollars) and such other information (to the extent readily available) as shall be reasonably necessary to prepare or Issue such Revolving Letter of Credit; provided that no such Notice of Issuance shall be required in respect of an automatic extension of the expiry date of any Letter of Credit pursuant to the terms and conditions of such Revolving Letter of Credit; provided,  further, that no Revolving Issuing Lender shall have any obligation to issue any Revolving Letter of Credit (x) if any order, judgment, or decree of any Governmental Authority or arbitrator shall, by its terms, purport to enjoin or restrain any such Revolving Issuing Lender from issuing such Revolving Letter of Credit, or any law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit or request that such Revolving Issuing Lender refrain from the issuance of letters of credit generally or such Revolving Letter of Credit in particular or (y) the issuance of such Revolving Letter of Credit would violate one or more policies of such Issuing Lender applicable to letters of credit.  Upon (A) the amendment date, in the case of a requested increase or decrease of the Stated Amount under a Revolving Letter of Credit, or (B) the date specified as being the date requested for issuance or extension, in the case of the issuance or extension of a Revolving Letter of Credit, in each case as the applicable date is specified in such Notice of Issuance, subject to the terms and conditions set forth in this Agreement (including, other than in respect of a request by the applicable Borrower to reduce the Stated Amount of a Revolving Letter of Credit, the applicable conditions precedent set forth in Section 4.02), the relevant Revolving Issuing Lender shall, by amendment to the Revolving Letter of Credit, adjust the Stated Amount thereof downward or upward, as applicable, to reflect the decrease or increase, as applicable, or issue or extend the Revolving Letter of Credit, in each case as specified in such Notice of Issuance. Upon the Issuance of any Revolving Letter of Credit by a Revolving Issuing Lender or amendment or modification to a

Revolving Letter of Credit, such Revolving Issuing Lender shall promptly notify the Administrative Agent of such Issuance or amendment or modification. On the last Business Day of each month, each Revolving Issuing Lender shall report to the Administrative Agent the Stated Amount of each Revolving Letter of Credit issued by it and information related to any amendment or modification thereto.

(ii)       Subject to a final expiration date as specified in clause (d) of this Section 2.05, each Revolving Letter of Credit may provide for the automatic extension of the expiry date thereof unless the applicable Revolving Issuing Lender gives notice in accordance with the Revolving Letter of Credit that such expiry date shall not be extended, and such Revolving Issuing Lender shall give such notice to the applicable Borrower and the Administrative Agent if requested to do so by such Borrowers or the Administrative Agent in a notice given not more than sixty (60) days, but not less than forty-five (45) days, prior to the current expiry date of such Revolving Letter of Credit. If requested by the applicable Revolving Issuing Lender, the applicable Borrower also shall submit a letter of credit application on such Revolving Issuing Lender’s standard form in connection with any request for a Revolving Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by a Borrower to, or entered into by a Borrower with, any Revolving Issuing Lender relating to any Revolving Letter of Credit, the terms and conditions of this Agreement shall control (and, in particular, notwithstanding any contrary construction rule set forth in any such application or other agreement). Each Issuing Lender will make available to the applicable Letter of Credit beneficiary thereof the original of the Revolving Letter of Credit issued by it hereunder.

(c)        Limitations on Amounts and Uses. A Revolving Letter of Credit shall be Issued only if, after giving effect to such Issuance, (i) the Revolving Issuing Lender’s Revolving Letter of Credit Exposure shall not exceed its Issuing Commitment with respect to Revolving Letters of Credit and (ii) the outstanding principal amount of each Revolving Lender’s Revolving Dollar Loans, together with its Revolving Letter of Credit Exposure, shall not exceed its Revolving Dollar Commitment.

(d)        Expiration Date. Each Revolving Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date twelve months after the date of the issuance of such Revolving Letter of Credit (or, in the case of any renewal or extension thereof (including automatic extensions of such Revolving Letter of Credit contemplated by Section 2.05(b)(ii)), twelve months after the then-current expiration date of such Revolving Letter of Credit) and (ii) five (5) Business Days prior to the Maturity Date (unless the Borrowers Cash Collateralize or otherwise backstop the Revolving Issuing Lender’s Letter of Credit Exposure with respect to such Revolving Letter of Credit pursuant to arrangements reasonably satisfactory to such Revolving Issuing Lender).

(e)        Participations.

(i)         By the Issuance of any Revolving Letter of Credit (or an amendment to a Revolving Letter of Credit increasing the Stated Amount thereof) by any Revolving Issuing Lender, and without any further action on the part of such Revolving Issuing Lender or the Revolving Lenders, such Issuing Lender hereby grants to each applicable Revolving

Lender, and each such Revolving Lender hereby acquires from such Revolving Issuing Lender, a participation in such Revolving Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Revolving Letter of Credit. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.05(e) in respect of Revolving Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Revolving Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of Revolving Dollar Commitments.

(ii)       In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the applicable Revolving Issuing Lender, such Revolving Lender’s Applicable Percentage of each Revolving Letter of Credit Disbursement in respect of Revolving Letters of Credit as provided in Section 2.05(f)(ii) and (iii). Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.08 with respect to Loans made by such Revolving Lender (and Section 2.08 shall apply, mutatis mutandis, to the payment obligations of Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Lender the amounts so received by it from the applicable Revolving Lenders.

(f)        Reimbursement Obligations Absolute.

(i)         If any Revolving Issuing Lender shall make any Revolving Letter of Credit Disbursements, the Borrowers shall reimburse such Revolving Letter of Credit Disbursement to the applicable Revolving Issuing Lender for its own account not later than 12:00 noon, on the Business Day that is five (5) Business Days following the date on which such Revolving Letter of Credit Disbursement is made (the “Revolving Reimbursement Date”), in an amount equal to the full amount of such Revolving Letter of Credit Disbursement plus accrued interest thereon from the date on which such Revolving Letter of Credit Disbursement is made to the date of repayment of the Revolving Letter of Credit Disbursement at the rate of interest that would apply to an ABR Loan in accordance with Section 2.14 (each, a “Revolving Reimbursement Obligation”); provided, that pursuant to Section 2.14(c), to the extent any Event of Default has occurred and is continuing as of any such Revolving Reimbursement Date, the Borrowers shall pay interest at the Default Rate.  Any such Revolving Reimbursement Obligation shall be due and payable strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (A) any lack of validity or enforceability of such Revolving Letter of Credit, or any term or provision therein, (B) any draft or other document presented under such Revolving Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (C) any payment by the applicable Revolving Issuing Lender under such Revolving Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, and (D) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.05(f), constitute a legal or equitable discharge of the obligations of the Borrowers hereunder.  The applicable Revolving Issuing Lender shall promptly notify the Administrative Agent of the occurrence and amount of any Revolving Reimbursement Obligation.

(ii)       Unless the applicable Borrower shall have notified the Administrative Agent and the applicable Revolving Issuing Lender prior to 12:00 noon on the Business Day after any Revolving Letter of Credit Disbursement is made that such Borrower intends to reimburse the applicable Revolving Issuing Lender for the amount of such Revolving Letter of Credit Disbursement with funds other than the proceeds of the Revolving Dollar Loans, such Borrower shall be deemed to have requested that such Revolving Letter of Credit Disbursement be financed through a Borrowing of Revolving Dollar Loans on the Business Day following the date of such Revolving Letter of Credit Disbursement in an amount in Dollars equal to the amount of such Revolving Letter of Credit Disbursement and, subject to no Event of Default having occurred, each Revolving Lender shall, upon receipt of notice from the applicable Revolving Issuing Lender of the existence of a Revolving Letter of Credit Disbursement (provided that such notice is received by such Revolving Lender prior to 2:00 p.m. on the date of such Revolving Letter of Credit Disbursement), on the Business Day following the date of such Revolving Letter of Credit Disbursement, make loans in a Borrowing that are ABR Loans ratably based on its Revolving Dollar Commitment in an aggregate amount equal to such Revolving Letter of Credit Disbursement (with such Loan to be funded in accordance with Section 2.08) the proceeds of which shall be applied directly by Administrative Agent to reimburse the applicable Revolving Issuing Lender for the amount of such honored Revolving Letter of Credit Disbursement; provided,  that, if such notice is received by any Revolving Lender after 2:00 p.m. on the date of such Revolving Letter of Credit Disbursement, such Revolving Lender shall make such payment prior to close of business on the second Business Day following the date of such Revolving Letter of Credit Disbursement; and provided,  further, that if an Event of Default shall have occurred and be continuing, such applicable Reimbursement Obligation shall be due and payable pursuant to Section 2.05(f)(i). Each such Revolving Dollar Loan shall initially be made as an ABR Loan and the applicable Borrower shall have the right to convert such Revolving Dollar Loan to a different Type in accordance with Section 2.09. If for any reason proceeds of such Revolving Dollar Loans are not received by the applicable Revolving Issuing Lender on or prior to the applicable Revolving Reimbursement Date in an amount equal to the amount of such Revolving Reimbursement Obligation, the Borrowers shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such Revolving Reimbursement Obligation over the aggregate amount of such applicable Revolving Dollar Loans, if any, which are so received. Nothing in this Section 2.05(f)(ii) shall be deemed to relieve any Lender from its obligation to make Revolving Dollar Loans on the terms and conditions set forth in this Agreement, and the applicable Borrower shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Dollar Loans under this Section 2.05(f). All such Revolving Dollar Loans shall be secured by the Security Documents as if made directly to Borrowers.

(iii)      In the event that the Borrowers shall fail for any reason to reimburse an Issuing Lender as provided in clause (i) above on the applicable Revolving Reimbursement Date, such Issuing Lender shall promptly notify each Revolving Lender of the unreimbursed amount of such Revolving Letter of Credit Disbursement with respect to such Revolving Letter of Credit and of such Lender’s respective participation therein. Each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Revolving Issuing Lender, such Revolving Lender’s Applicable Percentage of each such Revolving Letter of Credit Disbursement within one (1) Business Day after receiving notice; provided,  that, such notice is received by 2:00 p.m. (or two (2) Business Days after receiving notice if received by such Revolving Lender after 2:00 pm). Each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment made by a Revolving Lender under this Section 2.05(f)(iii) shall be made as provided in Section 2.08 (and Section 2.08 shall apply, mutatis mutandis, to the payment obligations of the Lenders hereunder (including the obligation to pay interest to the applicable Revolving Issuing Lender in respect of late payments by such Lender)), and the Administrative Agent shall promptly pay to the Revolving Issuing Lender the amounts so received by it from the applicable Lenders. In the event a Revolving Issuing Lender shall have been reimbursed by the applicable Revolving Lenders pursuant to this Section 2.05(f)(iii) for all or any portion of any Revolving Letter of Credit Disbursement, the Issuing Lender shall distribute to each applicable Revolving Lender which has paid all amounts payable by it under this Section 2.05(f)(iii) such Revolving Lender’s pro rata share of all payments subsequently received by the Revolving Issuing Lender from the Borrowers in reimbursement of such applicable Revolving Letter of Credit Disbursement when such payments are received.

(iv)       Neither the Administrative Agent, nor any Revolving Lender, nor any Revolving Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Revolving Letter of Credit by any applicable Revolving Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Revolving Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Revolving Issuing Lender; provided that, after paying in full its obligation to reimburse Revolving Letter of Credit Disbursements as provided in this Section 2.05(f), neither the foregoing nor the second sentence of Section 2.05(f)(i) shall be construed to excuse any Revolving Issuing Lender from liability to the applicable Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by such Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by such Revolving Issuing Lender’s gross negligence or willful misconduct as determined in a non-appealable judgment by a court of competent jurisdiction when determining whether drafts and other documents presented under a Revolving Letter of Credit comply with the terms thereof. In furtherance of the foregoing, the parties hereto expressly agree that, in the absence of gross negligence or willful misconduct as determined in a non-appealable judgment by a court of competent jurisdiction on the part of a Revolving Issuing Lender:

(A)       such Revolving Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of an applicable

Revolving Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Revolving Letter of Credit;

(B)       such Revolving Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to decline to make such payment if such documents are not in strict compliance with the terms of such Revolving Letter of Credit; and

(C)       clauses (A) and (B) above shall establish the standard of care to be exercised by a Revolving Issuing Lender when determining whether drafts and other documents presented under an applicable Revolving Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by Applicable Law, any standard of care inconsistent with the foregoing).

(g)        Disbursement Procedures. A Revolving Issuing Lender for any applicable Revolving Letter of Credit shall, promptly (but no later than two (2) Business Days) following its receipt thereof, examine all documents purporting to represent a demand for an applicable Revolving Letter of Credit Disbursement under such Revolving Letter of Credit. Such Revolving Issuing Lender shall promptly (but no later than three (3) Business Days) after such examination notify the Administrative Agent and the applicable Borrower by electronic communication of such demand for such Revolving Letter of Credit Disbursement and whether such Revolving Issuing Lender has made or will make such Revolving Letter of Credit Disbursement thereunder and the date of such Revolving Letter of Credit Disbursement; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse (without duplication) such Issuing Lender with respect to any such Revolving Letter of Credit Disbursement.

Section 2.06    DDTL Letters of Credit.

(a)        DDTL Letters of Credit. Subject to the terms and conditions set forth herein, a Borrower may request any DDTL Issuing Lender to Issue, and, subject to the terms and conditions set forth herein, such DDTL Issuing Lender agrees to Issue, a DDTL Letter of Credit at any time and from time to time during the Letter of Credit Availability Period for DDTL Letters of Credit.

(b)        Notice of Issuance, Amendment, Renewal or Extension.

(i)         To request the Issuance of a DDTL Letter of Credit, a Borrower shall deliver to a DDTL Issuing Lender (with a copy to each applicable DDTL Lender) and the Administrative Agent (no later than 11:00 a.m.), three (3) Business Days before the requested date of Issuance) a Notice of Issuance in the form of  Exhibit C-4 requesting the Issuance of a DDTL Letter of Credit, and specifying the date of Issuance (which shall be a Business Day and shall comply with this Section 2.06), the date on which such DDTL Letter of Credit is to expire (which shall comply with clause (d) of this Section 2.06), the amount of such DDTL Letter of Credit, the currency in which such DDTL Letter of Credit is to be denominated (which shall be Dollars) and such other information (to the extent readily available) as shall be reasonably necessary to prepare or Issue such DDTL Letter of Credit; provided that no such Notice of Issuance shall be required in respect of an automatic extension of the expiry date of any DDTL Letter of Credit pursuant to the terms and conditions of such DDTL Letter of Credit; provided,  further, that no DDTL Issuing Lender shall have any obligation to issue any DDTL Letter of Credit (x) if any order, judgment, or decree of any Governmental Authority or arbitrator shall, by its terms, purport to enjoin or restrain any such DDTL Issuing Lender from issuing such DDTL Letter of Credit, or any law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit or request that such DDTL Issuing Lender refrain from the issuance of letters of credit generally or such DDTL Letter of Credit in particular or (y) the issuance of such DDTL Letter of Credit would violate one or more policies of such Issuing Lender applicable to letters of credit. Upon (A) the amendment date, in the case of a requested increase or decrease of the Stated Amount under a DDTL Letter of Credit, or (B) the date specified as being the date requested for issuance or extension, in the case of the issuance or extension of a DDTL Letter of Credit, in each case as the applicable date is specified in such Notice of Issuance, subject to the terms and conditions set forth in this Agreement (including, other than in respect of a request by the applicable Borrower to reduce the Stated Amount of a DDTL Letter of Credit, the applicable conditions precedent set forth in Section 4.02), the relevant DDTL Issuing Lender shall, by amendment to the DDTL Letter of Credit, adjust the Stated Amount thereof downward or upward, as applicable, to reflect the decrease or increase, as applicable, or issue or extend the DDTL Letter of Credit, in each case as specified in such Notice of Issuance. Upon the Issuance of any DDTL Letter of Credit by a DDTL Issuing Lender or amendment or modification to a DDTL Letter of Credit, such DDTL Issuing Lender shall promptly notify the Administrative Agent of such Issuance or amendment or modification. On the last Business Day of each month, each DDTL Issuing Lender shall report to the Administrative Agent the Stated Amount of each DDTL Letter of Credit issued by it and information related to any amendment or modification thereto.

(ii)       Subject to a final expiration date as specified in clause (d) of this Section 2.06, each DDTL Letter of Credit may provide for the automatic extension of the expiry date thereof unless the applicable DDTL Issuing Lender gives notice in accordance with the DDTL Letter of Credit that such expiry date shall not be extended, and such DDTL Issuing Lender shall give such notice to the applicable Borrower and the Administrative Agent if requested to do so by such Borrower or the Administrative Agent in a notice given not more than sixty (60) days, but not less than forty-five (45) days, prior to the current expiry date of such DDTL Letter of Credit. If requested by the applicable DDTL Issuing Lender, the applicable Borrower also shall submit a letter of credit application on such DDTL Issuing Lender’s standard form in connection with any request for a DDTL Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by a Borrower to, or entered into by a Borrower with, any DDTL Issuing Lender relating to any DDTL Letter of Credit, the terms and conditions of this Agreement shall control (and, in particular, notwithstanding any contrary construction rule set forth in any such application or other agreement). Each Issuing Lender will make available to the applicable Letter of Credit beneficiary thereof the original of the DDTL Letter of Credit issued by it hereunder.

(c)        Limitations on Amounts and Uses.  A DDTL Letter of Credit shall be Issued only if, after giving effect to such Issuance, (i) the DDTL Issuing Lender’s DDTL Letter of Credit Exposure shall not exceed its Issuing Commitment with respect to DDTL Letters of Credit and (ii) the outstanding principal amount of each DDTL Lender’s DDTL Loans, together with its DDTL Letter of Credit Exposure, shall not exceed its DDTL Commitment.

(d)        Expiration Date. Each DDTL Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date twelve months after the date of the issuance of such DDTL Letter of Credit (or, in the case of any renewal or extension thereof (including automatic extensions of such DDTL Letter of Credit contemplated by Section 2.06(b)(ii)), twelve months after the then-current expiration date of such DDTL Letter of Credit) and (ii) five (5) Business Days prior to the Maturity Date (unless the Borrowers Cash Collateralize or otherwise backstop the DDTL Issuing Lender’s Letter of Credit Exposure with respect to such DDTL Letter of Credit pursuant to arrangements reasonably satisfactory to such DDTL Issuing Lender).

(e)        Participations.

(i)         By the Issuance of any DDTL Letter of Credit (or an amendment to a DDTL Letter of Credit increasing the Stated Amount thereof) by any DDTL Issuing Lender, and without any further action on the part of such DDTL Issuing Lender or the DDTL Lenders, such DDTL Issuing Lender hereby grants to each applicable DDTL Lender, and each such DDTL Lender hereby acquires from such DDTL Issuing Lender, a participation in such DDTL Letter of Credit equal to such DDTL Lender’s Applicable Percentage of the aggregate amount available to be drawn under such DDTL Letter of Credit. Each DDTL Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.06(e) in respect of DDTL Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any DDTL Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of DDTL Commitments.

(ii)       In consideration and in furtherance of the foregoing, each DDTL Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the applicable DDTL Issuing Lender, such DDTL Lender’s Applicable Percentage of each DDTL Letter of Credit Disbursement in respect of DDTL Letters of Credit as provided in Sections 2.06(f)(ii) and (iii). Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.08 with respect to Loans made by such DDTL Lender (and Section 2.08 shall apply, mutatis mutandis, to the payment obligations of DDTL Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Lender the amounts so received by it from the applicable DDTL Lenders.

(f)        Reimbursement Obligations Absolute.

(i)         If any DDTL Issuing Lender shall make any DDTL Letter of Credit Disbursements, the Borrowers shall reimburse such DDTL Letter of Credit Disbursement to the applicable DDTL Issuing Lender for its own account not later than 12:00 noon, on the Business Day that is five (5) Business Days following the date on which such DDTL Letter of Credit Disbursement is made (the “DDTL Reimbursement Date”), in an amount equal to the full amount of such DDTL Letter of Credit Disbursement plus accrued interest thereon from the date on which such DDTL Letter of Credit Disbursement is made to the date of repayment of the DDTL Letter of Credit Disbursement at the rate of interest that would apply to an ABR Loan in accordance with Section 2.14 (each, a “DDTL Reimbursement Obligation”); provided, that pursuant to Section 2.14(c), to the extent any Event of Default has occurred and is continuing as of any such DDTL Reimbursement Date, the Borrowers shall pay interest at the Default Rate.  Any such DDTL Reimbursement Obligation shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (A) any lack of validity or enforceability of such DDTL Letter of Credit, or any term or provision therein, (B) any draft or other document presented under such DDTL Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (C) any payment by the applicable DDTL Issuing Lender under such DDTL Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, and (D) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.06(f), constitute a legal or equitable discharge of the obligations of the Borrowers hereunder.  The applicable DDTL Issuing Lender shall promptly notify the Administrative Agent of the occurrence and amount of any DDTL Reimbursement Obligation.

(ii)       Unless the applicable Borrower shall have notified the Administrative Agent and the applicable DDTL Issuing Lender prior to 12:00 noon on the Business Day after any DDTL Letter of Credit Disbursement is made that such Borrower intends to reimburse the applicable DDTL Issuing Lender for the amount of such DDTL Letter of Credit Disbursement with funds other than the proceeds of the DDTL Loans, such Borrower shall be deemed to have requested that such DDTL Letter of Credit Disbursement be financed through a Borrowing of DDTL Loans on the Business Day following the date of such DDTL Letter of Credit Disbursement in an amount in Dollars equal to the amount of such DDTL Letter of Credit Disbursement and, subject to no Event of Default having occurred, each DDTL Lender shall, upon receipt of notice from the applicable DDTL Issuing Lender of the existence of a DDTL Letter of Credit Disbursement (provided that such notice is received by such DDTL Lender prior to 2:00 p.m. on the date of such DDTL Letter of Credit Disbursement), on the Business Day following the date of such DDTL Letter of Credit Disbursement, make loans in a Borrowing that are ABR Loans ratably based on its DDTL Commitment in an aggregate amount equal to such DDTL Letter of Credit Disbursement (with such Loan to be funded in accordance with Section 2.08) the proceeds of which shall be applied directly by Administrative Agent to reimburse the applicable DDTL Issuing Lender for the amount of such honored DDTL Letter of Credit Disbursement; provided,  that, if such notice is received by any DDTL Lender after

2:00 p.m. on the date of such DDTL Letter of Credit Disbursement, such DDTL Lender shall make such payment prior to close of business on the second Business Day following the date of such DDTL Letter of Credit Disbursement; and provided,  further, that if an Event of Default shall have occurred and be continuing such applicable Reimbursement Obligation shall be due and payable pursuant to Section 2.06(f)(i). Each such DDTL Loan shall initially be made as an ABR Loan and the applicable Borrower shall have the right to convert such DDTL Loan to a different Type in accordance with Section 2.09. If for any reason proceeds of such DDTL Loans are not received by the applicable DDTL Issuing Lender on or prior to the applicable DDTL Reimbursement Date in an amount equal to the amount of such DDTL Reimbursement Obligation, the Borrowers shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such DDTL Reimbursement Obligation over the aggregate amount of such applicable DDTL Loans, if any, which are so received. Nothing in this Section 2.06(f)(ii) shall be deemed to relieve any Lender from its obligation to make DDTL Loans on the terms and conditions set forth in this Agreement, and the applicable Borrower shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such DDTL Loans under this Section 2.06(f). All such DDTL Loans shall be secured by the Security Documents as if made directly to Borrowers.

(iii)      In the event that the Borrowers shall fail for any reason to reimburse an Issuing Lender as provided in clause (i) above on the applicable DDTL Reimbursement Date, such Issuing Lender shall promptly notify each DDTL Lender of the unreimbursed amount of such DDTL Letter of Credit Disbursement with respect to such DDTL Letter of Credit and of such Lender’s respective participation therein. Each DDTL Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable DDTL Issuing Lender, such DDTL Lender’s Applicable Percentage of each such DDTL Letter of Credit Disbursement within one (1) Business Day after receiving notice; provided,  that, such notice is received by 2:00 p.m. (or two (2) Business Days after receiving notice if received by such DDTL Lender after 2:00 p.m.). Each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment made by a DDTL Lender under this Section 2.06(f)(iii) shall be made as provided in Section 2.08 (and Section 2.08 shall apply, mutatis mutandis, to the payment obligations of the DDTL Lenders hereunder (including the obligation to pay interest to the applicable DDTL Issuing Lender in respect of late payments by such DDTL Lender)), and the Administrative Agent shall promptly pay to the DDTL Issuing Lender the amounts so received by it from the applicable DDTL Lenders. In the event a DDTL Issuing Lender shall have been reimbursed by the applicable DDTL Lenders pursuant to this Section 2.06(f)(iii) for all or any portion of any DDTL Letter of Credit Disbursement, the Issuing Lender shall distribute to each applicable DDTL Lender which has paid all amounts payable by it under this Section 2.06(f)(iii) such DDTL Lender’s pro rata share of all payments subsequently received by the DDTL Issuing Lender from the Borrowers in reimbursement of such applicable DDTL Letter of Credit Disbursement when such payments are received.

(iv)       Neither the Administrative Agent, nor any DDTL Lender, nor any DDTL Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any DDTL Letter of Credit by any applicable DDTL Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any DDTL Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable DDTL Issuing Lender; provided that, after paying in full its obligation to reimburse DDTL Letter of Credit Disbursements as provided in this Section 2.06(f), neither the foregoing nor the second sentence of Section 2.06(f)(i) shall be construed to excuse any DDTL Issuing Lender from liability to the applicable Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by such Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by such DDTL Issuing Lender’s gross negligence or willful misconduct as determined in a non-appealable judgment by a court of competent jurisdiction when determining whether drafts and other documents presented under a DDTL Letter of Credit comply with the terms thereof. In furtherance of the foregoing, the parties hereto expressly agree that, in the absence of gross negligence or willful misconduct as determined in a non-appealable judgment by a court of competent jurisdiction on the part of a DDTL Issuing Lender:

(A)       such DDTL Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of an applicable DDTL Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such DDTL Letter of Credit;

(B)       such DDTL Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to decline to make such payment if such documents are not in strict compliance with the terms of such DDTL Letter of Credit; and

(C)       clauses (A) and (B) above shall establish the standard of care to be exercised by a DDTL Issuing Lender when determining whether drafts and other documents presented under an applicable DDTL Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by Applicable Law, any standard of care inconsistent with the foregoing).

(g)        Disbursement Procedures. A DDTL Issuing Lender for any applicable DDTL Letter of Credit shall, promptly (but no later than two (2) Business Days) following its receipt thereof, examine all documents purporting to represent a demand for an applicable DDTL Letter of Credit Disbursement under such DDTL Letter of Credit. Such DDTL Issuing Lender shall promptly (but no later than three (3) Business Days) after such examination notify the Administrative Agent and the applicable Borrower by electronic communication of such demand for such DDTL Letter of Credit Disbursement and whether such DDTL Issuing Lender has made or will make such DDTL Letter of Credit Disbursement thereunder and the date of such DDTL Letter of Credit Disbursement; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse (without duplication) such Issuing Lender with respect to any such DDTL Letter of Credit Disbursement.

Section 2.07    Loans and Borrowings.

(a)        Obligations of Lenders. Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the applicable Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)        Type of Loans.

(i)         Subject to Section 2.15 and Section 2.16, each Borrowing of the Term Loans, any Revolving Loans and any DDTL Loans shall be constituted entirely of ABR Loans or of Eurodollar Loans as the applicable Borrower may request in accordance herewith; provided that Term AUD Loans, Term Euro Loans and Term Sterling Loans may not be made as ABR Loans. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make or hold such Loan at such Lender’s applicable lending office; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

(ii)       Each Revolving Loan made pursuant to Section 2.05(f)(ii) and each DDTL Loan made pursuant to Section 2.06(f)(ii) shall be an ABR Loan pursuant to Section 2.05(f)(ii) or Section 2.06(f)(ii), as applicable, and thereafter, may be converted to a Eurodollar Loan or continued as an ABR Loan or Eurodollar Loan, as the case may be, from time to time in accordance with and subject to Section 2.09.

(c)        Minimum Amounts; Limitation on Number of Borrowings. Each Borrowing any Revolving Loans and any DDTL Loans (other than Revolving Loans and DDTL Loans made pursuant to Section 2.05(f)(ii) and 2.06(f)(ii), respectively) shall be in an aggregate amount of A$1,000,000, C$1,000,000, $1,000,000, €1,000,000 or £1,000,000, as applicable, or a larger multiple of A$100,000, C$100,000, $100,000, €100,000 or £100,000, as applicable, or such other amount as the Borrowers are required to fund under the applicable Underlying Credit Facility(ies) as evidenced by the documentation delivered pursuant to Section 4.02(a).  Borrowings of more than one Class may be outstanding at the same time; provided that there shall not at any time be more than a total of thirty (30) Eurodollar Borrowings outstanding.

Section 2.08    Funding of Borrowings.

(a)        Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 11:00 a.m. (or, in the case of a Borrowing Request expressly permitted to be delivered on the proposed date of such Borrowing in accordance with Section 2.02(b)(y)(2) or 2.02(b)(y)(2), 5:00 p.m.) to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make the Loans on the Closing Date available to the Borrowers pursuant to the Funds Flow Memorandum. The Administrative Agent shall make each Revolving Loan and each DDTL Loan after the Closing Date available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to the Loan Funding Account or, if agreed by the Administrative Agent, as otherwise directed by the applicable Borrower in the Borrowing Request.

(b)        Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.08 and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and each Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to the Type and Class of Loan made. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.09    Interest Elections.

(a)        Elections by the Borrowers. Except as otherwise expressly provided herein, the Loans constituting each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Eurodollar Borrowing, may elect the Interest Period therefor, all as provided in this Section 2.09. The applicable Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding anything to the contrary provided herein, each Borrower shall use commercially reasonable efforts to align the Interest Periods of any Eurodollar Borrowings with Quarterly Payment Dates and to consolidate the Interest Periods of Eurodollar Borrowings. Upon receipt of an Interest Election Request from any Borrower requesting an irregular Interest Period in accordance with the definition of Interest Period, the Administrative Agent and Lenders shall endeavor to provide such Borrower with such Interest Period so long as such Interest Period is available in the London interbank market, European interbank market, Canadian interbank market or the Australian interbank market, as applicable, in the reasonable judgment of Administrative Agent; provided, that where this Agreement permits a Borrower to have an irregular Interest Period for a Eurodollar Borrowing, the Administrative Agent shall set the applicable Adjusted LIBO Rate through interpolating available Adjusted LIBO Rate for periods having terms ending immediately prior to and immediately following such Interest Period (e.g., for a 75 day Interest Period, the

Administrative Agent shall use the midpoint of a two month and three month Adjusted LIBO Rate).

(b)        Notice of Elections. To make an election pursuant to this Section 2.09(b), a Borrower shall notify the Administrative Agent of such election by electronic communication by the time that a Borrowing Request would be required under (i) in the case of Term Loans, Section 2.02, applied mutatis mutandis as if made applicable thereto, (ii) in the case of Revolving Loans, Section 2.02 or (iii) in the case of DDTL Loans, Section 2.03, in each case, as if such Borrower were requesting a Borrowing of the Type and Class resulting from such election to be made on the effective date of such election. Each such electronic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or electronic communication to the Administrative Agent of a written Interest Election Request in the form of Exhibit G (to the extent such election was not originally in the form of Exhibit G).

(c)        Content of Interest Election Requests. Each electronically communicated Interest Election Request shall specify the following information:

(i)         the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified in clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)       the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)      whether the resulting Borrowing is to be an ABR Borrowing (provided that, Loans denominated in AUD, Euro or Sterling may not be made as ABR Loans) or a Eurodollar Borrowing; and

(iv)       if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

(d)        Notice by the Administrative Agent to the Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)        Failure to Elect; Events of Default. If any Borrower fails to deliver a timely and complete Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period therefor (or if any Interest Election Request made by any Borrower requests a Eurodollar Borrowing but does not specify an Interest Period therefor), then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, such Borrowing shall be continued as a Eurodollar Borrowing with an Interest Period ending on the next following Quarterly Payment Date occurring at least five Business Days thereafter. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders (without giving effect to any requirement that the Required Lenders include at least two unaffiliated Lenders), so notifies the Borrowers, then, so long as an Event of Default is continuing, (A) subject to clause (B) below, no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (B) unless repaid, (x) if such Borrowing is a Eurodollar Borrowing denominated in Dollars or CAD, such Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period therefor or (y) if such Borrowing is a Eurodollar Borrowing denominated in AUD, Euros or Sterling, such Borrowing shall be converted to a Eurodollar Borrowing having an Interest Period of one month or such shorter period as the Administrative Agent may determine in its sole discretion as notified to the Borrowers.

Section 2.10    Termination and Reduction of the Commitments.

(a)        Mandatory Termination. Unless previously terminated, (i) the Term Loan Commitments shall terminate after the Borrowing of Term Loans on the Closing Date, (ii) the Revolving Commitments shall terminate on the last day of the Revolving Loan Availability Period and (iii) the DDTL Commitments shall terminate on the last day of the DDTL Loan Availability Period.

(b)        Voluntary Termination or Reduction. The Borrowers may at any time terminate, or from time to time reduce, the Commitments of any Class; provided, that:

(i)         each partial reduction of the Commitments of any Class pursuant to this Section 2.10(b) shall be in an amount that is A$1,000,000, C$1,000,000, $1,000,000, €1,000,000 or £1,000,000, as applicable, or an integral multiple of A$100,000, C$100,000, $100,000, €100,000 or £100,000, as applicable, in excess thereof (or, if less, the remaining amount of such Commitments) or such other amount equal to the amount of any commitment under an applicable Underlying Credit Facility that has been terminated (in whole or in part) as evidenced by documentation reasonably acceptable to the Administrative Agent;

(ii)       the Borrowers shall not voluntarily terminate or reduce the Revolving Dollar Commitments if, after giving effect to such termination or reduction, the aggregate principal amount of the outstanding Revolving Dollar Loans and Revolving Letter of Credit Exposure of all Lenders would exceed the aggregate principal amount of the Revolving Dollar Commitments of all Lenders;

(iii)      the Borrowers shall not voluntarily terminate or reduce the Revolving Euro Commitments if, after giving effect to such termination or reduction, the aggregate principal amount of the outstanding Revolving Euro Loans of all Lenders would exceed the aggregate principal amount of the Revolving Dollar Commitments of all Lenders; and

(iv)       the Borrowers shall not voluntarily terminate or reduce the Revolving Sterling Commitments if, after giving effect to such termination or reduction, the aggregate principal amount of the outstanding Revolving Sterling Loans of all Lenders would exceed the aggregate principal amount of the Revolving Sterling Commitments of all Lenders.

In addition to the foregoing, the Borrowers shall not permit (including as a result of any termination of reduction of any Class of Commitments), at any time, the Unfunded Exposure to be less than the Underlying Unfunded Exposure unless, at such time, the sum of (A) the available amount under all Acceptable Letters of Credit held by the Administrative Agent and (B) all Acceptable Equity on deposit in an Acceptable Equity Escrow is no less than the Additional Required Equity Amount.

(c)        Automatic Reduction of Issuing Commitment. The Issuing Commitments shall be permanently reduced, as to each applicable Class of Issuing Commitment, from time to time on the date of each reduction of the corresponding Class of Commitments pursuant to Section 2.03 or Section 2.10 by the amount, if any, by which the Issuing Commitments exceed such Class of Commitments after giving effect to such reduction of such Class of Commitments.

(d)        Notice of Voluntary Termination or Reduction. The Borrowers shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Class under paragraph (b) of this Section 2.10 at least three (3) Business Days prior to the effective date of such termination or reduction (or such later date as the Administrative Agent may agree), specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.

(e)        Effect of Termination or Reduction. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

Section 2.11    Repayment of Loans; Evidence of Debt.

(a)        Repayment.

(i)         Term Loans. Each Borrower hereby, jointly and severally, unconditionally promises to pay to the Administrative Agent for the account of the Term Loan Lenders the outstanding principal amount of the Term Loans on the Maturity Date.

(ii)       Revolving Loans. Each Borrower hereby, jointly and severally, unconditionally promises to pay to the Administrative Agent for the account of the Revolving Lenders the outstanding principal amount of the Revolving Loans on the Maturity Date.

(iii)      DDTL Loans. Each Borrower hereby, jointly and severally, unconditionally promises to pay to the Administrative Agent for the account of the DDTL Lenders the outstanding principal amount of the DDTL Loans on the Maturity Date.

(b)        Manner of Payment. Prior to any repayment or prepayment of any Borrowings of any Class hereunder, the Borrowers shall select the Borrowing or Borrowings of the applicable Class to be paid and shall notify the Administrative Agent by electronic transmission of such selection not later than 11:00 a.m. (i) in the case of an ABR Borrowing, one (1) Business Day before the scheduled date of such payment and (ii) in the case of a Eurodollar Borrowing, three (3) Business Days before the scheduled date of such payment. If the Borrowers fail to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings of the applicable Class and, second, to other Borrowings of such Class in the order of the remaining duration of their respective Interest Periods

(the Borrowing with the shortest remaining Interest Period to be repaid first). Each repayment of a Borrowing shall be applied ratably to the Loans included in such Borrowing.

(c)        Evidence of Debt.

(i)         Each Lender may maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. In the case of a Lender that does not request, pursuant to clause (ii) below, execution and delivery of a Note evidencing the Commitments of and/or Loans made by, as applicable, such Lender to the Borrowers, such account or accounts shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be prima facie evidence of such Indebtedness of the Borrowers absent manifest error; provided,  however, that the failure of any Lender to maintain such account or accounts or any error in any such account shall not limit or otherwise affect any repayment obligations of the Borrowers hereunder.

(ii)       Each Borrower shall, upon notice by the Administrative Agent of the request to the Administrative Agent by any Lender, execute and deliver to such Lender, as applicable, a promissory note (a “Note”) substantially in the form of Exhibit B payable to such Lender in an amount equal to such Lender’s Commitments and/or Loans of any Class evidencing such Commitments and/or Loans of such Lender. Each Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender’s Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be prima facie evidence of the applicable Indebtedness of the Borrowers absent manifest error; provided,  however, that the failure of any Lender to make any such notations or any error in any such notations shall not limit or otherwise affect any obligations of the Borrowers. A Note and the obligation evidenced thereby may be assigned or otherwise transferred in whole or in part only in accordance with Section 10.04(b).

Section 2.12    Prepayment of Loans.

(a)        Optional Prepayments.  The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (other than any amounts payable under Section 2.18), subject to the requirements of this Section 2.12(a). Each partial prepayment of any Borrowing under this Section 2.12(a) shall be in an aggregate amount at least equal to A$1,000,000, C$1,000,000, $1,000,000, €1,000,000 or £1,000,000, as applicable, or an integral multiple of A$100,000, C$100,000, $100,000, €100,000 or £100,000, as applicable, in excess thereof or such other amount equal to the amount of any corresponding prepayment under an Underlying Credit Facility as evidenced by documentation reasonably acceptable to the Administrative Agent.  Upon the Borrowers’ prior written request, a prepayment of Borrowings of any Class may be applied to prepay outstanding ABR Borrowings of such Class before any other Borrowings of such Class so long as such application does not affect the right any Lender would otherwise have to receive pro rata prepayments of the Loans or Class of Loans, as applicable, held by such Lender.

(b)        Mandatory Prepayments.

(i)         The Borrowers shall prepay the Loans and unreimbursed Letter of Credit Disbursements (and to Cash Collateralize Letters of Credit) then outstanding on each Payment Date, to the extent of cash remaining in the Receipts Account after application of clauses (A) through (D) of Section 3.03(b) of the Depositary Agreement, in an amount equal to the lesser of such cash and the amount of such cash such that, after giving effect to such prepayment on a pro forma basis, the LTV Ratio as determined in accordance with the most recent Monthly Date LTV Certificate is no greater than the Target LTV Ratio.

(ii)       The Borrowers shall apply, as and when required pursuant to Sections 3.03(e)(ii) and (iii) of the Depositary Agreement, ratably to the mandatory prepayment of Loans and unreimbursed Letter of Credit Disbursements, together with accrued interest thereon and any amount required by Section 2.18 (if applicable) (and to Cash Collateralize Letters of Credit), an amount equal to the amount on deposit in the Distribution Account in accordance with Sections 3.03(e)(ii) and (iii), as applicable, of the Depositary Agreement.

(iii)      The Borrowers shall apply as and when required by Section 3.03(d) of the Depositary Agreement, ratably to the mandatory prepayment of the Revolving Loans and unreimbursed Revolving Letter of Credit Disbursements, the amount required to be applied to the prepayment thereof pursuant to Section 3.03(d) of the Depositary Agreement.

(iv)       The Borrowers shall, on the date that is ten (10) Business Days after the Closing Date, prepay the Loans then outstanding in an amount, if any, necessary such that after giving effect to such prepayment on a pro forma basis, the LTV Ratio as determined in accordance with the LTV Certificate delivered on the Closing Date is no greater than the Target LTV Ratio (the “Post-Closing True-Up”).

(v)        The Borrowers shall apply as and when required by Section 3.03(b)(i)(D) of the Depositary Agreement, ratably to the mandatory prepayment of the Revolving Loans and unreimbursed Revolving Letter of Credit Disbursements, the amount required to be applied to the prepayment thereof pursuant to Section 3.03(b)(i)(D) of the Depositary Agreement.

Each such prepayment of the Loans set forth above (other than Sections 2.12(b) (iii) and (v)) shall be applied first, to ratable prepayment of the Term Loans and the DDTL Loans (including any unreimbursed DDTL Letter of Credit Disbursements), second, to Cash Collateralize any DDTL Letters of Credit, third, to the ratable (x) prepayment of Revolving Loans (without reduction in the Revolving Commitments) and (y) reimbursement of unreimbursed Revolving Letter of Credit Disbursements, and fourth, to Cash Collateralize any Revolving Letters of Credit.  Upon the Borrowers’ prior written request, a prepayment of Borrowings of any Class may be applied to prepay outstanding ABR Borrowings of such Class before any other Borrowings of such Class so long as such application does not affect the right any Lender would otherwise have to receive pro rata prepayments of the Loans or Class of Loans, as applicable, held by such Lender.  Furthermore, but subject to the above pro rata application provisions as among Classes, funds denominated in a Currency and available to be applied to any prepayment of the Loans and other Obligations set forth above first, shall be applied to applicable Loans and other Obligations denominated in such Currency and second, shall be exchanged into any other Currency necessary to make such prepayments (as directed by the Borrowers in writing or, if no such direction is provided by the Borrowers prior to the time of such repayment, as determined by the Administrative Agent) at the rate of exchange determined by the Administrative Agent or Depositary Bank, as applicable, in accordance with its customary practices.

(c)        Notices, Etc. The Borrowers shall notify the Administrative Agent by electronic transmission of any prepayment hereunder, not later than 11:00 a.m. with respect to Loans bearing interest at the Adjusted LIBO Rate, three (3) Business Days before the date of prepayment, and with respect to Loans bearing interest at the Alternate Base Rate, one (1) Business Day before the date of prepayment (or, in each case, such later date as may be agreed by the Administrative Agent). Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities or alternative financing, in which case such notice may be revoked without penalty, but subject to Section 2.18, prior to the specified termination date if such condition is not satisfied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.14 and any amount required by Section 2.18 and shall be applied in the manner specified in Section 2.11(b).

Section 2.13    Fees.

(a)        Commitment Fee. Each Borrower, jointly and severally, agrees to pay to the Administrative Agent for account of each Lender having Revolving Commitments or DDTL Commitments a commitment fee, which shall accrue at a rate per annum equal to 0.75% on the average daily undrawn amount of each such Class of Commitments (excluding any Delayed Acquisition Loan Asset Commitment) of such Lender during the period from and including the Closing Date to but excluding the date each such Class of Commitments terminates (or if such Class of Commitments is canceled or expired prior to such date, on the date of such cancellation or expiration).  All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  For purposes of computing commitment fees with respect to the Commitments of any Class of Revolving Commitments or DDTL Commitments, a Lender’s Commitment of such Class shall be deemed to be used to the extent of the Stated Amount of any Letter of Credit in such Class and, except with respect to DDTL Commitments, such Lender’s outstanding Loans of such Class of Commitments.  Accrued commitment fees shall be due and payable on each Quarterly Payment Date.   Defaulting Lenders shall not be entitled to any commitment fees in respect of periods during which they are Defaulting Lenders.

(b)        Lender and Agent Fees. Each Borrower agrees to pay to the Administrative Agent, for its own account, and to the Collateral Agent, the Depositary Bank and the Coordinating Lead Arranger the fees payable in the amounts and at the times separately agreed upon in the Fee Letter or the Depositary Agreement, as applicable.

(c)        Letter of Credit Fees. On each Quarterly Payment Date during any period in which a Letter of Credit is outstanding, the Borrowers shall pay to the Administrative Agent, for the account of the Lenders having Commitments of the applicable Class, letter of credit fees in arrears for the period from the immediately prior Quarterly Payment Date (or the Closing Date, if applicable) to such Quarterly Payment Date in an aggregate amount equal to the product of (x) the Applicable Margin in respect of Eurodollar Loans denominated in the applicable Currency times (y) the daily average Stated Amount available from time to time to be drawn under each such Class of Letter of Credit for such quarter (or portion thereof), including the first day of such period but excluding the last day thereof, times (z) a fraction, the numerator of which is the number of days in such period, including the first day of such period but excluding the last day thereof, and the denominator of which is 360.

(d)        Issuing Lender Fees. Each Borrower agrees to pay directly to each Issuing Lender such documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with such Issuing Lender’s standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

(e)        Payment of Fees. All fees payable hereunder shall be paid on the dates due, in the applicable Currency in which the applicable Facility is denominated (provided that, all fees payable under clauses (b) and (d) above shall be paid in Dollars), and immediately available funds and, other than in the case of Issuing Lender fees (which shall be payable directly to each applicable Issuing Lender), to the Administrative Agent for distribution, in the case of commitment fees or letter of credit fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances absent manifest error.

Section 2.14    Interest.

(a)        ABR Loans. The Loans constituting each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate for the applicable Class plus the Applicable Margin for such Class.

(b)        Eurodollar Loans. The Loans constituting each Eurodollar Borrowing shall bear interest for the applicable Interest Period at a rate per annum equal to the Adjusted LIBO Rate for the applicable Class for such Interest Period for such Borrowing plus the Applicable Margin for such Class.

(c)        Default Interest. Notwithstanding the foregoing, (i) if any principal of or interest on any Loan or any fee or other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, or (ii) at the request of the Required Lenders (without giving effect to any requirement that the Required Lenders include at least two unaffiliated Lenders), if any Event of Default has occurred and is continuing, all Loans and other outstanding amounts shall bear interest, after as well as before judgment, at a rate per annum equal to 2.00% plus the rate that would otherwise be applicable to such amount pursuant to this Agreement or, if no other rate is so specified herein, the rate applicable to ABR Loans denominated in Dollars as provided in paragraph (a) of this Section 2.14 (the “Default Rate”).

(d)        Payment of Interest. Accrued interest on each Loan of any Class shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section 2.14 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of a Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)        Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to (i) the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate or the Canadian Prime Rate under clause (a) of the definition thereof or (ii) the Adjusted LIBO Rate with respect to Term AUD Loans, in each case shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The computation of interest shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(f)        Interest Act (Canada). For purposes of the Interest Act (Canada), where a rate of interest is to be calculated on the basis of a year of 360, 365, or 366 days, the yearly rate of interest to which the rate is equivalent is that rate multiplied by the number of days in the calendar year for which the calculation is made and divided by 360, 365, or 366, as applicable.

(g)        Code of Banking Practice. The parties agree that the Code of Banking Practice (Australia) does not apply to the Financing Documents and the transactions under them.

Section 2.15    Inability to Determine Interest Rate.

(a)        If, on or before the first day of any Interest Period for any Eurodollar Loan in connection with any request for a Eurodollar Loan or a conversion to or continuation thereof, (i) the Administrative Agent determines in good faith that (x) deposits in the applicable Currency are not being offered to banks in the relevant interbank market for the applicable amount and Interest Period of such Eurodollar Loan, or (y) adequate and reasonable means do not exist for determining the Adjusted LIBO Rate for any requested Interest Period with respect to such proposed Eurodollar Loan, or (ii) the Administrative Agent or the Required Lenders (without giving effect to any requirement that the Required Lenders include at least two unaffiliated Lenders) determine that for any reason the Adjusted LIBO Rate for any requested Interest Period with respect to such proposed Eurodollar Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, to the extent of the affected Eurodollar Loans or Interest Period, (A) with respect to any such Eurodollar Loans denominated in Dollars or CAD, any such Eurodollar Loans requested to be made or continued on the first day of such Interest Period shall be made or continued, as applicable, as ABR Loans, (B) with respect to any such

Eurodollar Loans denominated in Dollars or CAD, any such outstanding Eurodollar Loans shall be converted, on the last day of the then-current Interest Period with respect thereto, to ABR Loans, (C) with respect to any such Eurodollar Loans denominated in Dollars or CAD, the Alternate Base Rate shall be determined without reference to the Adjusted LIBO Rate component thereof, and (D) such Eurodollar Loans shall no longer be made or continued as such, nor shall the Borrowers have the right to convert Loans to such Eurodollar Loans, in each case, until the Administrative Agent revokes such notice (which the Administrative Agent shall do promptly after the conditions that give rise to such notice no longer exist or, in the case of any notice provided at the direction of the Required Lenders, promptly after receiving direction with respect thereto from the Required Lenders (without giving effect to any requirement that the Required Lenders include at least two unaffiliated Lenders)).  Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Loans (to the extent of the affected Eurodollar Loans or Interest Periods) or, failing that, (I) with respect to any such Eurodollar Loans denominated in Dollars or CAD, the Borrowers will be deemed to have converted such request into a request for a Borrowing of an ABR Loans in the amount specified therein and (II) with respect to any such Eurodollar Loans denominated in AUD, Euros or Sterling, the Borrowers will be deemed to have revoked such pending request.

(b)        Notwithstanding anything to the contrary in Section 2.15(a), if at any time the Administrative Agent determines in good faith that (i) the circumstances set forth in clause Section 2.15(a) have arisen or (ii) the circumstances set forth in Section 2.15(a) have not arisen but either (w) the supervisor for any administrator of the Adjusted LIBO Rate has made a public statement that such administrator of the Adjusted LIBO Rate is insolvent (and there is no successor administrator that will continue publication of the Adjusted LIBO Rate), (x) any administrator of the Adjusted LIBO Rate has made a public statement identifying a specific date after which the Adjusted LIBO Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the Adjusted LIBO Rate), (y) the supervisor for any administrator of the Adjusted LIBO Rate has made a public statement identifying a specific date after which the Adjusted LIBO Rate will permanently or indefinitely cease to be published or (z) the supervisor for any administrator of the Adjusted LIBO Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Adjusted LIBO Rate may no longer be used for determining interest rates for loans, then the Administrative Agent, in consultation with the Borrowers, may establish an alternate rate of interest to the Adjusted LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for similar syndicated loans denominated in the applicable currency in the United States at such time, and may enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin); provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.  Any such amendment pursuant to this Section 2.15(b) shall be effected without the payment of any fee by the Borrowers and shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders (without giving effect to any requirement that the Required Lenders include at least two unaffiliated Lenders) stating that such Required Lenders object to such amendment.  Until an alternate rate of interest shall be determined in accordance with this Section 2.15(b) (but, in the case of the circumstances described in Section 2.15(b)(ii), only to the extent the Adjusted LIBO Rate for such Interest Period is not available or published at such time on a current basis), (w) any request for the conversion of any ABR Loan to, or continuation of any Eurodollar Loan as, a Eurodollar Loan shall be ineffective, (x) with respect to any such Loans denominated in Dollars or CAD, any request for a Eurodollar Loan shall be made as an ABR Loan, (y) the Alternate Base Rate shall be determined without reference to the Adjusted LIBO Rate component thereof and (z) with respect to any such Loans denominated in AUD, Euros or Sterling, the rate of interest applicable thereto, in lieu of the Adjusted LIBO Rate, shall be such rate as the Administrative Agent, in consultation with the Borrowers, reasonably considers to be effectively equivalent to the Adjusted LIBO Rate applicable thereto.

(c)        If the Administrative Agent determines that for any reason a market for bankers’ acceptances does not exist at any time or the Administrative Agent cannot for other reasons, after reasonable efforts, readily perform its other obligations under this Agreement with respect to determining the BA Rate, the Administrative Agent will promptly so notify the Borrowers.  Thereafter, the Borrowers’ right to request a Loan denominated in CAD that bears interest at a BA Rate shall be and remain suspended until the Administrative Agent reasonably determines and promptly notifies the Borrowers that the condition causing such determination no longer exists.

(d)        Notwithstanding any other provision of this Section 2.15, neither the Administrative Agent nor any Lender shall invoke this Section 2.15 if it shall not at the time be the general policy or practice of the Administrative Agent or such Lender to invoke comparable provisions of similar agreements with similarly situated customers; provided that nothing in this paragraph (d) shall require the Administrative Agent or any Lender to disclose any confidential information related to similarly situated customers, comparable provisions of similar agreements or otherwise.

Section 2.16    Illegality. If, after the date of this Agreement, any Change in Law shall make it unlawful or impossible for any Lender to make or maintain any Loan, such Lender shall immediately notify Administrative Agent and the Borrowers of such Change in Law. Upon receipt of such notice (i) the obligation of such Lender to make or continue Eurodollar Loans shall be suspended for so long as such condition shall exist, and (ii) at the request of such Lender, such Lender’s Loans then outstanding as Eurodollar Loans, if any, shall be prepaid or, if applicable, converted automatically to ABR Loans (with respect to which the Alternate Base Rate shall be determined without reference to the Adjusted LIBO Rate component thereof if necessary to avoid such illegality) on the respective last days of the then-current Interest Periods with respect thereto so long as such Lender may lawfully continue to maintain such Eurodollar Loans to such days or, immediately if such Lender may not lawfully continue to maintain such Eurodollar Loans.  Any or conversion of Loans made pursuant to the preceding sentence prior to the last day of an Interest Period for such Loans shall be deemed a prepayment thereof for purposes of Section 2.18 only.  If a Lender determines that any Change in Law makes it unlawful or impossible for the Lender to make, fund or maintain a Loan denominated in CAD or to perform its obligations under or by virtue of this Agreement, the Lender may, by written notice thereof to the Borrowers (through the Administrative Agent), terminate its obligations to make further Loans denominated in CAD under this Agreement, and the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent) repay forthwith (or at the end of such longer period as the Lender in its discretion has agreed) the principal amount of such Loans denominated in CAD together with accrued interest, without penalty or bonus and such additional compensation as may be applicable to the date of payment and all other outstanding Obligations to such Lender.  If any change shall only affect a portion of the Lender’s obligations under this Agreement which is, in the opinion of the Lender acting reasonably, severable from the remainder of this Agreement so that the remainder of this Agreement may be continued in full force and effect without otherwise affecting any of the obligations of the Lender or the Borrowers under this Agreement, the Lender shall only declare its obligations under that portion so terminated.  Notwithstanding anything to the contrary in this Section 2.16, no Lender shall deliver any notice of illegality or impossibility unless at such time it is the general policy or practice of such Lender to deliver such notices to similarly situated customers under comparable provisions of similar agreements; provided that nothing in this sentence shall require any Lender to disclose any confidential information related to similarly situated customers, comparable provisions of similar agreements or otherwise.

Section 2.17    Increased Costs.

(a)        If any Change in Law shall:

(i)         impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted LIBO Rate);

(ii)       subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Other Connection Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)      impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, after submission by such Lender or other Recipient of the certificate contemplated by clause (c) of this Section 2.17, the Borrowers will pay to such Lender or other Indemnitee, as the case may be, within ten (10) days after submission of such certificate, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)        Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such

Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time after submission by such Lender of the certificate contemplated by clause (c) of this Section 2.17, the Borrowers will pay to such Lender within ten (10) days after submission of such certificate, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)        Certificates for Reimbursement.  Any Recipient requesting compensation under Section 2.17(a) or (b) shall deliver a certificate to the Borrowers (i) setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, and (ii) setting forth, in reasonable detail (consistent with the detail provided by such Recipient to similarly situated customers under comparable provisions of similar agreements), the manner in which such amounts were determined, which certificate shall be conclusive absent manifest error.

(d)        Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)        No Disparate Treatment.  Notwithstanding any other provision of this Section 2.17, no Recipient shall demand compensation for any increased cost or reduction pursuant to this Section 2.17 if it shall not at the time be the general policy or practice of such Recipient to demand such compensation from similarly situated customers under comparable provisions of similar agreements; provided that nothing in this paragraph (e) shall require any Recipient to disclose any confidential information related to similarly situated customers, comparable provisions of similar agreements or otherwise.

Section 2.18    Break Funding Payments. If any Borrower shall (a) repay or prepay any Loans on any day other than the last day of an Interest Period for such Loans (whether an optional prepayment or a mandatory prepayment), (b) fail to borrow any Loans in accordance with a Borrowing Request delivered to Administrative Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise and whether or not such Borrowing Request has been revoked), (c) fail to terminate or reduce any Commitments in accordance with a notice of such termination or reduction delivered to Administrative Agent (whether or not such notice of termination or reduction has been revoked); or (d) fail to make any prepayment in accordance with any notice of prepayment delivered to Administrative Agent (whether or not such notice of prepayment has been revoked); then the Borrowers shall, within five Business Days after submission by any Lender of the certificate contemplated below, reimburse such Lender for all costs and losses incurred by such Lender as a result of such repayment, prepayment or failure which shall include, to the extent such Lender funds its Loans by matching deposits and provides reasonable evidence of the same, the amount equal to the excess, if any, of (x) the portion of the applicable interest attributable to the Adjusted LIBO Rate which would have applied to the principal amount so repaid, prepaid or not borrowed for the period from the date of such repayment or prepayment or failure to borrow to the last day of the then current Interest Period for such Loan over (y) the amount of interest that the relevant Lender would be able to obtain by placing an amount equal to the principal amount so repaid, prepaid or not borrowed, as the case may be, with a leading bank in the London interbank market or Canadian bankers’ acceptances for a period commencing from the date of such repayment, prepayment or failure to borrow, as applicable, through the end of such Interest Period (“Liquidation Costs”) but shall not otherwise include any compensation for lost profits. Each Borrower understands that such costs and losses may include losses incurred by a Lender as a result of funding and other contracts entered into by such Lender to fund Loans. Each Lender demanding payment under this Section 2.18 shall deliver to Administrative Agent a certificate setting forth and reasonably accounting for the amount of costs and losses for which demand is made, and Administrative Agent shall promptly provide such certificate to the Borrowers. Notwithstanding the foregoing, unless an Event of Default shall have occurred and be continuing, and except with regard to (i) any optional prepayments hereunder, (ii) the events described in clauses (b), (c) and (d) above or (iii) mandatory prepayments required by Section 2.12(b), if any mandatory prepayment is triggered within thirty (30) days prior to the expiration of an Interest Period, each Lender shall use reasonable efforts to minimize any Liquidation Costs by, among other things, not applying mandatory prepayments until the last day of the Interest Period; provided,  however, that the amount of such mandatory prepayment shall be segregated in the applicable Collateral Account and Loans corresponding to such mandatory prepayments shall be deemed to be outstanding until such mandatory prepayments are applied to such Loans.

Section 2.19    Net of Taxes, etc.

(a)        Payments Free of Taxes. For purposes of this Section 2.19, the term Applicable Law includes FATCA and the term “Lender” includes any Issuing Lender. Any and all payments by or on account of any obligation of any Loan Party under any Financing Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law (as determined in the good faith discretion of the applicable Withholding Agent). If any Applicable Law requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.19) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)        Payment of Other Taxes. The Borrowers shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)        Indemnification by the Borrowers. The Loan Parties shall indemnify each Recipient, within ten (10) days after submission by such Recipient of the certificate described below with respect thereto, for the full amount of any Indemnified Taxes  (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.19) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  In connection with any request for indemnification under this Section 2.19(c), the applicable Recipient shall deliver  certificate setting forth, in reasonable detail, the basis and calculation of the amount of the applicable payment or liability to the Borrowers (with a copy to the Administrative Agent, if such Recipient is a Lender), which certificate shall be conclusive absent manifest error.

(d)        Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.04(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Financing Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Financing Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e)        Evidence of Payments. As soon as practicable after any payment of Taxes by any Borrower to a Governmental Authority pursuant to this Section 2.19, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)        Treatment of Certain Refunds. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.19 (including by the payment of additional amounts pursuant to this Section 2.19) it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such Recipient incurred in obtaining such refund and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such Recipient, shall repay to such Recipient the amount paid over to pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Recipient is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (f), in no event will any Recipient be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place such Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g)        Survival of Obligations. Each party’s obligations under this Section 2.19 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Financing Document.

(h)        Status of Lenders.

(i)         Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Financing Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by any Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by any Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by any Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by any Borrower or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.19(h)(ii)(A),  (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)       Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Borrower,

(A)       any Lender that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of any Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)       any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of any Borrower or the Administrative Agent), whichever of the following is applicable: (1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Financing Document, executed copies of IRS Form W-8BEN/W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Financing Document, IRS Form W-8BEN/W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (2) executed copies of IRS Form W-8ECI; (3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to any of the Borrowers described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN/W-8BEN-E; or (4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN/W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;

(C)       any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of any Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)       if a payment made to a Lender under any Financing Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by any Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by any Borrower or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

(i)         Status of Administrative Agent.  The Administrative Agent shall deliver to the Borrowers on or prior to the Closing Date (or, in the case of any successor Administrative Agent, on or prior to the date on which such successor Administrative Agent becomes the Administrative Agent under this Agreement) (and, to the extent it remains legally entitled to do so, from time to time thereafter upon the reasonable request of any Borrower)  executed copies of IRS Form W-9 certifying that such Administrative Agent is exempt from U.S. federal backup withholding tax or (x) executed copies of IRS Form W-8ECI with respect to any amounts payable to the Administrative Agent for its own account and (y) executed copies of IRS Form W-8IMY with respect to any amounts payable to the Administrative Agent for the account of others, certifying that it is a “U.S. branch,” that the payments it receives for the account of others are not effectively connected with the conduct of its trade or business within the United States and that it is using such form as evidence of its agreement with the Borrowers to be treated as a U.S. person with respect to such payments (and the Borrowers and the Administrative Agent agree to so treat the Administrative Agent as a U.S. person with respect to such payments as contemplated by Section 1.1441-1(b)(2)(iv) of the United States Treasury Regulations).

Section 2.20    Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)        Payments by the Borrowers. Except for any fees that the Lenders have agreed may be subject to netting on the Closing Date, the Borrowers shall make each payment required to be made by it hereunder (whether of principal, interest, or fees, or under Section 2.17,  Section 2.18 or Section 2.19, or otherwise) in immediately available funds, without set-off or counterclaim and prior to 2:00 p.m. on the date when due. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent by wire transfer to the following accounts, as applicable:

(i)         for any payments made in AUD:

Payment via Fed Wire to	Westpac Banking Corporation, Sydney, Australia
SWIFT ID.	WPACAU2S
A/C #	BOT0028971
BSB	032938
Attention	John Casey, Director, Financial Institutions, Global Transactional Banking

Reference	MUFG Bank, LTD NY Branch, SPT Infrastructure Finance Sub-1, LLC, SPT Infrastructure Finance Sub-2, Ltd. and SPT Infrastructure Finance Sub-3, LLC

(ii)       for any payments made in CAD:

Payment via Fed Wire to	Royal Bank of Canada, Toronto, Ontario, Canada
SWIFT ID.	ROYCCAT2
A/C #	111-191-3
Transit	09591
Attention	Brian Macdonald - Account Manager, Client Support
Reference	MUFG Bank, LTD NY Branch, SPT Infrastructure Finance Sub-1, LLC, SPT Infrastructure Finance Sub-2, Ltd. and SPT Infrastructure Finance Sub-3, LLC

(iii)      for any payments made in Dollars:

Payment via Fed Wire to	MUFG BANK, LTD.
ABA No.	0260-0963-2
A/C #	97770191
Attention	Loan Operations Dept.
Reference	SPT Infrastructure Finance Sub-1, LLC, SPT Infrastructure Finance Sub-2, Ltd. and SPT Infrastructure Finance Sub-3, LLC

(iv)       for any payments made in Euros:

Payment via Fed Wire to	MUFG Bank, LTD, London Branch
SWIFT ID.	BOTKGB2L
A/C #	GB82 BOTK 6001 0900 0011 07
Attention	Mr. Paul Blosse, Operations Control (or Jerome Eyles)
Reference	MUFG Bank, LTD NY Branch, SPT Infrastructure Finance Sub-1, LLC, SPT Infrastructure Finance Sub-2, Ltd. and SPT Infrastructure Finance Sub-3, LLC

(v)        for any payments made in Sterling:

Payment via Fed Wire to	MUFG Bank, LTD., London Branch, United Kingdom
SWIFT ID.	BOTKGB2L
A/C #	GB82 BOTK 6001 0900 0011 07
Attention	Mr. Paul Blosse, Operations Control
Reference	MUFG Bank, LTD NY Branch, SPT Infrastructure Finance Sub-1, LLC, SPT Infrastructure Finance Sub-2, Ltd. and SPT Infrastructure Finance Sub-3, LLC

in each case, except as otherwise expressly provided in the relevant Financing Document and except payments to be made directly to any Issuing Lender as expressly provided herein and payments pursuant to Section 2.17,  Section 2.18,  Section 2.19 and Section 10.03, which shall be made directly to the Persons entitled thereto, in each case subject to the terms of the Depositary Agreement. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All amounts owing under this Agreement or under any other Financing Document with respect to a particular Facility (including principal, interest, fees and similar amounts) shall be payable in the Currency in which such Facility is denominated and all other amounts owing under this Agreement or under any other Financing Document shall be payable in Dollars.

(b)        Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed Letter of Credit Disbursements, interest and fees then due hereunder, such funds shall be applied, in each case pro rata among the relevant Lenders according to the amounts of their respective Commitments, (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties and (ii) second, to pay principal and unreimbursed Letter of Credit Disbursements, then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed Letter of Credit Disbursements, then due to such parties.

(c)        Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing of a particular Class shall be made from the relevant Lenders, each payment of a commitment fee under Section 2.13(a) in respect of Commitments of a particular Class shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.10 shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata among the relevant Lenders according to the amounts of their respective Commitments of such Class; (ii) each Borrowing of any Class shall be allocated pro rata among the relevant Lenders according to the amounts of their respective Commitments of such Class (in the case of the making of Loans) or their respective Loans of such Class that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Loans by the Borrowers shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them; and (iv) each payment of interest on Loans by the Borrowers shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

(d)        Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or with respect to any other Obligations resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans or other Obligations and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders pro rata in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrowers or any Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

(e)        Presumptions of Payment. Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for account of the Lenders or any Issuing Lender hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Lender, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or each applicable Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(f)        Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.08(b),  Section 2.20(e) or Section 10.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.21    Mitigation Obligations; Replacement of Lenders.

(a)        Designation of a Different Lending Office. If any Recipient requests compensation under Section 2.17, or requires the Borrowers to pay any Indemnified Taxes or additional amounts to such Recipient or any Governmental Authority for the account of such Recipient pursuant to Section 2.19 or give a notice of illegality pursuant to Section 2.16, then such Recipient shall (at the request of any Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Recipient, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.17 or Section 2.19, as the case may be, in the future or mitigate the impact of Section 2.16, and (ii) would not subject such Recipient to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Recipient.  Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Recipient in connection with any such designation or assignment.

(b)        Replacement of Lenders.

(i)         If any Lender requests compensation under Section 2.17, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.19 or gives a notice of illegality pursuant to Section 2.16, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.21(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then any Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (x) subject to Section 2.10(b), terminate the applicable Commitments of such Lender and repay and satisfy all Obligations owing to such Lender or (y) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.04), and such Lender shall be obligated to so assign and delegate, all of its interests, rights (other than its existing rights to payments pursuant to Section 2.17 or Section 2.19) and obligations under this Agreement and the related Financing Documents to an assignee that shall assume such obligations in accordance with the requirements of Section 10.04 (which assignee may be another Lender, if a Lender accepts such assignment); provided that, in the case of any such assignment:

(A)       the Borrowers shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.04(b);

(B)       such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in any Letter of Credit Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Financing Documents (including any amounts under Section 2.18) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(C)       in the case of any such assignment resulting from a claim for compensation under Section 2.17 or payments required to be made pursuant to Section 2.19 such assignment will result in a reduction in such compensation or payments thereafter;

(D)       such assignment does not conflict with Applicable Law;

(E)       in the case of any assignment resulting from a Lender becoming a Non‑Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent; and

(F)       a Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

Section 2.22    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)        Waivers and Amendments. The Defaulting Lender’s Loans and unused Commitments shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (provided that any consent or amendment described in Sections 10.02(b)(i),  (ii),  (iii),  (iv),  (v) or (vii) shall require the consent of any Defaulting Lender).

(b)        Defaulting Lenders Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of a Defaulting Lender shall be applied at such time or times as may be determined by the Administrative Agent as follows: (i) first, to the payment of any amounts owing by such Defaulting Lender to the Agents under the Financing Documents; (ii) second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the applicable Issuing Lender; (iii) third, to Cash Collateralize each Issuing Lender’s Fronting Exposure with respect to such Defaulting Lender; (iv) fourth, as any Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement; (v) fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize each Issuing Lender’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement; (vi) sixth, to the payment of any amounts owing to the Lenders or the applicable Issuing Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender or an applicable Issuing Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; (vii) seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and (viii) eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction (provided that, with respect to this clause (viii), if such payment is a prepayment of the principal amount of any Loans in respect of which a Defaulting Lender has funded its participation obligations, such payment shall be applied solely to prepay the Loans of, and Reimbursement Obligations owed to, all Non‑Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, Reimbursement Obligations owed to such Defaulting Lender).

(c)        Certain Fees.

(i)         No Defaulting Lender shall be entitled to receive any commitment fee for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fees that otherwise would have been required to have been paid to that Defaulting Lender).

(ii)       Each Defaulting Lender shall be entitled to receive fees pursuant to Section 2.13(c) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.21(b).

(iii)      With respect to any fees pursuant to Section 2.13(c) not required to be paid to any Defaulting Lender pursuant to clause (ii) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Exposure that has been reallocated to such Non-Defaulting Lender pursuant to clause (d) below, (y) pay to each Issuing Lender the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(d)        Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in any Class of Letter of Credit Exposure shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Commitments with respect to such Class (calculated without regard to such Defaulting Lender’s Commitment of such Class) but only to the extent that such reallocation does not cause the aggregate Letter of Credit Exposure of such Class of any Non‑Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment of such Class. Subject to Section 10.18, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(e)        Cash Collateral. If the reallocation described in clause (d) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize each Issuing Lender’s Fronting Exposure of such Class of Letters of Credit.

(f)        Defaulting Lender Cure. If the Borrowers and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in the Class of Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided,  further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(g)        New Letters of Credit. So long as any Lender is a Defaulting Lender, no Issuing Lender shall be required to issue, extend, renew or increase any Letter of Credit unless it is reasonably satisfied that it will have no Fronting Exposure after giving effect thereto.

Section 2.23    Co-Borrowers.

(a)        Joint and Several Liability.  All Obligations of the Borrowers under this Agreement and the other Financing Documents shall be joint and several Obligations of each Borrower.  Anything contained in this Agreement and the other Financing Documents to the contrary notwithstanding, the Obligations of each Borrower hereunder, solely to the extent that such Borrower did not receive proceeds of Loans from any borrowing hereunder, shall be limited to a maximum aggregate amount equal to the largest amount that would not render its Obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under §548 of the Bankruptcy Code, 11 U.S.C. §548, or any applicable provisions of comparable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Borrower, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Borrower in respect of intercompany Indebtedness to any other Loan Party or Affiliates of any other Loan Party to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Loan Party hereunder) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation or contribution of such Borrower pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among such Borrower and other Affiliates of any Loan Party of Obligations arising under guarantees by such parties.

(b)        Subrogation.  Until the Obligations shall have been paid in full in cash, each Borrower shall withhold exercise of any right of subrogation, contribution or any other right to enforce any remedy which it now has or may hereafter have against any other Borrower or any other guarantor of the Obligations.  Each Borrower further agrees that, to the extent the waiver of its rights of subrogation, contribution and remedies as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any such rights such Borrower may have against the other Borrower, any collateral or security or any such other guarantor, shall be junior and subordinate to any rights the Collateral Agent may have against any other Borrower, any such collateral or security, and any such other guarantor.  The Borrowers under this Agreement and the other Financing Documents together desire to allocate among themselves, in a fair and equitable manner, their Obligations arising under this Agreement and the other Financing

Documents.  Accordingly, in the event any payment or distribution is made on any date by any Borrower under this Agreement and the other Financing Documents (a “Funding Borrower”) that exceeds its Obligation Fair Share as of such date, that Funding Borrower shall be entitled to a contribution from the other Borrowers in the amount of such other Borrower’s Obligation Fair Share Shortfall as of such date, with the result that all such contributions will cause each Borrower’s Obligation Aggregate Payments to equal its Obligation Fair Share as of such date.  The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Borrower.  The allocation among Borrowers of their Obligations as set forth in this Section 2.23 shall not be construed in any way to limit the liability of any Borrower hereunder or under any Financing Document.

(c)        Representative of Borrowers.  Each Borrower hereby appoints each other Borrower as its agent, attorney-in-fact and representative for the purpose of (i) making any borrowing requests or other requests required under this Agreement, (ii) the giving and receipt of notices by and to Borrowers under this Agreement, (iii) the delivery of all documents, reports, financial statements and written materials required to be delivered by Borrowers under this Agreement, and (iv) all other purposes incidental to any of the foregoing.  Each Borrower agrees that any action taken by any other Borrower shall be binding upon such Borrower to the same extent as if directly taken by such Borrower.

(d)        Allocation of Loans.  All Loans shall be made to the applicable Borrower that is shown in the applicable Borrowing Request.  Pledgor may cause to be delivered to the Administrative Agent on an annual basis, a statement certified in writing by each Borrower setting forth, as of the date of such statement, the portion owed by each Borrower of the  aggregate amount outstanding pursuant to the Loans and the other Obligations under the Financing Documents, which statement shall be in accordance with the books and records kept by each Borrower (a “Borrower Allocation Statement”).  The Loan Parties and the Administrative Agent will use commercially reasonable efforts to cooperate to resolve any discrepancies between the allocation of Loans and other Obligations as among the Borrowers set forth on any such Borrower Allocation Statement and the allocation of such amounts as among the Borrowers set forth on the Register; provided that, notwithstanding the foregoing, unless and until any such discrepancy has been so resolved, as between any such Borrower Allocation Statement and the Register, the notations made by the Administrative Agent in the Register shall control.

(e)        Obligations Absolute.  Solely in its capacity as a co-borrower and/or guarantor of the Obligations of the other Borrowers, each Borrower hereby waives, for the benefit of the Secured Parties: (a) any right to require any Secured Party, as a condition of payment or performance by such Borrower, to (i) proceed against any other Borrower, any guarantor (including the Pledgor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from any other Borrower, any guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Secured Party in favor of any other Borrower or any other Person, or (iv) pursue any other remedy in the power of any Secured Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any other Borrower or any guarantor (including the Pledgor) including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any other Borrower or any guarantor (including the

Pledgor) from any cause other than payment in full of the Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Secured Party’s errors or omissions in the administration of the Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Borrower’s obligations hereunder (other than the payment and performance in full of the applicable Obligations (other than contingent indemnification obligations with respect to which no claims have been made and remain outstanding), (ii) the benefit of any statute of limitations affecting such Borrower’s liability hereunder or the enforcement hereof, (iii) any rights to set‑offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or under the Hedge Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations or any agreement related thereto, notices of any extension of credit to the Borrowers and notices of any of the matters referred to in Section 9.02 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

Section 2.24    Measurement Date Calculations.

(a)        LTV Certificates.  On each Measurement Date, the Borrowers shall calculate the LTV Ratio and deliver to the Administrative Agent a LTV Certificate.  With respect to the LTV Certificate delivered on the Closing Date, such calculation shall be based on the Total Exposure, the Eligible Amount and the Additional Required Equity Amount immediately after giving effect to the Transactions and the Loan Asset Schedule set forth on Appendix A.  With respect to the LTV Certificates delivered on any Reporting Date (each, a “Monthly Date LTV Certificate”), such calculation shall be based on the Total Exposure, the Eligible Amount and the Additional Required Equity Amount as of the immediately preceding Monthly Date.  With respect to the LTV Certificate delivered on each other Measurement Date, such calculation shall be based on the LTV Ratio as set forth in the most recent Monthly Date LTV Certificate, provided that if the Specified Transactions Amount for the period from the most recent Monthly Date through (and giving effect to any Specified Transactions on) such Measurement Date exceeds 5% of the difference between the Eligible Amount and the Additional Required Equity Amount in each case as of such Monthly Date, then such calculation shall give effect to each Specified Transaction and the application of the proceeds thereof, in each case during the period from the most recent Monthly Date through (and giving effect to any Specified Transactions on) such Measurement Date, on a pro forma basis as if each such Specified Transaction occurred on such Monthly Date.  Each Monthly Date LTV Certificate shall also (i) identify any Loan Asset that has ceased to qualify as an Eligible Loan Asset since the date of the last LTV Certificate delivered to the Administrative Agent, (ii) set forth the aggregate principal amount of Obligations (in Dollars), if any, required to pre-paid by the Borrowers in order to achieve the Target LTV Ratio and (iii) attach an updated Loan Asset Schedule.  Each LTV Certificate shall also include a certification by the Borrowers that all information contained in such LTV Certificate is true and complete in all material respects.

(b)        ISCR Calculations.  On the Reporting Date immediately following each ISCR Determination Date, the Borrowers shall deliver to the Administrative Agent an ISCR Certificate for the ISCR Calculation Period ended on such ISCR Determination Date.

(c)        Review of Calculations.  Upon receipt of each fully executed and completed Monthly Date LTV Certificate and ISCR Certificate, the Administrative Agent may, not later than three (3) Business Days after receipt thereof, review and provide written notice to the Borrowers of either (i) its approval of the Monthly Date LTV Certificate or ISCR Certificate, as applicable, or (ii) its disapproval of any portion of any information, calculation or determination set forth in the Monthly Date LTV Certificate or ISCR Certificate, as applicable, together in each case with a description in reasonable detail of the reasons therefor.  After consultation with the Administrative Agent, to the extent necessary, the Borrowers shall revise and resubmit the applicable Monthly Date LTV Certificate or ISCR Certificate in a manner satisfactory to the Administrative Agent.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

As of the Closing Date and each Borrowing (other than any Borrowing consisting of a conversion or continuation of any Loans) and Issuance of a Letter of Credit, each Borrower makes the representations and warranties contained in this Article III to each Agent, the Issuing Lenders and the Lenders.

Section 3.01    Due Organization, Etc.

(a)        Each of Borrower 1 and Borrower 3 is a limited liability company that is (i) duly organized and validly existing and (ii) in good standing under the laws of Delaware.

(b)        Borrower 2 is an exempted company with limited liability that is (i) duly incorporated and validly existing and (ii) in good standing under the laws of the Cayman Islands.

(c)        Each Borrower has all requisite limited liability company or company power and authority to enter into and consummate the Transactions, to own or lease its Property and to carry on its business to which it is a party and such Borrower is duly qualified to do business and is in good standing in each jurisdiction where necessary in light of its entry into and consummation of the Transactions and its business, except where failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

Section 3.02    Limited Liability Company Power, Etc. Each Borrower has full limited liability company or company power and authority to enter into, deliver and perform its obligations under each of the Transaction Documents to which it is a party, and has taken all necessary limited liability company or company action to authorize the execution, delivery and performance by it of each of the Transaction Documents to which it is a party.  Each Transaction Document to which such Borrower is party has been duly executed and delivered by such Borrower and is in full force and effect and constitutes a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its respective terms, except as enforcement may be limited (i) by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors’ rights generally and (ii) by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 3.03    No Conflict. The execution, delivery and performance by each Borrower of each of the Transaction Documents to which it is a party do not and will not (a) violate its Organizational Documents, (b) violate or result in a breach of, or constitute a default under, any indenture, loan agreement, mortgage, or other instrument or agreement to which such Borrower is a party or by which it is bound or to which such Borrower’s Property or assets are subject, except to the extent that any such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect, (c) conflict with or result in a violation of, any Applicable Law, in any material respect, or (d) result in the creation or imposition of any Lien (other than a Permitted Encumbrance) upon any of such Borrower’s material Property or assets, now owned or hereafter acquired.

Section 3.04    Title. At all times on and after the Closing Date, each Borrower owns the applicable Loan Assets and its other Properties, in each case free and clear of all Liens other than any Permitted Encumbrances.

Section 3.05    All Consents Required. No material consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by each Borrower of this Agreement or any Transaction Document to which it is a party or the grant of a security interest in any Loan Assets, other than (i) the UCC-1 financing statements to be filed on the Closing Date as contemplated pursuant to Section 2.09 of the Security Agreement and Section 4(g) of the Pledge Agreement and (ii) such as have been met or obtained and are in full force and effect.

Section 3.06    No Default. No Default or Event of Default has occurred or is continuing.

Section 3.07    Litigation, Etc. There are no actions, suits, proceedings, investigations or similar actions pending or, to the knowledge of each Borrower, threatened in writing (a) against any Loan Party, or (b) relating to any of the Eligible Loan Assets, which, in any case, has had or could reasonably be expected to have a Material Adverse Effect.

Section 3.08     Compliance with Laws. Each Borrower is in compliance with all material Applicable Laws applicable to it or its Property in all material respects.

Section 3.09    Purchase Documents and Underlying Credit Documents.

(a)        True and complete copies of the Servicing Agreement, all Purchase Documents and, to the extent required to be delivered as of such date pursuant to Section 5.09(b) or 5.17, the Required Underlying Credit Documents, in each case, in effect as of the date this representation is made, have been provided by the Borrowers to the Administrative Agent.  As of the date delivered or made available, to the knowledge of the Borrowers, the Loan Asset Checklist for each Loan Asset is a true and complete list of all Material Underlying Credit Documents for such Loan Asset as of such date of delivery.

(b)        There are no material contracts required for the holding, administration and servicing of the Loan Assets other than Underlying Credit Documents and the Servicing Agreement.

Section 3.10    Material Adverse Effect. Since the Closing Date, no Material Adverse Effect has occurred and is continuing.

Section 3.11    Regulations T, U and X. No Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying any “margin stock” (as defined in Regulation U of the Board (12 C.F.R. 221)) or extending credit to others for such purpose and no part of the proceeds of the Loans will be used, whether immediate, incidental or ultimate, for the purpose of (i) buying or carrying any margin stock within the meaning of Regulation U of the Board (12 C.F.R. 221) or extending credit to others for such purpose, or (ii) buying or carrying or trading in any security under such circumstances as to involve any Borrower in a violation of Regulation X of the Board (12 C.F.R. 224) or to involve any broker or dealer in a violation of Regulation T of the Board (12 C.F.R. 220).

Section 3.12    Information.

(a)        All written information other than projections (including the Base Case Projections) and other forward-looking information or information of a general economic nature that has been furnished to any Secured Party by or on behalf of any Borrower in connection with the Financing Documents and the Transactions (including the Loan Assets and the Loan Assets Schedule), as updated and supplemented as of each date on which this representation is made and taken as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not materially misleading in light of the circumstances under which furnished.

(b)        The Base Case Projections were prepared in good faith based upon assumptions believed by the Borrowers to be reasonable at the time furnished to the Coordinating Lead Arranger, it being understood that such Base Case Projections are not to be viewed as facts and are subject to uncertainties and contingencies, many of which are beyond the control of the Borrowers, that no assurance can be given that the Base Case Projections will be realized, that actual results may differ and such differences may be material.

(c)        As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

Section 3.13    Investment Company.  Assuming the accuracy of the representations of the Lenders and the Participants in, or as contemplated by, this Agreement and the compliance by the Lenders and the Participants with the restrictions on transfer in, or as contemplated by this Agreement, no Borrower is required to be registered as an “investment company” within the meaning of the Investment Company Act.  Assuming the accuracy of the representations of the Lenders and the Participants in, or as contemplated by, this Agreement and the compliance by the Lenders and the Participants with the restrictions on transfer in, or as contemplated by this Agreement, the outstanding securities of each of Borrower 1 and Borrower 3 are owned exclusively by persons who are (a) “qualified purchasers” within the meaning of Section 2(a)(51) of the Investment Company Act (“Qualified Purchasers”) and (b) “accredited investors” as defined in Section 2(a)(15) of the Securities Act of 1933, as amended (the “Securities Act”) (“Accredited Investor”).  Assuming the accuracy of the representations of the Lenders and the Participants in, or as contemplated by, this Agreement and the compliance by the Lenders and the Participants with the restrictions on transfer in, or as contemplated by this Agreement, the outstanding securities of Borrower 2 are owned exclusively by persons who are either: (a)(i) Qualified Purchasers and (ii) Accredited Investors, or (b) are not “U.S. persons” (as such term is defined in Regulation S under the Securities Act) and acquired such shares in an offshore transaction pursuant to Regulation S.  No Borrower is making or proposes to make a public offering of its securities.

Section 3.14    Foreign Assets Control Regulations, Anti-Bribery and Anti-Corruption Laws.

(a)        The use of the proceeds of the Loans and Letters of Credit by any Borrower will not violate the Trading with the Enemy Act, or any of the foreign assets control regulations of the United States Treasury Department (Title 31, Subtitle B, Chapter V of the U.S. Code of Federal Regulations, as amended), any Sanctions or any applicable Anti-Bribery and Anti-Corruption Law.

(b)        None of the Loan Parties nor any director, officer or employee of the Loan Parties (i) is a Sanctioned Person, (ii) has engaged in dealings or transactions or is engaging in dealings or transactions with any Sanctioned Persons or in any Sanctioned Countries, (iii) is in violation of Sanctions or the Anti-Terrorism Laws in any respect, or (iv) is in violation of any applicable Anti-Bribery and Anti-Corruption Law in any respect.

Section 3.15    Security Documents. The Security Documents are effective to create, in favor of the Collateral Agent for the benefit of the Secured Parties, a legal, valid and enforceable Lien on and security interest in all of the Collateral purported to be covered thereby to secure the Secured Obligations, and all necessary recordings and filings have been made (or arrangements satisfactory to the Administrative Agent to make any necessary recordings or filings on or immediately following the Closing Date have been made) in all necessary public offices, and, after giving effect to the actions set forth on Schedule 5.17, all other necessary action has been or will have been taken, so that the security interest created by each such Security Document is a perfected Lien on and security interest in all right, title and interest of the Loan Parties in the Collateral purported to be covered thereby to secure the Secured Obligations, prior and superior to all other Liens other than Permitted Encumbrances entitled to priority under Applicable Law.  With respect to each item of Collateral, all consents, licenses, approvals or authorizations of or registrations or declarations of any Governmental Authority or any Person required to be obtained, effected or given by any Borrower in order for such Borrower to validly grant a security interest in each item of Collateral to the Collateral Agent, for the benefit of the Secured Parties, to secure the Secured Obligations have been duly obtained, effected or given and are in full force and effect.

Section 3.16    ERISA; Labor Matters.

(a)        Except as could not reasonably be expected to have a Material Adverse Effect, each Plan is in compliance with its terms and the applicable provisions of ERISA, the Code and other federal or state laws.  Each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the

Internal Revenue Service, and, to the knowledge of the Borrowers, nothing has occurred that would cause the loss of such tax-qualified status.

(b)        Except as would not reasonably be expected to have a Material Adverse Effect, (i) there are no pending or, to the knowledge any Borrower, threatened or contemplated claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan, and (ii) there has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.

(c)        No ERISA Event has occurred, and no Borrower is aware of any fact, event or circumstance that, either individually or in the aggregate, would reasonably be expected to constitute or result in an ERISA Event except, in each case, as could not reasonably be expected to have a Material Adverse Effect.

(d)        Except as would not reasonably be expected to have a Material Adverse Effect, (i) the present value of all accrued benefits under each Pension Plan (based on those assumptions used to fund such Pension Plan) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Pension Plan allocable to such accrued benefits, and (ii) as of the most recent valuation date for each Multiemployer Plan, there was no potential liability of the Borrowers or any ERISA Affiliate for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 or Section 4205 of ERISA).

(e)        No strike, lockout or other labor dispute in connection with the business or the Properties of any Borrower exists or, to the knowledge of any Borrower, is threatened in writing, that could reasonably be expected to result in material liability to any Borrower.

(f)        No Borrower has or has had at any time any employees.

Section 3.17    Single-Purpose Entity. Each Borrower has been formed for the sole purpose of engaging in the transactions contemplated under this Agreement and the other Transaction Documents to which it is a party.  No Borrower has conducted, or is conducting, any business other than the performance of its obligations under the Transaction Documents to which it is a party and activities related and incidental thereto.

Section 3.18    Capitalization and Related Matters.

(a)        The only member or shareholder of each Borrower is the Pledgor.  No Borrower has any Subsidiaries.  The Collateral includes all of the equity interests in the Borrowers.

(b)        All of the equity interests in each Borrower have been duly authorized and validly issued in accordance with the applicable Organizational Documents of such Borrower.  No Borrower has any outstanding securities convertible into or exchangeable for any of its membership interests in or any rights to subscribe for or to purchase, or any warrants or options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to any such membership interests (except as expressly provided for herein or in the Security Documents, or such Borrower’s Organizational Documents).

Section 3.19     Deposit Accounts and Securities Accounts. Other than the accounts permitted to exist under the Depositary Agreement, the Loan Asset Securities Account and any Acceptable Equity Escrow opened and used solely for the purposes contemplated hereunder, such Borrower has no Deposit Accounts or Securities Accounts.

Section 3.20    Solvency. (a) As of the Closing Date, immediately after giving effect to the Transactions and (b) as of any other date on which this representation is given, immediately after giving effect to the Borrowing or Issuance, and use of proceeds thereof, in each case on such date, the Borrowers, taken as a whole, are Solvent.

Section 3.21    Taxes.  Borrower 1 is a disregarded entity of the Sponsor for U.S. federal income tax purposes; Borrower 2 is a TRS of the Sponsor for U.S. federal income tax purposes; Borrower 3 is a TRS of the Sponsor for U.S. federal income tax purposes, and neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby shall affect such status.  Each Borrower has filed, or caused to be filed, all U.S. federal and all material state, local or other Tax returns required to be filed, and has paid, or caused to be paid, all material Taxes that are due, other than Taxes not at the time delinquent or being contested and reserved against in accordance with Section 5.08.

Section 3.22   Undisclosed Liabilities.  There are no material liabilities or Indebtedness, direct or contingent, of any Borrower, except as has been disclosed in the Base Case Projections, financial statements delivered pursuant to Section 5.09 or pursuant to the Financing Documents.

Section 3.23    EEA Financial Institution.  No Loan Party is an EEA Financial Institution.

ARTICLE IV.

CONDITIONS

Section 4.01    Conditions to Initial Extension of Credit. The effectiveness of this Agreement and the agreement of each Lender to make the initial Borrowing and any Issuance on the Closing Date are subject to the satisfaction, prior to or concurrently with the making of such initial Borrowing and Issuance on the Closing Date, of the following conditions precedent (in each case, unless waived in accordance with Section 10.02):

(a)        Execution of Credit Agreement and Depositary Agreement. The Administrative Agent and the Coordinating Lead Arranger shall have received duly executed counterparts of this Agreement and the Depositary Agreement from each of the Borrowers and the Pledgor.

(b)        Security Documents. The Administrative Agent and the Coordinating Lead Arranger shall have received duly executed counterparts of the Security Agreement and each other Security Document intended to be in effect as of the Closing Date from each of the Borrowers and the Pledgor, and the security interests in and to the Collateral intended to be created under the Security Documents shall have been created in favor of the Collateral Agent for the benefit of the Secured Parties to secure the Secured Obligations and are fully registered (if applicable), perfected and in full force and effect (including (i) the filing of UCC-1 financing statements (or equivalent action under local law of any applicable foreign jurisdiction), (ii) the register of mortgages and charges of Borrower 2 reflecting any security interests granted by Borrower 2 and (iii) the delivery of certificates, if any, representing the Pledged Collateral accompanied by undated stock powers executed in blank and instruments evidencing pledged debt, if any, indorsed in blank), or arrangements satisfactory to the Administrative Agent to make any necessary recordings or filings on or immediately following the Closing Date have been made, and evidence that all other actions, recordings and filings that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreement has been taken shall have been delivered to the Administrative Agent; provided however, that each of the requirements set forth in this clause (b), including the delivery of documents and instruments necessary to provide or perfect a security interest intended to be created by the Security Documents (other than (x) the execution and delivery of the Security Agreement, the Pledge Agreement described in clause (a) of the definition thereof and the Depositary Agreement, (y) a security interest in any Collateral that may be perfected by the filing of a financing statement under the Uniform Commercial Code (or equivalent action under local law of any applicable foreign jurisdiction) and (z) the pledge of the Pledged Collateral to the extent a security interest therein may be perfected by delivery of a stock or equivalent certificate (along with an instrument of transfer) (or equivalent action under local law of any applicable foreign jurisdiction)) shall not constitute conditions precedent to any Borrowing or Issuance on the Closing Date after the Borrowers’ use of commercially reasonable efforts to do so without undue burden and expense.

(c)        Corporate Documents. The Administrative Agent and the Coordinating Lead Arranger shall have received a certificate of an Authorized Officer of each Loan Party, dated as of the Closing Date, certifying: (A) that attached to such certificate is a true and complete copy  of its certificate of incorporation, certificate of formation, charter or other Organizational Documents, together with any amendments thereto, certified by the Secretary of State (or equivalent Person in the relevant jurisdiction) of its jurisdiction of organization dated no more than thirty (30) days prior to the Closing Date, and that such Organizational Documents have not been amended since the date of such certification; (B) that attached to such certificate is a true and complete copy of its by-laws, memorandum and articles of association, limited liability company agreement, limited partnership agreement, operating agreement or other governing document of such Person, as applicable, together with any amendments thereto; (C) that attached to such certificate is a true and complete copy of resolutions (which resolutions may be “standing” resolutions) duly adopted by the board of directors, member(s), partner(s) or other authorized governing body of such Person, authorizing the execution, delivery and performance of each of the Financing Documents to which such Person is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect; (D) that attached to such certificate is a certificate as to the good standing of and payment of franchise Taxes (or comparable certificate in the relevant jurisdiction) such Person, dated no more than thirty (30) days prior to the Closing Date; (E) in respect of Borrower 2, that attached to such certificate is a true and complete copy of its register of directors and officers, register of members and register of mortgages and charges; and (F) as to the incumbency and specimen signature of each officer, member or director (as applicable) of such Person executing the Financing Documents to which such Person is a party.

(d)        Company Certificates. The Administrative Agent and the Coordinating Lead Arranger shall have received an Officer’s Certificate substantially in the form of Exhibit D from the Borrowers.

(e)        Opinion of Counsel to the Loan Parties. The Administrative Agent and the Coordinating Lead Arranger shall have received customary opinions of (i) Sidley Austin LLP,

special New York and Delaware counsel to the Loan Parties (and each Loan Party hereby irrevocably instructs such counsel to deliver such opinion to the Administrative Agent and the Coordinating Lead Arranger) and (ii) Maples and Calder, special Cayman Islands counsel to the Administrative Agent and the Coordinating Lead Arranger, in each case, in form and substance reasonably acceptable to the Administrative Agent.

(f)        Borrowing and Issuance Request. The Administrative Agent shall have received (i) in the case of Term Loans, Revolving Loans or DDTL Loans to be borrowed on the Closing Date, a Term Loan Borrowing Request, Revolving Loan Borrowing Request or DDTL Loan Borrowing Request, as applicable, in accordance with Section 2.01(b),  Section 2.02(b) or Section 2.03(b), respectively, or (ii) in the case of Letters of Credit to be Issued on the Closing Date, a Notice of Issuance in accordance with Section 2.05(b) or Section 2.06(b), as applicable.

(g)        Establishment of Collateral Accounts. Prior to or substantially simultaneously with the initial Borrowing on the Closing Date, each of the Collateral Accounts shall have been established pursuant to the Depositary Agreement.

(h)        Equity Contribution. Prior to or substantially concurrently with the initial Borrowing on the Closing Date, the Required Equity Contribution Amount shall have been contributed in full to the Borrowers as cash common equity.

(i)         Cut-Off Date Portfolio Date. The Administrative Agent and the Coordinating Lead Arranger shall have received the Cut-Off Date Portfolio Tape (as defined in the Purchase Agreement).

(j)         KYC Information. Each Agent and the Coordinating Lead Arranger shall have received, at least three (3) Business Days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, that has been reasonably requested not less than ten (10) Business Days prior to the Closing Date.

(k)        Beneficial Ownership Certification. Each Agent and the Coordinating Lead Arranger shall have received, at least three (3) Business Days prior to the Closing Date, a Beneficial Ownership Certification in relation to any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation to the extent requested not less than ten (10) Business Days prior to the Closing Date.

(l)         Fees and Expenses. Each Agent and the Coordinating Lead Arranger shall have received payment of all fees and expenses of any Lender, the Coordinating Lead Arranger, the Agents, and any Issuing Lender, due and payable by the Borrowers pursuant to the Commitment Letter or the Fee Letter on the Closing Date.

(m)       Representations and Warranties. Each of the Specified Representations shall be true and correct in all material respects as of the Closing Date (except in the case of any Specified Representation which expressly relates to a given date or period, in which case such representation and warranty shall be true and correct in all material respects as of the respective date and for the respective period, as the case may be) and all of the Specified Purchase Agreement Representations shall be true and correct to the extent set forth in the definition thereof; provided that to the extent any of the Specified Representations are qualified by or subject to a “material adverse effect” or “material adverse change” or similar term or qualification, the definition thereof shall be the definition of Closing Date Material Adverse Effect for purposes of any such representations and warranties made or deemed made on, or as of, the Closing Date (or any date prior thereto).

(n)        Acquisition. The Acquisition shall have been consummated substantially simultaneously with the initial Borrowing on the Closing Date in all material respects in accordance with the terms described in the Purchase Agreement without giving effect to any amendments, changes or supplements thereto or any consents or waivers that, in any such case, are materially adverse to the Lenders in their capacities as such, without the consent of the Coordinating Lead Arranger, such consent not to be unreasonably withheld, delayed or conditioned (it being understood that (i) any decrease in the purchase price (or any decrease in the purchase price attributable to the Acquired Assets from that which would have been owing based on the Signing Date Portfolio Tape (as defined in the Purchase Agreement)) shall not be deemed to be materially adverse to the Lenders; provided that, in all cases such decrease shall be subject to the Adjustment (as defined in the Commitment Letter), (ii) any increase in the purchase price shall not be deemed to be materially adverse to the Lenders, so long as such increase is funded by a dollar-for-dollar increase in the Required Equity Contribution Amount, and (iii) any purchase price adjustment expressly contemplated by the Purchase Agreement shall not be considered an amendment or waiver).

(o)        Solvency. The Administrative Agent and the Coordinating Lead Arranger shall have received a solvency certificate, in substantially the form of Exhibit E, as to the Solvency of the Borrowers, taken as a whole (after giving effect to the Transactions), signed by a Financial Officer of the Borrowers.

(p)        Funds Flow Memorandum. The Administrative Agent and the Coordinating Lead Arranger shall have received the Funds Flow Memorandum.

For the purpose of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have accepted, and to be satisfied with, each document or other matter required under this Section 4.01 unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 4.02    Conditions to All Extensions of Credit After the Closing Date. The obligation of each Lender to make any Term Loan, Revolving Loan or DDTL Loan pursuant to a Borrowing (other than a Borrowing of a Delayed Acquisition Loan Asset Commitment), and of each Issuing Lender to Issue any Class of Letters of Credit, in each case, after the Closing Date, is subject to the satisfaction of the conditions precedent set forth below (in each case, unless waived in accordance with Section 10.02):

(a)        Loan Borrowing Request or Notice of Issuance. Delivery of (i) in the case of Revolving Loans or DDTL Loans, a Revolving Loan Borrowing Request or DDTL Loan Borrowing Request, as applicable, to the Administrative Agent in accordance with Section 2.02(b) or Section 2.03(b), respectively, together with the corresponding notices of borrowing (or other relevant documentation, which may include a funding memorandum from the administrative agent or similar representative) received by the Borrowers under the applicable Underlying Credit Facilities, or (ii) in the case of Letters of Credit, delivery of a Notice of Issuance to the Administrative Agent in accordance with Section 2.05(b) or Section 2.06(b), as applicable, together with the corresponding documentation (which may include a demand for credit support from the Underlying Obligor) received by the Borrowers under the applicable Underlying Credit Facilities.

(b)        LTV Certificate.  The delivery to the Administrative Agent of a LTV Certificate in accordance with Section 2.24.  After giving effect to such Borrowing and/or Issuance, the LTV Ratio shall the be no greater than the Target LTV Ratio.

(c)        Representations and Warranties; No Default or Event of Default. (i) The representations and warranties of each Loan Party set forth in each Financing Document to which it is a party shall be true and correct in all material respects on and as of the date of such Borrowing or Issuance (or, if any such representation or warranty is expressly stated to have been made as of a specific prior date, such representation or warranty was true and correct in all material respects as of such specific prior date) both immediately prior to the proposed Borrowing or Issuance and after giving effect to such Borrowing or Issuance; provided,  however, that a representation or warranty that is qualified by materiality, in all material respects, Material Adverse Effect or similar phrase shall be true and correct in all respects, and (ii) at the time of and immediately after giving effect to such Borrowing or Issuance, no Default or Event of Default shall have occurred and be continuing.

Section 4.03    Conditions to Borrowing of a Delayed Acquisition Loan Asset Commitment. The obligation of each Lender to make any DDTL Loan pursuant to a Borrowing of a Delayed Acquisition Loan Asset Commitment is subject to the satisfaction of the conditions precedent set forth below (in each case, unless waived in accordance with Section 10.02):

(a)        Borrowing Request. The Administrative Agent shall have received a DDTL Loan Borrowing Request in accordance with Section 2.03(b) requesting a Borrowing of a Delayed Acquisition Loan Asset Commitment.

(b)        Equity Contribution. Prior to or substantially concurrently with such Borrowing an amount of cash common equity sufficient, together with the proceeds of such Borrowing, to consummate the acquisition of the applicable Delayed Acquisition Loan Asset shall have been contributed in full to the Borrowers.

(c)        Fees and Expenses. Each Agent and the Coordinating Lead Arranger shall have received payment of all fees and expenses of any Lender, the Coordinating Lead Arranger, the Agents, and any Issuing Lender, due and payable by the Borrowers pursuant to the Commitment Letter or the Fee Letter on the date of such Borrowing.

(d)        Representations and Warranties. Each of the Specified Representations shall be true and correct in all material respects as of the date of such Borrowing (except in the case of any Specified Representation which expressly relates to a given date or period, in which case such representation and warranty shall be true and correct in all material respects as of the respective date and for the respective period, as the case may be) and all of the Specified Purchase Agreement

Representations shall be true and correct to the extent set forth in the definition thereof; provided that to the extent any of the Specified Representations are qualified by or subject to a “material adverse effect” or “material adverse change” or similar term or qualification, the definition thereof shall be the definition of Closing Date Material Adverse Effect for purposes of any such representations and warranties made or deemed made on, or as of, the date of such Borrowing (or any date prior thereto).

(e)        Acquisition. The acquisition of the applicable Delayed Acquisition Loan Asset shall have been consummated substantially simultaneously with the making of such Borrowing in all material respects in accordance with the terms described in the Purchase Agreement without giving effect to any amendments, changes or supplements thereto or any consents or waivers that, in any such case, are materially adverse to the Lenders in their capacities as such, without the consent of the Coordinating Lead Arranger, such consent not to be unreasonably withheld, delayed or conditioned (it being understood that (i) any decrease in the purchase price shall not be deemed to be materially adverse to the Lenders, and (ii) any increase in the purchase price shall not be deemed to be materially adverse to the Lenders, so long as such increase is funded by a dollar-for-dollar increase in the equity contribution contemplated under Section 4.03(b)).

(f)        Solvency. The Administrative Agent and the Coordinating Lead Arranger shall have received a solvency certificate, in substantially the form of Exhibit E, as to the Solvency of the Borrowers, taken as a whole (after giving effect to the acquisition of the applicable Delayed Acquisition Loan Asset), signed by a Financial Officer of the Borrowers.

ARTICLE V.

AFFIRMATIVE COVENANTS

Each Borrower covenants and agrees with the Lenders, the Issuing Lenders and the Agents that until the Termination Date such Borrower shall abide by the following affirmative covenants (to the extent applicable to it):

Section 5.01    Limited Liability Company Existence; Etc.

(a)        Such Borrower shall at all times preserve and maintain in full force and effect (i) (A) in the case of Borrower 1 and Borrower 3, its legal existence as a limited liability company and good standing under the laws of the State of Delaware, and (B) in the case of Borrower 2, its legal existence as an exempted company with limited liability and good standing under the laws of the Cayman Islands, and (ii) its qualification to do business and its good standing in each jurisdiction in which the character of Properties owned by it or in which the transaction of its business makes such qualification necessary, except, in the case of clause (ii) where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

(b)        Each Borrower shall (i) observe all organizational procedures required by its Organizational Documents and the laws of its jurisdiction of organization, (ii) comply with all organizational formalities necessary to maintain its separate and distinct existence in accordance with Applicable Law, (iii) conduct its business solely in its own name, (iv) maintain its assets, funds and transactions, including its bank accounts, separate from those of its Affiliates that are not Borrowers, and (v) maintain an accounting and control system, together with full and complete financial records separate from those of its Affiliates that are not Borrowers in accordance with Applicable Accounting Requirements.

Section 5.02    Conduct of Business.  Such Borrower shall administer and service the Loan Assets and otherwise conduct its business in accordance in all material respects with the Underlying Credit Documents and Prudent Industry Practice (including by entering into the Servicing Agreement).

Section 5.03    Compliance with Laws and Obligations.

(a)        Each Borrower shall comply (i) in all material respects with all material Applicable Laws and Governmental Approvals and (ii) in all respects with Anti-Terrorism Laws, Anti-Bribery or Anti-Corruption Laws and Applicable Laws relating to Sanctions.

(b)        Such Borrower shall enforce (or where applicable, vote to enforce) each material covenant or contractual obligation under the Servicing Agreement, the Purchase Documents and the Material Underlying Credit Documents to which it is a party in accordance with the terms thereof in a commercially reasonable manner.

Section 5.04    Governmental Approvals. Such Borrower shall obtain and maintain in full force and effect (or where appropriate, promptly renew in a timely manner), or cause to be obtained, maintained and renewed in full force and effect all material Governmental Approvals required by any Governmental Authority under any Applicable Law for the holding, administration and servicing of the Loan Assets and such Borrower’s business and operations generally.

Section 5.05    Maintenance of Title.  Except as otherwise permitted under Section 6.08, each Borrower shall maintain title to the interests in the Loan Assets transferred to it pursuant to the Purchase Documents, free and clear of Liens other than Permitted Encumbrances.

Section 5.06    Insurance.  Each Borrower shall maintain insurance with respect to the Properties, Collateral and business of such Borrower of such type, with such insurers, in such amounts and with such coverages and deductibles as are customary for companies similarly situated.

Section 5.07    Maintenance of Records; Access to Records; Inspection Rights.

(a)        Such Borrower shall at all times keep proper books of records and accounts in which entries of its transactions that are full, true and correct entries in all material respects shall be made in accordance with Applicable Accounting Requirements.

(b)        Such Borrower shall permit officers and designated representatives of the Administrative Agent to visit and inspect, in the presence of its respective representatives, if requested by the applicable Borrower, the Properties of such Borrower and examine and make copies of the books, records, accounts and documents (including records, documents or files relating to the Loan Assets and Underlying Credit Documents) of the Borrowers and to discuss the affairs, business (including all matters concerning the Loan Assets and Underlying Credit Documents) finances and accounts of the Borrowers with their officers, employees, agents or independent accountants (subject to reasonable requirements of safety and confidentiality, including requirements imposed by Applicable Law or by contract and so long as the Borrowers have been given a reasonable opportunity to participate in all such discussions), in each case, with reasonable advance notice to the applicable Borrower and during normal business hours of the applicable Borrower.

(c)        Notwithstanding any provision of any Financing Document to the contrary, (i) excluding any such visits and inspections during the continuation of an Event of Default, the Administrative Agent shall not exercise the rights set forth in this Section 5.07(b) more than one time (for each Borrower) in any calendar year and the reasonable and documented out-of-pocket costs of each such visit by the Administrative Agent shall be borne by the Borrowers and (ii) during the continuation of an Event of Default, the Administrative Agent may make such visits and inspections from time to time with reasonable advance notice to the applicable Borrower during normal business hours and the reasonable and documented out-of-pocket expenses of each such visit by the Administrative Agent shall be borne by the Borrowers.

(d)        Notwithstanding anything to the contrary in this Section 5.07, no Borrower will be required to disclose or permit the inspection or discussion of any document, information or other matter (other than any Underlying Credit Document) (i) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Applicable Law or by contract, or (ii) that is subject to attorney-client or similar privilege or constitutes attorney work product.

Section 5.08    Payment of Taxes(a)   Each Borrower shall pay and discharge before the same shall become delinquent all material Taxes imposed upon it or upon its Property; provided,  however, that no Borrower shall be required to pay or discharge any such Tax that is being contested in good faith and as to which appropriate reserves are established with respect to the contested items in accordance with Applicable Accounting Requirements.

Section 5.09   Information and Reporting Requirements.  Each Borrower shall furnish to the Administrative Agent (for further distribution to the Lenders):

(a)        Financial Statements.

(i)         As soon as available and in any event within 120 days after the end of each Fiscal Year (commencing with the Fiscal Year ended December 31, 2018), (A) the audited consolidated financial statements of Pledgor and the Borrowers, on a consolidated basis, as of the end of such Fiscal Year, prepared in accordance with Applicable Accounting Requirements, accompanied by an opinion of an independent public accounting firm of national standing, which opinion shall state that such financial statements fairly present, in all material respects, the financial condition and results of operations of Pledgor and the Borrowers, on a consolidated basis, as at the end of and for such Fiscal Year in accordance with Applicable Accounting Requirements and (B) the unaudited consolidating financial statements of the Borrowers, as of the end of such Fiscal Year, prepared in accordance with Applicable Accounting Requirements, certified by a Financial Officer of each Borrower as fairly stating, in all material respects, the consolidating financial condition of the Borrowers (subject to year-end adjustments and the absence of footnotes) as at the end of such period.

(ii)       As soon as available and in any event within sixty (60) days after the end of each of the first three fiscal quarters of the Borrowers (commencing with the fiscal quarter ended March 31, 2019), the unaudited consolidated and consolidating financial statements of the Borrowers, as of the end of such quarter, prepared in accordance with Applicable Accounting Requirements, certified by a Financial Officer of each Borrower as fairly stating, in all material respects, the consolidated and consolidating financial condition of the Borrowers (subject to year-end adjustments and the absence of footnotes) as at the end of such period.

(iii)      Along with such financial statements under (i) and (ii) above, a certificate signed by an Authorized Officer of each Borrower certifying that to such Authorized Officer’s knowledge, no Default or Event of Default has occurred and is continuing as of the date of such certificate or, if any Default or Event of Default has occurred and is continuing as of the date of such certificate, the nature thereof and the corrective actions that such Borrower has taken or proposes to take with respect thereto (other than litigation strategy and documentation subject to confidentiality obligations or attorney-client privilege or similar privilege).

(b)        Quarterly Reports. As soon as available and in any event within sixty (60) days after the end of each fiscal quarter of the Borrowers, (i) quarterly asset management reports with respect the Loan Assets and the Underlying Obligors, including any Required Underlying Credit Documents with respect to the Loan Assets not previously delivered to the Administrative Agent, and (ii) financial reporting packages (including applicable financial statements) delivered by the Underlying Obligors pursuant to the applicable Underlying Credit Documents to the extent such financial reporting packages have been received by such Borrower or its Affiliates and have not previously been delivered to the Administrative Agent.

(c)        Monthly Reports. As soon as available and in any event within thirty (30) days after the end of each month, (i) monthly asset management reports with respect the Loan Assets and the Underlying Obligors (to the extent prepared or received by or on behalf of such Borrower) and (ii) financial reporting packages (including applicable financial statements) delivered by the Underlying Obligors pursuant to the applicable Underlying Credit Documents to the extent such financial reporting packages have been received by such Borrower or its Affiliates and have not previously been delivered to the Administrative Agent.

(d)        Annual Delivery of Base Case Projections.  As soon as available and in any event within sixty (60) days after the end of each Fiscal Year of the Borrowers, commencing with the Fiscal Year ending December 31, 2019, updated Base Case Projections.

(e)        Other.  Promptly following request therefor, (i) such other data, information, certificates, reports, statements, documents and further information with respect to (A) the condition (financial or otherwise), business, operations or performance of any Borrower or (B) any Loan Assets (including any credit memorandum or similar document relating to a Loan Asset prepared by or on behalf of any Borrower) as the Administrative Agent or any Lender, through the Administrative Agent, may from time to time reasonably request; and (ii) such other information and documentation reasonably requested by the Administrative Agent or any Lender, through the Administrative Agent, for purposes of compliance with applicable “know your customer”

requirements under the PATRIOT Act or other applicable anti-money laundering laws; provided that no Borrower shall be required to disclose or provide any information that (1) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives) is prohibited by Applicable Law or contract, or (2) that is subject to attorney-client or similar privilege or constitutes attorney work product.

Section 5.10    Notices. Such Borrower shall provide to the Administrative Agent (for further distribution to the Lenders):

(a)        As soon as practicable and in any event within five (5) Business Days after such Borrower obtains knowledge of any of the following, written notice of:

(i)         the occurrence of any Default or Event of Default and describing any action being taken or proposed to be taken with respect thereto (other than litigation strategy and documentation subject to confidentiality obligations or attorney-client privilege or similar privilege);

(ii)       any dispute, litigation, investigation or proceeding (including any Environmental Claim) (A) affecting any Loan Party (I) in which the amount involved is in excess of $500,000 or (II) in which any non-monetary relief has had or could reasonably be expected to have a Material Adverse Effect or (B) affecting any Loan Asset that has had or could reasonably be expected to have an Underlying Material Adverse Effect;

(iii)      the occurrence of any ERISA Event;

(iv)       any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certification;

(v)        any breach of any representation, warranty, agreement or covenant under (A) the Purchase Agreement to the extent relating to any Loan Asset or the Sponsor’s rights and obligations with respect thereto have been assigned to such Borrower pursuant to the PSA Assignment or (B) any Purchase Document to which any Borrower is a party;

(vi)       any other event, circumstance, development or condition that has a Material Adverse Effect;

(vii)     any material consent, waiver, amendment, restatement, supplement or other modification under or to any Loan Asset;

(viii)    any change in legal or beneficial ownership of Citgo Petroleum Corporation; and

(ix)       any internal downgrade or credit watch by a Loan Party or the Servicer with respect to a Loan Asset.

(b)        Promptly and in any event within five (5) Business Days after receipt by any Borrower thereof, copies of all material notices and other material documents relating to (1) any default or event of default by the Underlying Obligor under such Loan Asset, (2) any increase, decrease or termination of commitments or extensions of credit under or acceleration of such Loan Asset and (3) any Underlying Material Adverse Effect.

Section 5.11    Use of Proceeds.

(a)        Such Borrower shall use the proceeds of the Term Loans made to it solely (i) to consummate the Acquisition in accordance with the Purchase Agreement (and to pay fees and expenses associated therewith) on the Closing Date, and (ii) to pay fees and expenses incurred in connection with the Facilities, including the negotiation, execution, and delivery of all the Financing Documents.

(b)        Such Borrower shall use the Revolving Credit Facility solely (i) to obtain Revolving Loans to consummate the acquisition of Underlying Revolving Loan Facilities and Underlying Letter of Credit Facilities pursuant to the Acquisition on the Closing Date, (ii) to obtain Revolving Loans to fund the payment of the Post-Closing Adjustment (as defined in the Purchase Agreement as of the Closing Date) with respect to Underlying Revolving Loan Facilities and Underlying Letter of Credit Facilities that were acquired by such Borrower on the Closing Date, (iii) to obtain Revolving Loans to fund loans required to be made by such Borrower under Underlying Revolving Loan Facilities and Underlying Letter of Credit Facilities, and (iv) to provide for Revolving Letters of Credit to post credit support for such Borrower’s commitments under the Underlying Revolving Loan Facilities and Underlying Letter of Credit Facilities, on terms and conditions reasonably satisfactory to the applicable Issuing Lender; provided that in furtherance of the foregoing such Borrower shall only request Revolving Loans and/or Revolving Letters of Credit denominated in the same Currency as the corresponding Underlying Revolving Loan Facilities and Underlying Letter of Credit Facilities.

(c)        Such Borrower shall use the DDTL Facility solely (i) to obtain DDTL Loans to consummate the acquisition of Underlying Delayed Draw Term Loan Facilities pursuant to the Acquisition on the Closing Date, (ii) to obtain DDTL Loans to consummate the acquisition of Delayed Acquisition Loan Assets pursuant to the Purchase Agreement and in accordance with Section 2.03(e), (iii) to obtain DDTL Loans to fund the payment of the Post-Closing Adjustment (as defined in the Purchase Agreement as of the Closing Date) with respect to Underlying Delayed Draw Term Loan Facilities that were acquired by such Borrower on the Closing Date, (iv) to obtain DDTL Loans to fund loans required to be made by such Borrower under Underlying Delayed Draw Term Loan Facilities, and (v) to provide for DDTL Letters of Credit to post credit support for such Borrower’s commitments under the Underlying Delayed Draw Term Loan Facilities, on terms and conditions reasonably satisfactory to the applicable Issuing Lender.

Section 5.12    Further Assurances.

(a)        Such Borrower shall execute, acknowledge where appropriate, and deliver, and cause to be executed, acknowledged where appropriate, and delivered, from time to time promptly at the reasonable request of any Agent all such instruments, notices and documents (including filings, recordings or registrations required to be filed and any notices required to be delivered or published in respect of any Security Document or assignment thereto) necessary or appropriate to establish or maintain the Collateral Agent’s perfected, first priority (subject to Permitted

Encumbrances entitled to priority under Applicable Law) security interest in the Collateral to secure the Secured Obligations to the extent required by the Financing Documents.

(b)        Promptly following the elevation of any Participation Interest to a full assignment, the applicable Borrower shall (i) notify the Administrative Agent thereof, (ii) to the extent reasonably requested by the Administrative Agent, execute, deliver and file or record a supplement to the applicable Security Documents, reasonably satisfactory in form and substance to Administrative Agent, and (iii) take such other actions and obtain any consents as are necessary or appropriate to establish and maintain in favor of the Collateral Agent for the benefit of the Secured Parties a perfected, first priority (subject to Permitted Encumbrances entitled to priority under Applicable Law) security interest therein to the extent required pursuant to the Financing Documents.

Section 5.13    Receipts.  Such Borrower shall (a) instruct all Persons remitting cash to or for the account of such Borrower, including each Underlying Obligor or other Person in accordance with the Underlying Credit Documents, to deposit such cash directly into the applicable Collateral Accounts as required under and for application in accordance with the Depositary Agreement and (b) cause all Receipts received by it or any of its Affiliates to be deposited into the applicable Collateral Accounts as required under and for application in accordance with the Depositary Agreement; provided that any Receipts from the Loan Assets constituting “securities” (within the meaning of Article 8 of the UCC) may be deposited directly into a Loan Asset Securities Account in the name of the applicable Borrower and subject to the Loan Asset Control Agreement as and when required hereunder so long as such Receipts (if any) are deposited into the Collection Account in accordance with the terms of the Loan Asset Control Agreement (or, prior to the time the Loan Asset Control Agreement is executed and effective, within one Business Day after deposit in such Loan Asset Securities Account).

Section 5.14    Compliance with Sanctioned Persons and Anti-Terrorism Laws.  If such Borrower, or to such Borrower’s knowledge, any of its Affiliates, is named on any list of Sanctioned Persons, such Borrower will (i) promptly give written notice to the Administrative Agent of such designation and the Administrative Agent shall promptly, and in any event within three (3) Business Days, notify the Collateral Agent and each of the Lenders, and (ii) comply with all Applicable Law with respect to such designation (regardless of whether the party included on any list of Sanctioned Persons is located within the jurisdiction of the United States), including the Anti-Terrorism Laws, and such Borrower hereby authorizes and consents to the Agents and Lenders taking any and all steps each deems reasonably necessary, in their respective reasonable discretion, as applicable, to comply with all Applicable Law or any directive, guideline, requirement or other governmental or regulatory request (whether or not having the force of law) with respect to any such designation, including the requirements of the Anti-Terrorism Laws (including the “freezing” and/or “blocking” of assets).

Section 5.15   Collateral Accounts. Maintain (a) the Collateral Accounts in accordance with the Depositary Agreement and (b) from and after the date such Loan Asset Control Agreement is required to be in effect pursuant to Section 5.17, the Loan Asset Securities Account in accordance with the Loan Asset Control Agreement.

Section 5.16     Participations.  At any time after the date that is 60 days after the Closing Date, to the extent that any Loan Asset constitutes a Participation Interest that has not been elevated to an assignment, the applicable Borrower shall, upon the reasonable written request of the Administrative Agent, use commercially reasonable efforts to promptly cause the Seller or its applicable Affiliate that is acting as the participating lender with respect to such Participation Interest to assign its rights and interests under the applicable Underlying Credit Documents subject to such Participation Interest to the Administrative Agent or its designated Affiliate and such Participation Interest shall either remain in effect or the applicable Borrower and the Administrative Agent or its applicable Affiliate will enter into a replacement participation arrangement in substantially the same form as the existing participation agreement or such other form as is reasonably acceptable to the Administrative Agent (and such participation arrangement shall be deemed to be a Participation Interest for all purposes hereunder).

Section 5.17    Post-Closing Matters.  The Borrowers shall deliver or perform, as applicable, within 45 days (or such longer period as the Administrative Agent may reasonably agree in its discretion) after the Closing Date, each of the documents or actions set forth on Schedule 5.17.

ARTICLE VI.

NEGATIVE COVENANTS

Each Borrower covenants and agrees with the Lenders, the Issuing Lenders and the Agents that until the Termination Date such Borrower shall abide by the following negative covenants:

Section 6.01    Fundamental Changes. Such Borrower shall not (a) materially amend, modify in any respect or terminate, or agree to or permit any such material amendment, modification or termination of its Organizational Documents, (b) change its legal form, (c) enter into any transaction of merger or consolidation, (d) liquidate, windup or dissolve itself or (e) other than pursuant to the Purchase Documents, acquire all or any substantial part of the assets or any class of stock of (or other equity interest in) any other Person.

Section 6.02    Subsidiaries. Such Borrower shall not create, acquire or permit to exist any Subsidiaries thereof.

Section 6.03    Indebtedness; Guarantees. Such Borrower shall not create, incur, assume or suffer to exist or otherwise become liable with respect to any Indebtedness, other than Permitted Indebtedness.

Section 6.04    Liens, Etc. Such Borrower shall not create, incur, assume or suffer to exist any Lien upon or with respect to any of its assets (including real property, personal property and fixtures) whether now owned or hereafter acquired, other than any such Lien that would constitute a Permitted Encumbrance.

Section 6.05   Investments, Advances, Loans. Such Borrower shall not make any advance, loan or extension of credit to, or make any acquisitions or investments (whether by way of transfers of Property, contributions to capital, acquisitions of stock, securities, evidences of indebtedness or otherwise) in, or purchase any stock, bonds, notes, debentures or other securities of, any other Person, other than (a) advances, loans or extensions of credit under the Loan Assets, which advances, loans or extensions of credit are (i) acquired by such Borrower pursuant to the Purchase Documents or from another Borrower that acquired such advances, loans or extensions of credit pursuant to the Purchase Documents, (ii) made pursuant to unfunded commitments acquired by such Borrower pursuant to the Purchase Documents or from another Borrower that acquired such advances, loans or extensions of credit pursuant to the Purchase Documents or (iii) funded with Acceptable Equity, (b) acquisitions of or investments in Permitted Investments in accordance with the Depositary Agreement or the Loan Asset Control Agreement, (c) advances, loans or extensions of credit to, or investments in, any other Borrower (provided that any such agreement shall be evidenced by a promissory note and such promissory note shall be pledged (and delivered) to the Collateral Agent for the benefit of the Secured Parties and shall be subject to a subordination agreement in form and substance reasonably satisfactory to the Administrative Agent) and (d) acquisitions of or investments in Property received in lieu of a debt or other obligation previously contracted with respect to a Loan Asset or a portion thereof in connection with an insolvency, bankruptcy, reorganization, restructuring or debt workout of the applicable Loan Asset or the related Underlying Obligor.

Section 6.06    Business Activities. Such Borrower shall not at any time conduct any activities other than acquisition, holding, administration and servicing of, and otherwise performing under, the Loan Assets and any activities incidental to the foregoing.

Section 6.07    Restricted Payments. Such Borrower shall not declare, pay or make, directly or indirectly, any Restricted Payment, except to the extent that the following conditions have been satisfied (as certified by an Authorized Officer of the applicable Borrower in a certificate delivered to the Administrative Agent):

(a)        no Default or Event of Default shall have occurred and be continuing or would result from such Restricted Payment;

(b)        any principal amounts of Loans or unreimbursed Letter of Credit Disbursements that would be payable under Sections 3.03(b)(i)(D) of the Depositary Agreement on the proposed date of such Restricted Payment have been paid;

(c)        the LTV Ratio reflected in the most recently delivered Monthly Date LTV Certificate was less than or equal to the Target LTV Ratio as of the applicable Monthly Date; and

(d)        the ISCR reflected in the most recently delivered ISCR Certificate is no less than 1.15:1.00.

Section 6.08     Asset Dispositions. Such Borrower shall not assign, participate, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its Properties (including its interests in the Loan Assets).  Notwithstanding the foregoing, (a) such Borrower may convey, sell, assign, lease, transfer or otherwise dispose of its interests in any Loan Asset; provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of such Disposition or results from such Disposition (other than any Default or Event of Default that is cured by such Disposition), (ii) after giving effect to such Disposition and the application of the proceeds thereof in accordance with the Depositary Agreement, the LTV Ratio is less than or equal to the Target LTV Ratio as demonstrated by the LTV Certificate delivered pursuant to clause (v) below and, in the case of any such Disposition by Borrower 3, the proceeds of such Disposition that will be available under Section 3.03(b)(i)(F) of the Depositary Agreement shall be sufficient to satisfy any Taxes payable in connection with such Disposition in full, (iii) such Disposition is on arms’ length terms and at fair market value, (iv) the entire consideration for such Disposition is paid in cash on the date of such Disposition and the Net Available Amount with respect thereto is deposited in the Receipts Account or the Revolving Loan Account, as applicable, in accordance with and for application in accordance with the Depositary Agreement and (v) such Borrower delivers to the Administrative Agent a certificate executed by an Authorized Officer certifying that the conditions set forth in clauses (i) through (iv) have been satisfied, together with a LTV Certificate delivered pursuant to Section 2.24, (b) such Borrower shall be entitled to liquidate, sell or otherwise dispose of Permitted Investments and (c) so long as no Event of Default shall have occurred and be continuing at the time of such Disposition or results from such Disposition, such Borrower may Dispose of any Loan Asset to another Borrower, provided that (i) at the time of any Disposition pursuant to this clause (c), such Borrowers take any actions required by Sections 5.12 and (ii) any such Disposition may only be made to Borrower 3 in contemplation of a Disposition of the applicable Loan Asset to a Person other than a Borrower.

Section 6.09    Accounting Changes. Such Borrower shall not change its Fiscal Year or make any other significant change in accounting treatment and reporting practices except as required by Applicable Accounting Requirements.

Section 6.10    Contractual Obligations.

(a)        Such Borrower shall not (i) amend, modify, supplement, provide any consent or approval under, or waive in any respect, or agree to or permit any amendment, modification, supplement, consent, approval or waiver of, any Underlying Credit Document or (ii) enter into any additional Underlying Credit Document or related contractual obligation, in each case of clause (i) and (ii), that would result in an increase to such Borrower’s loans, extensions of credit or commitments under any Underlying Credit Document or such Borrower making, or being required to make, additional loans or other extensions of credit under any Underlying Credit Document, except in each case of clause (i) and (ii), to the extent that the entire amount of any such commitment, loan or extension of credit is funded with Acceptable Equity or, to the extent representing a future funding commitment, loan or extension of credit, an amount of Acceptable Equity equal to such future funding commitment, loan or extension of credit is deposited and maintained in an Acceptable Equity Escrow.

(b)        Such Borrower shall not amend, modify, supplement, provide any consent or approval under, waive in any respect or terminate (other than, for the avoidance of doubt, by expiration in accordance with its terms (and not as a result of a breach by any Loan Party or Affiliate of a Loan Party)), (i) any Purchase Document that, in any such case, is materially adverse to the interests of the Lenders in their capacity as such and (ii) the Servicing Agreement that does not amend, modify or supplement any payment or fee provisions thereunder or is otherwise materially adverse to the interests of the Lenders in their capacity as such, unless, in each case, consented to by the Required Lenders (such consent not to be unreasonably, withheld, conditioned or delayed).

Section 6.11    Transactions with Affiliates. Such Borrower shall not directly or indirectly enter into any transaction or series of related transactions with or for the benefit of an Affiliate (including guarantees and assumptions of obligations of an Affiliate), except (a) upon terms no less favorable, taken as a whole, to such Borrower than would be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate, (b) transactions with another Borrower, and (c) the Transaction Documents as in effect on the Closing Date.

Section 6.12    Accounts. Such Borrower shall not open, maintain or instruct any other Person to open any bank accounts other than the Collateral Accounts, the Loan Asset Securities Account and any Acceptable Equity Escrow.

Section 6.13    Hedging Agreements. Such Borrower shall not enter into any Hedging Agreements.

Section 6.14    Tax Status.  No Borrower or the Sponsor shall take any action (including the filing of an Internal Revenue Service Form 8832) to change any Borrower’s tax treatment for federal income tax purposes to other than the treatment specified under Section 3.21.

Section 6.15    Anti-Terrorism, Anti-Bribery and Anti-Corruption Laws, and Sanctions. Such Borrower shall:

(a)        not directly or knowingly indirectly use the proceeds of the Loans to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding is, a Sanctioned Person or Sanctioned Country or in any other manner that would result in breach of Anti-Terrorism Laws or Sanctions by any Person (including any Person participating in the Loans or Letters of Credit, whether as underwriter, advisor, investor or otherwise); and

(b)        not directly or knowingly indirectly use the proceeds of the Loans, or lend, contribute or otherwise make available the proceeds of the Loans or Letter of Credit, directly or indirectly, in furtherance of any offer, payment, promise to pay, or authorization of the payment or giving of money or anything else of value, to any Person in violation of any Anti-Bribery and Anti-Corruption Law.

Section 6.16    Negative Pledge. No Borrower shall enter into or permit to exist any agreement other than the Financing Documents or the Underlying Credit Documents, as in effect on the Closing Date, (a) prohibiting the creation or assumption of any Lien upon any of its Properties, whether now owned or hereafter acquired, to secure the Obligations of the Borrowers under the Financing Documents or (b) prohibiting the ability of any Borrower to (i) make loans or advances to or investments in or payments on behalf of, or become liable for or guarantee indebtedness of any other Borrower or (ii) transfer any of its assets to any other Borrower.

Section 6.17    Investment Company Act.  No Borrower shall be required to register as an “investment company” under the Investment Company Act unless such requirement arises solely as a result of the inaccuracy of the representations of the Lenders and the Participants in, or as contemplated by, this Agreement or the noncompliance by the Lenders and the Participants with the restrictions on transfer in, or as contemplated by this Agreement.

ARTICLE VII.

EVENTS OF DEFAULT

Section 7.01    Events of Default. Each of the following events shall constitute an “Event of Default”:

(a)        Payments. Any Borrower shall fail to pay when due: (i) any principal of any Loan, any Reimbursement Obligation in respect of any Letter of Credit Disbursement (except with respect to Reimbursement Obligations that convert to Revolving Loans or DDTL Loans as expressly provided for in Section 2.05(f) and Section 2.06(f), as applicable), in each case, when and as the same shall become due and payable, whether at the due date thereof or, in the case of payments of principal due at a date fixed for prepayment thereof, at a date fixed for prepayment thereof, or otherwise; or (ii) (A) any interest on any Loan or any fee payable under this Agreement or under any other Financing Document when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days, or (B) any other amount (other than an amount referred to in clause (i) or (ii)(A) of this Section 7.01(a)) payable under this Agreement or under any other Financing Document when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days; or

(b)        Misrepresentation. Any representation or warranty made by any Loan Party in this Agreement or any other Financing Document, or in any certificate or other document furnished to any Secured Party by or on behalf of any Loan Party in accordance with the terms hereof and thereof, shall prove to have been false or misleading in any material respect as of the time made or deemed made; provided that with respect to any such representation or warranty made on the Closing Date (other than any Specified Representation), such misrepresentation or such false statement shall not constitute an Event of Default if the facts or conditions giving rise to such misstatement are cured in such a manner as to eliminate such misstatement within thirty (30) days after the earlier of the Administrative Agent giving written notice thereof to the Loan Party and such Loan Party having obtained knowledge thereof; or

(c)        Covenants. (i) Any Borrower shall fail to observe or perform any covenant or agreement contained in (A) clause (a)(i) of Section 5.01 (with respect to the legal existence of such Borrower), clause (i) of Section 5.10(a) and Section 5.11, or (B) Article VI; or (ii) any Loan Party shall fail to observe or perform any other covenant, condition or agreement set forth under this Agreement or the other Financing Documents (other than the covenants set forth in sub-clause (i) above), and such failure shall continue unremedied for a period of thirty (30) days after the earlier of (A) written notice thereof from the Administrative Agent or any Lender and (B) such Loan Party having obtained knowledge thereof; provided that if such failure described in this clause (iii) is not capable of remedy within such 30-day period, such 30-day period shall be extended to a total period of ninety (90) days so long as (x) such failure is susceptible to cure, (y) such Loan Party commences and is diligently pursuing a cure and (z) if such failure has had or could reasonably be expected to have a Material Adverse Effect, such extension of time could not be reasonably expected to result in an additional Material Adverse Effect or materially exacerbate the existing Material Adverse Effect; or

(d)        Indebtedness. (i) Any Loan Party shall fail to make any payment (whether of principal of, interest on, premium, make-whole amount or other amount, regardless of amount) in respect of any Indebtedness of such Person (other than Indebtedness under the Financing Documents) that is outstanding in an aggregate principal amount (or notional principal amount) of at least $1,000,000 beyond any period of grace with respect thereto, or (ii) any Loan Party is in default in the performance of or compliance with any term of any evidence of Indebtedness of such Person in an aggregate outstanding principal amount (or notional principal amount) of at least $1,000,000, and as a consequence of such default such Indebtedness has become, or has been declared, due and payable (whether by redemption, purchase, offer to purchase or otherwise), before its stated maturity; or

(e)        Involuntary Proceeding. An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or its debts, or of a substantial part of its assets, under any Debtor Relief Law or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of ninety (90) or more days or an order or decree approving or ordering any of the foregoing shall be entered; or

(f)        Voluntary Proceeding. Any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (e) of this Section 7.01, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors; or

(g)        Inability to Pay Debts when Due. Any Loan Party shall admit in writing its inability or fail generally to pay its debts as they become due; or

(h)        Judgments. Any final non-appealable judgment or order of a court or other tribunal of competent jurisdiction (i) for the payment of money in excess of $1,000,000 in the aggregate shall be rendered against a Loan Party or (ii) providing non-monetary relief that has had or would reasonably be expected to have a Material Adverse Effect, unless, in each case, such judgment (A) has been discharged, reserved, bonded, insured (or subject to other security reasonably acceptable to the Administrative Agent), dismissed or stayed within sixty (60) days of the date of entry of any such judgment or (B) (1) the Seller has acknowledged in writing its obligation to indemnify the applicable Borrower in respect of such judgment pursuant to the Purchase Agreement and (2) no cap on such obligation under the Purchase Agreement shall limit such obligation; or

(i)         Liens. Any Security Document ceases to provide (to the extent permitted by Applicable Law and to the extent required by the Financing Documents and other than as a result of actions or failure to act by the Collateral Agent, the Administrative Agent or any Lender) a first priority (subject to Permitted Encumbrances entitled to priority under Applicable Law) perfected Lien on the assets (other than any immaterial portion thereof) purported to be covered thereby in favor of the Collateral Agent, free and clear of all other Liens (other than Permitted Encumbrances); or

(j)         LTV Ratio.  The LTV Ratio equals or exceeds ninety percent (90%) for more than 15 consecutive days; or

(k)        ERISA. If an ERISA Event occurs which, either individually or in the aggregate, has resulted or would reasonably be expected to result in a Material Adverse Effect; or

(l)         Change of Control. Any Change of Control shall occur; or

(m)       Financing Documents. Any material provision of any Financing Document (i) is declared in a final non-appealable judgment by a court of competent jurisdiction to be illegal or unenforceable, (ii) ceases to be valid and binding or in full force and effect (in each case, except in accordance with its terms and not related to any Default thereunder) or (iii) is terminated or repudiated in writing by any Loan Party.

Section 7.02    Remedies. Upon the occurrence and during the continuance of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Administrative Agent shall, at the request of the Required Lenders (without giving effect to any requirement that the Required Lenders include two or more unaffiliated Lenders), take any or all of the following actions, at the same or different times: (i) terminate the Commitments in whole or in part, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; provided that in case of any Event of Default with respect to any Borrower described in clause (e) or (f) of Section 7.01, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers, shall automatically become due and payable, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower, (iii) direct the Collateral Agent, in accordance with the Security Documents, to exercise the rights and remedies available to the Secured Parties under and in accordance with the provisions of the Financing Documents and Applicable Law, (iv) exercise any and all rights and remedies of each Borrower with respect to any Loan Asset or Underlying Credit Documents, and (v) apply or execute upon any amounts on deposit in any Collateral Account or any other moneys of the Borrowers on deposit with the Collateral Agent or any Lender in the manner provided in the UCC and other relevant statutes and decisions and interpretations thereunder with respect to cash collateral. Upon the occurrence and during the continuance of any Event of Default, in addition to the exercise of remedies set forth above, each Secured Party shall be entitled to exercise the rights and remedies available to such Secured Party under and in accordance with the provisions of the other Financing Documents to which it is a party or any Applicable Law. Notwithstanding the foregoing, each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Financing Documents

(including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other Property of any such Loan Party, without the prior written consent of the Administrative Agent. The provision of the previous sentence is for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

Section 7.03    Cash Collateralize L/C Exposure. After any Event of Default has occurred and is continuing and so long as any Letter of Credit shall remain outstanding, (x) the Administrative Agent may require that the Borrowers Cash Collateralize the outstanding amount of the Letter of Credit Exposure of any Class of Letter of Credit as of such date plus any accrued and unpaid interest thereon in an amount equal to 102.5% of the amount thereof; provided that in the event of an Event of Default described in clause (e) or (f) of Section 7.01 with respect to the any Borrower, the Administrative Agent shall be deemed to have demanded such Cash Collateral upon the occurrence of such Event of Default without further act of the Administrative Agent, the Collateral Agent, the Lenders or any other Person and (y) any amounts received by the Administrative Agent in respect of the Class of Letter of Credit Exposure pursuant to Section 7.02 may be held as Cash Collateral for the obligation of the Borrowers to reimburse the Issuing Lenders of such Class in the event of any drawing under any such Letter of Credit (and each Borrower hereby grants to the Administrative Agent a security interest in such Cash Collateral).  In the event any Letter of Credit in respect of which any Borrower has deposited Cash Collateral with the Administrative Agent is canceled or expires, the Cash Collateral shall be applied (i) first to the reimbursement of the Issuing Lenders of such Class of Letter of Credit (or all of the applicable Lenders, as the case may be of such Class) for any Letter of Credit Disbursements thereunder, and (ii) second to the payment of any outstanding Obligations of the Borrowers hereunder or under any other Financing Document.

ARTICLE VIII.

THE AGENTS

Section 8.01    Appointment. Each of the Lenders and each of the Issuing Lenders hereby irrevocably appoints the Collateral Agent (in accordance with the terms of the Security Agreement) and the Depositary Bank (in accordance with the terms of the Depositary Agreement), and each of the Lenders and each of the Issuing Lenders hereby irrevocably appoints the Administrative Agent to act on its behalf as its agent hereunder and under the other Financing Documents and authorizes each Agent in such capacity to take such actions on its behalf and to exercise such powers as are delegated to it by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

Section 8.02    Other Business. The Administrative Agent shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Loan Party or any Affiliate thereof as if it were not the Administrative Agent hereunder.

Section 8.03    Duties and Obligations. The Administrative Agent shall promptly notify the Lenders, Issuing Lenders and other Agents of the occurrence of any Default or Event of Default after receiving written notification of such Default or Event of Default from any Borrower. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Financing Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Financing Documents that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Financing Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct as proven in a non‑appealable judgment by a court of competent jurisdiction. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by any Loan Party or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Financing Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Financing Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 8.04    Reliance. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent at any time may solicit written confirmatory instructions from the Required Lenders as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its rights or obligations under this Agreement or the Financing Documents.

Section 8.05    Sub-Agents. The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

Section 8.06    Resignation. The Administrative Agent may resign at any time by notifying the Lenders, the Issuing Lenders and the Borrowers, no later than 30 days prior to the effective date of such resignation. Upon any such resignation, the Required Lenders shall have the right, with, unless an Event of Default has occurred and is continuing, the consent of the Borrowers (such consent not to be unreasonably withheld, delayed or conditioned), to appoint a successor, which shall be a Lender with an office in New York, New York, an Affiliate of a Lender or a financial institution with an office in New York, New York having a combined capital and surplus that is not less than $500,000,000.  If no successor shall have been so appointed by the Required Lenders and, unless an Event of Default has occurred and is continuing, so approved by the Borrowers and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent, which shall be a Lender with an office in New York, New York, an Affiliate of a Lender or, subject to the consent of the Borrowers (such consent not to be unreasonably withheld, delayed or conditioned) unless an Event of Default has occurred and is continuing, a financial institution with an office in New York, New York having a combined capital and surplus that is not less than $500,000,000. If the Administrative Agent is a Defaulting Lender, the Required Lenders or the Borrowers may, to the extent permitted by Applicable Law, by notice in writing to the Administrative Agent, the Required Lenders and the Borrower, as applicable, remove the Administrative Agent and, upon any such removal the Required Lenders shall have the right, with, unless an Event of Default has occurred and is continuing, the consent of the Borrowers (such consent not to be unreasonably withheld, delayed or conditioned), to appoint a successor, which shall be a Lender with an office in New York, New York, an Affiliate of a Lender or a financial institution with an office in New York, New York having a combined capital and surplus that is not less than $500,000,000.  If no such successor shall have been so appointed by the Required Lenders and, unless an Event of Default has occurred and is continuing, shall have been so approved by the Borrowers and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then the Administrative Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be a commercial bank having a combined capital and surplus of at least $500,000,000 and, unless an Event of Default has occurred and is continuing, shall have been approved by the Borrowers (such consent not to be unreasonably withheld, delayed or conditioned), and thereafter such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) or removed Administrative Agent and the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph), other than its obligations under Section 10.11. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Administrative Agent’s resignation or removal hereunder, the provisions of this Article VIII and Section 10.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.  Notwithstanding anything to the contrary herein, no Disqualified Institution may be appointed as a successor Administrative Agent.

Section 8.07    Lender Acknowledgments. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Coordinating Lead Arranger or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Coordinating Lead Arranger or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Financing Document or any related agreement or any document furnished hereunder or thereunder.

Section 8.08    Withholding Taxes. To the extent required by any Applicable Law, the Administrative Agent may withhold from any payment to any Issuing Lender or Lender an amount equivalent to any U.S. federal withholding Tax. If the IRS or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold U.S. federal withholding Tax from amounts paid to or for the account of any Issuing Lender or Lender because the appropriate form was not delivered or was not properly executed or because such Issuing Lender or Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, U.S. federal withholding Tax ineffective or for any other reason, or if the Administrative Agent reasonably determines that a payment was made to an Issuing Lender or Lender pursuant to this Agreement without deduction of applicable withholding Tax from such payment, such Issuing Lender or Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

Section 8.09    Authorization. The Administrative Agent, the Collateral Agent and the Depositary Bank are each hereby authorized to execute, deliver and perform each of the Financing Documents to which the Administrative Agent, the Collateral Agent or the Depositary Bank, as the case may be, is a party.

Section 8.10    Direction to Collateral Agent and Depositary Bank. The Lenders hereby direct MUFG Union Bank, N.A., as Collateral Agent and as Depositary Bank, as applicable, to enter into all of the Security Documents and any other Financing Documents to which it is a party, in such respective capacities, as applicable.

Section 8.11    Coordinating Lead Arranger. Anything herein to the contrary notwithstanding, none of the Agents or the Coordinating Lead Arranger listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Financing Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent, the Depositary Bank, Lender or Issuing Lender hereunder or thereunder.

ARTICLE IX.

GUARANTY

Section 9.01    Guaranty.

(a)        The Pledgor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each Borrower now or hereafter existing under or in respect of the Financing Documents (including any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including fees and expenses of counsel for the Secured Parties in each applicable jurisdiction (provided, that, in the event of a conflict of interest between any Agent and any Secured Party with respect to such local counsel (as determined by any Agent or Secured Party in good faith), the Agents on the one hand and such other Secured Parties on the other shall each be entitled to separate local legal counsel)) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Guaranty or any other Financing Document to the extent the Borrowers would be required to do so under Section 10.03. Without limiting the generality of the foregoing, the Pledgor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any Borrower to any Secured Party under or in respect of the Financing Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Borrower.

(b)        The Pledgor, and by its acceptance of this Guaranty, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of the Pledgor hereunder not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of the Pledgor hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the Pledgor hereby irrevocably agree that the Obligations of the Pledgor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of the Pledgor under this Guaranty not constituting a fraudulent transfer or conveyance.

Section 9.02    Guaranty Absolute. The Pledgor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Financing Documents, and will not be affected by any circumstances that constitute a legal or equitable discharge of a guarantor or surety, other than the payment of the applicable Guaranteed Obligations. The Obligations of the Pledgor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any Borrower under or in respect of the Financing Documents, and a separate action or actions may be brought and prosecuted against the Pledgor to enforce this Guaranty, irrespective of whether any action is brought against any Borrower or the Pledgor or whether any Borrower or the Pledgor is joined in any such action or actions. The liability of the Pledgor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Pledgor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(a)        any lack of validity or enforceability of any Financing Document or any agreement or instrument relating thereto;

(b)        any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any Borrower under or in respect of the Financing Documents, or any other amendment or waiver of or any consent to departure from any Financing Document, including any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Borrower or otherwise;

(c)        any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

(d)        any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Borrower under the Financing Documents or any other Property of any Borrower;

(e)        any change, restructuring or termination of the corporate structure or existence of any Borrower;

(f)        any failure of any Secured Party to disclose to any Borrower any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any Borrower now or hereafter known to such Secured Party (the Pledgor waiving any duty on the part of the Secured Parties to disclose such information);

(g)        the failure of any other Person to execute or deliver this Agreement or any other guaranty or agreement or the release or reduction of liability of the Pledgor or other guarantor or surety with respect to the Guaranteed Obligations; or

(h)        any other circumstance (including any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Borrower or any other guarantor or surety (other than the defense of payment of the applicable amounts).

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

Section 9.03    Waivers and Acknowledgments.

(a)        The Pledgor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default,

acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Borrower or any other Person or any Collateral.

(b)        The Pledgor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c)        The Pledgor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Pledgor or other rights of the Pledgor to proceed against any Borrower, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of the Pledgor hereunder.

(d)        The Pledgor hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to the Pledgor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any Borrower now or hereafter known by such Secured Party.

(e)        The Pledgor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Financing Documents and that the waivers set forth in Section 9.02 and this Section 9.03 are knowingly made in contemplation of such benefits.

Section 9.04    Subrogation. The Pledgor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any Borrower or any other guarantor that arise from the existence, payment, performance or enforcement of the Pledgor’s Obligations under or in respect of this Guaranty or any other Financing Document, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against any Borrower or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from any Borrower or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty (other than contingent indemnification obligations with respect to which no claims are outstanding) shall have been paid in full in cash, and the Commitments shall have expired or been terminated.  If any amount shall be paid to the Pledgor in violation of the immediately preceding sentence at any time prior to the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty (other than contingent indemnification obligations with respect to which no claims are outstanding), such amount shall be received and held in trust for the benefit of the Secured Parties, and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Financing Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) the Pledgor shall make payment to any Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty (other than contingent indemnification obligations with respect to which no claims are outstanding) shall have been paid in full in cash and (iii) the Termination Date shall have occurred, the Secured Parties will, at the Pledgor’s request and expense, execute and deliver to the Pledgor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Pledgor of an interest in the Guaranteed Obligations resulting from such payment made by the Pledgor pursuant to this Guaranty.

Section 9.05    Subordination. The Pledgor hereby subordinates any and all debts, liabilities and other Obligations owed to the Pledgor by any Borrower (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 9.05:

(a)        Prohibited Payments, Etc. The Pledgor may receive regularly scheduled payments from any Borrower on account of the Subordinated Obligations; provided that, from and after the occurrence during the continuance of any Event of Default, the Pledgor shall not demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

(b)        Prior Payment of Guaranteed Obligations. In any proceeding under any Debtor Relief Law relating to any Borrower, the Pledgor agrees that the Secured Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Debtor Relief Law, whether or not constituting an allowed claim in such proceeding (“Post-Petition Interest”)) before the Pledgor receives payment of any Subordinated Obligations.

(c)        Turn-Over. After the occurrence and during the continuance of any Event of Default, the Pledgor shall, if the Collateral Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post-Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of the Pledgor under the other provisions of this Guaranty.

(d)        Collateral Agent Authorization. After the occurrence and during the continuance of an Event of Default, the Collateral Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of the Pledgor, to collect and enforce, and to submit claims in respect of, the Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post-Petition Interest), and (ii) to require the Pledgor (A) to collect and enforce, and to submit claims in respect of, the Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post-Petition Interest).

Section 9.06    Continuing Guaranty. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until the Termination Date, (ii) be binding upon the Pledgor, its successors and assigns and (iii) inure to the benefit of and be enforceable by the Secured Parties and their successors, transferees and assigns.

ARTICLE X.

MISCELLANEOUS

Section 10.01  Notices. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (g) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or via electronic mail in accordance with clause (g) below as follows:

(a)        Borrowers:

SPT Infrastructure Finance Sub-1, LLC

SPT Infrastructure Finance Sub-2, Ltd.

SPT Infrastructure Finance Sub-3, LLC

591 West Putnam Avenue

Greenwich, CT 06830

Attention: Andrew Sossen

Telephone: 203-422-8191

Email: asossen@starwood.com

With a copy to:

Sidley Austin LLP

787 7th Avenue

New York, NY 10019

Attention: Ram Burshtine, Esq.

Telephone: (212) 839-5778

Email:  rburshtine@sidley.com

(b)        If to any Issuing Lender, as notified by such Issuing Lender to the Administrative Agent and the Loan Parties.

(c)        If to a Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

(d)        Administrative Agent:

MUFG Bank, Ltd.

1221 Avenue of the Americas, 6th Floor

New York, NY 10020

Attention: Lawrence Blat

Telephone: (212) 405-6621

Email:  Lawrence.blat@mufgsecurities.com

and AgencyDesk@us.sc.mufg.jp

With copies to (for operational notices):

lodagencyservices@us.mufg.jp

(e)        Collateral Agent:

MUFG Union Bank, N.A.

1251 Avenue of the Americas, 19th Floor

New York, New York 10020

Attention: Corporate Trust Department

Telephone: (646) 452-2007

Facsimile: (646) 452-2000/2001

E-Mail: CTNY1@unionbank.com,

Rafael.Miranda@unionbank.com

(f)        Notices delivered by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in paragraph (g) below, shall be effective as provided in said paragraph (g).

(g)        Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to them hereunder by electronic communications pursuant to procedures approved by the Administrative Agent or the Borrowers, as applicable; provided that approval of such procedures may be limited to particular notices or communications. In no event shall the Administrative Agent have any liability to any Borrower, any Lender, any Issuing Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Administrative Agent’s transmission of materials and/or information through the Internet, any intranet website or any other form of electronic communication, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent; provided,  however, that in no event shall the Administrative Agent have any liability to any Borrower, any Lender, any Issuing Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(h)        Change of Address, etc. Any party hereto may change its address, email address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(i)         Communications. Each Borrower, each Lender and each Issuing Lender hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, all such communications being referred to herein collectively as the “Communications”, by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to agencydesk@us.mufg.jp and such other email address provided by the Administrative Agent. In addition, each such party agrees to continue to provide the Communications to the Administrative Agent in the manner specified in this Agreement, but only to the extent requested by the Administrative Agent. The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of this Agreement.

(j)         Platform. For purposes herein, the “Platform” shall mean Debt Domain, Intralinks or a substantially similar electronic transmission system. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, “AGENT PARTIES”) HAVE ANY LIABILITY TO ANY BORROWER, ANY LENDER, ANY ISSUING LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWERS’, LENDERS’, ISSUING LENDER’S OR THE AGENTS’ TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED

PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(k)        E-mail Delivery. The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Financing Documents. Each Lender and Issuing Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender or Issuing Lender for purposes of the Financing Documents, provided that no Lender shall be required to make any additional undertaking in order to access postings on the Platform. Each Lender and Issuing Lender agrees (i) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s or Issuing Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address. Nothing herein shall prejudice the right of the Administrative Agent or any Lender or Issuing Lender to give any notice or other communication pursuant to any Financing Document in any other manner specified in such Financing Document.

Section 10.02  Waivers; Amendments.

(a)        No Deemed Waivers; Remedies Cumulative. No delay or omission to exercise any right, power or remedy accruing to Administrative Agent, the Issuing Lenders or the Lenders upon the occurrence of any Event of Default or Default or any breach or default of any Borrower under this Agreement or any other Financing Document shall impair any such right, power or remedy of Administrative Agent, the Issuing Lenders or the Lenders, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single Event of Default, Default or other breach or default be deemed a waiver of any other Event of Default, Default or other breach or default theretofore or thereafter occurring. Any waiver, indulgence, permit, consent or approval of any kind or character on the part of Administrative Agent, the Issuing Lenders and/or the Lenders of any Event of Default, Default or other breach or default under this Agreement or any other Financing Document, or any waiver on the part of Administrative Agent, the Issuing Lenders and/or the Lenders of any provision or condition of this Agreement or any other Financing Document, must be in a writing expressly referencing this Agreement and shall be effective only to the extent in such writing specifically set forth. All remedies, either under this Agreement or any other Financing Document or by law or otherwise afforded to Administrative Agent, the Issuing Lenders and the Lenders, shall be cumulative and not alternative.

(b)        Amendments. Neither this Agreement nor any other Financing Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall in any way (i) increase any Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent or the waiver of any Default, Event of Default or mandatory prepayment shall not constitute an increase of any Commitment hereunder), (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon (other than as a result of any waiver of the applicability of the Default Rate), or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan under Section 2.11(a), or of any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment under Section 2.10(a), without the written consent of each Lender directly and adversely affected thereby, (iv) change Section 2.20(c) or Section 2.20(d) without the consent of each Lender, (v) change any of the provisions of this Section 10.02(b) or the percentage in the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vi) with respect to the Interest Period for any Eurodollar Loan, amend, waive or modify the requirement that such Loan be one, three or six months in duration without consent of each Lender affected thereby, subject to any other adjustments permitted by the definition of “Interest Period”, (vii) release all or substantially all of the Collateral or release any Loan Party from its obligations under the Financing Documents without the written consent of each Lender (except to the extent specifically provided therefor in the Financing Documents) or (viii) modify Section 2.05(d) or Section 2.06(d)  without the written consent of each Revolving Lender or DDTL Lender, as applicable; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent or any Issuing Lender hereunder without the prior written consent of such Agent or such Issuing Lender, as the case may be. Notwithstanding anything herein to the contrary, (w) each of the Fee Letter and, to the extent not expressly provided herein, the Letter of Credit Documents may be waived, amended or modified by the parties thereto without the consent of any other Person, (x) the amendments contemplated by Section 2.15(b) may be effected as set forth in such Section 2.15(b), (y) any condition set forth in Section 4.01 may be waived by the Administrative Agent and the Coordinating Lead Arranger without the consent of any Lender or Issuing Lender and (z) the Loan Parties and the Agents may (but shall not be obligated to) amend or supplement any Financing Document without the consent of any Lender or any Issuing Lender (1) to cure any ambiguity, mistake, defect, inconsistency, obvious error or any error or omission of a technical nature, which, in each case, is not adverse to the Lenders, (2) to make any change that would provide any additional rights or benefits to the Lenders, (3) to make, complete or confirm any grant of Collateral permitted or required by any of the Security Documents, including any release of any Collateral that is otherwise permitted under the terms of this Agreement and the Security Documents, (4) to revise any schedule to reflect any change in notice information, (5) to revise the account numbers for each of the Collateral Accounts as may be necessary to reflect the replacement of the Collateral Agent or the Depositary Bank or as may be required by internal procedures of the Collateral Agent or the Depositary Bank, and (6) to revise the name of the Collateral Agent on any UCC financing statement or other Security Document as may be necessary to reflect the replacement of the Collateral Agent. Any such amendment, modification, supplement, waiver or consent that is set forth in a writing signed by the Administrative Agent and the Borrowers shall be binding on the Borrowers, the Agents and the Lenders and where any Financing Document expressly provides that the Administrative Agent or any other Agent may waive, amend, modify or supplement such Financing Document or any provision thereof, or consent to any act or action of a Loan Party, the Administrative Agent or such other Agent may do so without the further consent of the Lenders and any such waiver, amendment, modification, supplement or consent that is set forth in a writing signed by the Administrative Agent or such other Agent, as applicable, shall be binding on the Agents and the Lenders.

Each Lender shall be bound by any waiver, amendment, modification, supplement or consent authorized in accordance with this Section 10.02 regardless of whether its Note shall have been marked to make reference thereto, and any waiver, amendment, modification, supplement or consent authorized in accordance with this Section 10.02 shall bind any Person subsequently acquiring a Note from such Lender, whether or not such note shall have been so marked. Any agreement or agreements that the Administrative Agent executes and delivers to waive, amend, modify, supplement or provide consent with respect to any Financing Document in accordance with this Section 10.02 shall be binding on the Lenders and each of the Agents without the further consent of the Lenders or the other Agents.

Notwithstanding anything herein to the contrary, no waiver, amendment, modification, supplement or consent of or under this Agreement or the other Financing Documents shall amend or modify the rights (including the payment of fees to) or duties of an Agent hereunder or under the other Financing Documents without the prior written consent of such Agent.

Section 10.03  Expenses; Indemnity; Etc.

(a)        Costs and Expenses. The Borrowers shall pay (i) all reasonable and documented out-of-pocket expenses incurred by any Agent and its Affiliates (but limited, in the case of legal expenses, to the reasonable and documented fees, charges and disbursements of one primary counsel for the Coordinating Lead Arranger and the Agents, collectively, if different, one primary counsel for the Depositary Bank and, if necessary, one additional counsel for the Coordinating Lead Arranger and the Agents, collectively, in each relevant material jurisdiction), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Financing Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (including in connection with the occurrence of the Closing Date), whether or not the transactions contemplated hereby or thereby shall be consummated, provided,  however, that the Borrowers shall only be required to reimburse (x) so long as no Event of Default has occurred and is continuing, expenses relating to any advisors or experts (other than legal counsel subject to the limitations set forth above) retained with the Borrowers’ consent (not to be unreasonably withheld, conditioned or delayed) and (y) expenses relating to syndication (other than legal counsel subject to the limitations set forth above) not to exceed $25,000, (ii) all reasonable out-of-pocket expenses incurred by the Issuing Lenders in connection with the Issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all documented out-of-pocket expenses incurred by any Agent, any Issuing Lender or any Lender (but limited, in the case of legal expenses, to the reasonable and documented fees, charges and disbursements of one primary counsel for (1) each Agent and its Affiliates, collectively, and (2) the other Lenders, collectively, and, if necessary, one additional counsel for each such Agent and its Affiliates, collectively, and the other Lenders, collectively, in each relevant material jurisdiction and, solely in the case of any actual or perceived conflict of interest, one additional set of counsel for each group of similarly situated Persons), in connection with the enforcement of its rights (A) in connection with this Agreement and the other Financing Documents, including its rights under Section 10.03(b), or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)        Indemnification by the Borrowers. Each Borrower shall indemnify each Agent (and any sub-agent thereof), each Lender, each Issuing Lender, the Coordinating Lead Arranger and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee) of whatever kind or nature, whether or not well founded, meritorious or unmeritorious, demanded, asserted or claimed against any such Indemnitee (collectively, “Claims”) by any Person (including the Borrowers) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any other Financing Documents or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby (including the Transactions), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any violation, or alleged violation, of any Environmental Law or any and all Environmental Claims, including Claims arising in connection with the Release or presence of, or exposure to, any Hazardous Substances, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by a Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Related Parties (provided that, in the case of any agents or advisors, only to the extent acting at the instruction of such Indemnitee ), (y) result from a claim brought by any Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Financing Document, if such Borrower has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction, or (z) except with respect to any claim against the Administrative Agent, resulting from any Claim between Indemnitees. This Section 10.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)        Indemnification by Lenders. To the extent that any Borrower for any reason fails to indefeasibly pay any amount required under Section 10.03(a) or Section 10.03(b) to be paid by it to any Agent (or any sub-agent thereof), any Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to such Agent (or any such sub-agent), the Issuing Lenders or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Applicable Percentage of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender)); provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent (or any such sub-agent) or any Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for such Agent (or any such sub-agent) or any Issuing Lender in connection with such capacity.

(d)        Settlements. Each Borrower agrees that, without each Indemnitee’s prior written consent, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought by or on behalf of such Indemnitee under this Section 10.03 (whether or not any Indemnitee is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of such Indemnitee from all liability arising out of such claim, action or proceeding.  In the event that an Indemnitee is requested or required to appear as a witness in any action brought by or on behalf of or against any Borrower or any Affiliate thereof in which such Indemnitee is not named as a defendant, each Borrower agrees to reimburse such Indemnitee for all reasonable and documented expenses incurred by it in connection with such Indemnitee’s appearing and preparing to appear as such a witness, including the reasonable and documented fees and disbursements of its legal counsel.  In the case of any claim brought against an Indemnitee for which any Borrower may be responsible under this Section 10.03, the Agents, Issuing Lenders and Lenders agree to execute such instruments and documents and cooperate as reasonably requested by any Borrower in connection with such Borrower’s defense, settlement or compromise of such claim, action or proceeding.

(e)        Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Borrower shall assert, none of the Administrative Agent, any Lender or any Issuing Lender shall assert, and each hereby waives, any claim against any other party hereto or any other Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Financing Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit, or the use of the proceeds thereof; provided, that, if any Claim made by an Indemnitee under Section 10.03(a) includes any Claim from an unrelated third party on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) or as a result of, this Agreement, any other Financing Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit, or the use of the proceeds thereof, then such Claim of such unrelated third party shall be covered by the indemnity set forth in Section 10.03(a). No party hereto or other Indemnitee referred to Section 10.03(a) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Person determined by a final judgment of a court of competent jurisdiction.

(f)        Payments. All amounts due under this Section shall be payable not later than the first Payment Date occurring at least five (5) Business Days after demand therefor and shall bear interest at the Default Rate.

Section 10.04  Successors and Assigns.

(a)        Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) no Loan Party shall assign or otherwise transfer any of its rights or obligations hereunder (including with respect to the Pledgor, the Guaranty) without the prior written consent of each Lender and the Administrative Agent (and any attempted assignment or transfer by any Loan Party without such consent shall be null and void), (ii) no assignments shall be made to a Defaulting Lender, and (iii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lenders and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)        Assignments by Lenders. Any Lender or Issuing Lender may assign to one or more Persons, subject to Section 10.04(i), all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, Issuing Commitments and the Loans at the time owing to it); provided that:

(i)         except in the case of an assignment to a Lender or an Affiliate or Approved Fund of a Lender, the Administrative Agent must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed);

(ii)       except in the case of an assignment to a Lender or an Affiliate (or Approved Fund) of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment(s) or Loans of any Class, the amount of the Commitment(s) and Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than A$1,000,000, C$1,000,000, $1,000,000, €1,000,000 or £1,000,000, as applicable, unless the Administrative Agent and (provided that no Event of Default has occurred or is continuing) the Borrowers otherwise consent;

(iii)      except in the case of an assignment to a Lender or an Affiliate or Approved Fund of a Lender, the Borrowers’ prior written consent to the assignment shall be required (which consent shall not be unreasonably withheld, delayed or conditioned and, in any case, shall be automatically deemed to be granted if no response is received from the Borrowers within five (5) Business Days after the Borrowers’ receipt of all information requested by the Borrowers in connection with such assignment (provided that, the Borrowers shall request any such information within five (5) Business Days of notification of the proposed assignment by the applicable Lender));

(iv)       the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption and a processing and recordation fee of $3,500;

(v)        in the case of an assignment of any Revolving Commitment or DDTL Commitment, the consent of the applicable Issuing Lender shall be required;

(vi)       the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

(vii)     the assignee shall have made at the time of such assignment or acquisition the representations set forth in Annex II to Exhibit A.

provided further that, any consent of the Borrowers otherwise required under this paragraph shall not be required if any Event of Default has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (d) of this Section 10.04, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.17,  Section 2.18,  Section 2.19 and Section 10.03). To the extent any assignment or transfer increases the Borrowers’ obligation to pay costs, Taxes or indemnities pursuant to Section 2.17,  Section 2.19 or Section 10.03, the Borrowers’ liability to pay such costs, Taxes or indemnities shall be limited to the amounts the Borrowers would have been liable if such assignment or transfer had not occurred. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall, subject to paragraphs (i) and (j) of this Section 10.04,  be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section 10.04.

(c)        Maintenance of Register by the Administrative Agent. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices in the United States) a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and stated interest) of the Loans owing to, as well as the stated interest owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Lenders and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers at any reasonable time and from time to time upon reasonable prior notice.

(d)        Effectiveness of Assignments. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 10.04 and any written consent to such assignment required by paragraph (b) of this Section 10.04, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e)        Participations. Any Lender may, without the consent of any Borrower, the Administrative Agent or any Issuing Lender, sell participations to one or more banks or other Persons, subject to Section 10.04(i), which makes, to such Lender, each of the representations and warranties set forth in Annex II of Exhibit A as if such Person were a Lender (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Financing Documents (including all or a portion of its Commitments and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement and the other Financing Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) each Borrower, the Administrative Agent, each Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Financing Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall include the representations and warranties set forth in Annex II of Exhibit A as if the applicable Participant were a Lender and provide that such Lender shall retain the sole right to enforce this Agreement and the other Financing Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Financing Document; provided further that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section 10.04, each Borrower agrees that each Participant shall be entitled to the benefits of Section 2.17,  Section 2.18 and Section 2.19 (subject to the requirements and limitations therein, including the requirements under Section 2.19(h) (it being understood that the documentation required under Section 2.19(h) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.04. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 2.21(b) with respect to any Participant.  Each Lender that grants a participation acting solely for this purpose as an agent of the Borrowers shall maintain a copy of the agreement or instrument pursuant to which a participation is sold and shall maintain a register on which it enters the name and address of each Participant and the principal and interest amount of each Participant’s interest in the Loans or other Obligations under the Financing Documents held by it (the “Participant Register”); provided, that, other than its obligation to provide certifications with respect to or copies of the agreement or instrument pursuant to which a participation is sold to the Borrowers pursuant to a request made by a Borrower in accordance with this Section 10.04(e), no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other Obligations under any Financing Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other Obligation is in registered form under Section 5f.103-1(c) and Proposed Section 1.163-5(b) of the United States Treasury Regulations (or any amended or successor version). The entries in the Participant Register shall be conclusive, absent manifest error and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  Upon the written request of any Borrower, each Lender that has sold a participation shall certify to the Borrowers that it has received and retains a copy of the agreement or instrument pursuant to which each such participation was sold containing the representations and warranties of the applicable Participant described above, and shall upon the further request of any Borrower provide a copy thereof (redacted in a manner reasonably satisfactory to such Lender) to the Borrowers; provided that a Borrower may only so request such copies to the extent that it reasonably and in good faith believes that receipt of such a copy is necessary in order for a

Borrower or any of its Affiliates to confirm it is exempt from registration under the Investment Company Act by virtue of the provisions of Section 3(c)(7) thereof.  The Borrowers hereby agree to maintain the confidentiality of all information furnished to them pursuant to this paragraph, except that same may be disclosed (i) to the Sponsor and its and the Sponsor’s respective directors, officers, employees, accountants and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential and the disclosing Person shall be responsible for its Affiliates’ and Related Parties’ compliance with this Section 10.04(e)), (ii) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process (in which case the Borrowers shall (A) to the extent permitted by Applicable Law and reasonably practicable, inform the applicable Lender promptly in advance thereof and (B) use commercially reasonable efforts to ensure that any such information disclosed is afforded confidential treatment) and (iii) with the written consent of the Lender that disclosed such information.

(f)        Limitations on Rights of Participants. Each Participant shall (i) not be entitled to receive any greater payment under Section 2.17,  Section 2.18 and Section 2.19 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent and (ii) agrees to be subject to the provisions of Section 2.21 as if it were an assignee under paragraph (b) of this Section.

(g)        Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under the Financing Documents, subject to Section 10.04(i), to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank or other central bank (whether in the United States or any other jurisdiction), and this Section 10.04 shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h)        No Assignments to Affiliates. Anything in this Section 10.04 to the contrary notwithstanding, no Lender may assign any interest in any Loan held by it hereunder or sell any participations to any Loan Party or any Affiliate of any Loan Party or any Affiliate of any thereof without the prior written consent of each other Lender.

(i)         Disqualified Institutions.

(i)         No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrowers have consented to such assignment or participation in writing in their sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation).  For the avoidance of doubt, with respect to any assignee or participant that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee or participant shall not retroactively be disqualified from becoming a Lender or a

Participant and (y) the execution by the Borrowers of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment in violation of this Section 10.04(i)(i) shall not be void, but the other provisions of this Section 10.04(i) shall apply.

(ii)       If any assignment or participation is made to any Disqualified Institution without the Borrowers’ prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Borrowers may, at their sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Commitment of such Disqualified Institution and repay all obligations of the Borrowers owing to such Disqualified Institution in connection with such Commitment, (B) in the case of outstanding Loans held by Disqualified Institutions, purchase or prepay such Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and/or (C) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 10.04), all of its interest, rights and obligations under this Agreement to one or more Persons (other than to any other Disqualified Institution) at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations of such Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

(iii)      Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrowers, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Financing Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any bankruptcy or similar Applicable Laws, each Disqualified Institution party hereto hereby agrees (1) not to vote on such plan of reorganization or plan of liquidation pursuant to any bankruptcy or similar Applicable Laws, (2) if such Disqualified Institution does vote on such plan of reorganization or plan of liquidation pursuant to any bankruptcy or similar Applicable Laws notwithstanding the restriction in the foregoing sub-clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1226(e) of the Bankruptcy Code (or any similar provision in any other plan of reorganization or plan of liquidation pursuant to any other bankruptcy or similar Applicable Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan of reorganization or plan of liquidation pursuant to any bankruptcy or similar

Applicable Law in accordance with Section 1226(c) of the Bankruptcy Code (or any similar provision in any other bankruptcy or similar Applicable Laws) and (3) not to contest any request by any party for a determination by the bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing sub-clause (2).

(j)         Transfers to Non-Qualified Purchasers.  Notwithstanding anything herein to the contrary, in no event may any Loan or any interest therein be assigned to or otherwise acquired by (whether by assignment or participation or through a swap or other derivative transaction) any Person that is not a Qualified Purchaser and which does not make, at the time of such assignment or acquisition the representations set forth in Annex II to Exhibit A.

Section 10.05   Survival. All covenants, agreements, representations and warranties made by any Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf, and shall continue in full force and effect until the Termination Date. The provisions of Section 2.17,  Section 2.18,  Section 2.19,  Section 10.03 and Section 10.14 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

Section 10.06  Counterparts; Integration; Effectiveness.

(a)        This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Financing Documents, and any separate letter agreements with respect to fees payable to the Agents, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by electronic delivery (including “pdf”) shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)        The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.07  Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties hereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision.

Section 10.08  Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Lender and any Affiliate thereof is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender, the Issuing Lenders or any such Affiliate, to or for the credit or the account of any Borrower against any and all of the Obligations of the Borrowers due and payable under this Agreement or any other Financing Document to such Lender, the Issuing Lenders or their respective Affiliates, irrespective of whether or not such Lender, Issuing Lenders or Affiliate shall have made any demand under this Agreement or any other Financing Document and although such obligations of the Borrowers are owed to a branch, office or Affiliate of such Lender or Issuing Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.23 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lenders, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and Issuing Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, Issuing Lender or any Affiliates may have. Each Lender and Issuing Lender agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.09  Governing Law; Jurisdiction; Etc.

(a)        Governing Law. This Agreement and the other Financing Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Financing Document (except, as to any other Financing Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

(b)        Submission to Jurisdiction. Each party hereto irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against another party hereto or any Related Party of another party hereto in any way relating to this Agreement or any other Financing Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court; provided that, any suit seeking enforcement against any Collateral or other property may be brought, at the Administrative Agent’s option, in the courts of any jurisdiction where such Collateral or other property may be found. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)        Waiver of Venue. Each party hereto irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Financing Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)        WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.10   Headings. Paragraph headings and a table of contents have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 10.11  Confidentiality. Each of the Agents, the Coordinating Lead Arranger, the Lenders and the Issuing Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties in connection with the Transactions and the administration of this Agreement and the other Financing Documents (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and the disclosing Person shall be responsible for its Affiliates’ and Related Parties’ compliance with this Section 10.11); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties, including any self-

regulatory authority, such as the National Association of Insurance Commissioners (in which case such Person shall (i) except with respect to any audit or examination conducted by back accountants or governmental, regulatory or self-regulatory authority, to the extent permitted by Applicable Law and reasonably practicable, inform the Borrowers promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any such information disclosed is afforded confidential treatment); (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process (in which case such Person shall (i) to the extent permitted by Applicable Law and reasonably practicable, inform the Borrowers promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any such information disclosed is afforded confidential treatment); (d) to any other party hereto; (e) as is necessary in connection with the exercise of any remedies hereunder or under any other Financing Document or any action or proceeding relating to this Agreement or any other Financing Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement to comply with the provisions of this Section 10.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to any Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i) any rating agency in connection with rating the Borrowers or the Facilities, (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facilities, (iii) issuers or providers of credit risk protection or (iv) federal reserve banks and other central banks in connection with pledges permitted under Section 10.04(g); (h) with the consent of the Borrowers; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to the Administrative Agent, any Lender, any Issuing Lender or any of their respective Affiliates on a non-confidential basis from a source not known by such Person to be subject to any confidentiality obligations owing to the Sponsor, the Borrowers or any of their respective Affiliates.

For purposes of this Section, “Information” means all information received from or on behalf of the Sponsor, any Borrower or any of their respective Related Parties relating to any Borrower, any of its business, the Loan Assets or the Transactions other than any such information that is available to the Administrative Agent, any Lender or any Issuing Lender on a non-confidential basis prior to disclosure by such Borrower; provided that, in the case of information received from any Borrower after the Closing Date, such information shall be presumed to be confidential unless it is clearly identified at the time of delivery as non-confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

The parties agree that notwithstanding anything else to the contrary herein, the Coordinating Lead Arranger may, subject to the Borrowers’ prior consent (not to be unreasonably withheld, delayed or conditioned), publicly announce the capacities in which it or its Affiliates have acted hereunder, including placing advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of information on the Internet or worldwide web as it may choose, and circulate similar promotional material, after the Closing Date in the form of a “tombstone” or otherwise describing the names of the Sponsor, the Borrowers and their Affiliates and the closing of the Transactions.

Section 10.12  No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto, and their respective permitted successors and assigns permitted hereunder, and nothing in this Agreement, express or implied, is intended to confer upon on other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement (other than (a) the Depositary Bank with respect to any and all provisions herein that are intended for the benefit of, grant any rights to or confer any privileges or entitlements upon the Depositary Bank and (b) Indemnitees with respect to any and all provisions herein that are intended for the benefit of, grant any rights to or confer any privileges or entitlements upon the Indemnitees).

Section 10.13  Patriot Act. Each of the Administrative Agent and the Collateral Agent hereby notifies the Loan Parties that, pursuant to the requirements of the PATRIOT Act, it, each Agent, each Issuing Lender and each Lender shall be required to obtain, verify and record information that identifies the Loan Parties and the Sponsor, which information includes, without limitation, the names and addresses and other information that will allow such Agent, Issuing Lender or Lender to identify the Loan Parties and the Sponsor in accordance with the requirements of the PATRIOT Act. Each Borrower shall promptly deliver information described in the immediately preceding sentence when requested by any Agent, any Issuing Lender or any Lender in writing pursuant to the requirements of the PATRIOT Act.

Section 10.14  Scope of Liability. Notwithstanding any other provision of the Financing Documents (but subject to the proviso below and the penultimate sentence of this Section 10.14), there shall be no recourse against the Sponsor or any of its Affiliates (except to the extent of such Persons’ liabilities under the Financing Documents), or the Affiliates, any present or future holders (direct or indirect) of equity interests in the Pledgor (including the Sponsor), or any shareholders, partners, members, managers, stockholders or other owners, officers, directors, employees, representatives, controlling Persons, executives or agents of any of them (each, a “Non‑Recourse Person”) for any liability to the Secured Parties arising in connection with any breach or default under this Agreement except to the extent the same is enforced against the Loan Parties and the Collateral and the rents, issues, profits, proceeds and products of the Collateral, and the Secured Parties shall look solely to the Loan Parties (but not to any Non-Recourse Person or to any distributions received by any Non-Recourse Person in accordance with the terms of this Agreement except as provided herein) and the Collateral and the rents, issues, profits, proceeds and products of the Collateral in enforcing rights and obligations under and in connection with the Financing Documents, provided that (a) the foregoing provisions of this Section 10.14 shall not constitute a waiver, release or discharge of any of the indebtedness, or of any of the terms, covenants, conditions, or provisions of this Agreement, the Notes, any Security Document or other Financing Document (but without personal liability to the Non-Recourse Persons except as provided herein and therein), and the same shall continue until the Termination Date; (b) the foregoing provisions of this Section 10.14 shall not limit or restrict the right of the Administrative Agent and the Secured Parties to name any Loan Party or any other Person as a defendant in any action or suit for a judicial foreclosure or for the exercise of any other remedy under or with respect to this Agreement, any Security Document or any other Financing Document, or otherwise, or for injunction or specific performance, so long as no judgment in the nature of a deficiency judgment shall be enforced against any Non-Recourse Person out of any property, assets or funds other than the Collateral and the rents, issues, profits, proceeds or products of the Collateral, and any other property of the Loan Parties; and (c) the foregoing provisions of this Section 10.14 shall not affect or diminish or constitute a waiver, release or discharge of any specific written obligation, covenant, or agreement made by any of the Non-Recourse Persons or any security granted by the Non‑Recourse Persons in support of the obligations of such Persons under any guarantee or as security for the obligations of the Loan Parties. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained in this Section 10.14 shall be deemed to (a) limit or restrict any right or remedy of the Secured Parties (or any assignee or beneficiary thereof or successor thereto) with respect to any fraud, willful misconduct or gross negligence of a Loan Party and (i) each Loan Party shall remain fully liable to the extent that such Person would otherwise be liable for its own actions with respect to any fraud, willful misconduct or gross negligence and (ii) all of the other Persons described above (other than the Loan Parties) shall remain fully liable to the extent that such Person would otherwise be liable for its own actions with respect to any fraud, gross negligence or willful misconduct; or (b) limit in any respect the enforceability against the parties thereto of the Financing Documents in accordance with their respective terms.

Section 10.15   Limitation on Liability. NO CLAIM SHALL BE MADE BY ANY PARTY HERETO, OR ANY OF SUCH PARTY’S AFFILIATES, DIRECTORS, EMPLOYEES, ATTORNEYS OR AGENTS AGAINST ANY OTHER PARTY HERETO OR ANY OF ITS AFFILIATES, DIRECTORS, EMPLOYEES, ATTORNEYS OR AGENTS FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (WHETHER OR NOT THE CLAIM THEREFOR IS BASED ON CONTRACT, TORT, DUTY IMPOSED BY LAW OR OTHERWISE), IN CONNECTION WITH, ARISING OUT OF OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE OTHER FINANCING DOCUMENTS OR ANY ACT OR OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH; AND EACH PARTY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY SUCH CLAIM FOR ANY SUCH SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

Section 10.16  Use of Name. Other than with respect to normal and customary reporting requirements or pursuant to a customary non-disclosure agreement, no printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions “MUFG Bank, Ltd.” or “MUFG Union Bank, N.A.” by name or the rights, powers, or duties of the Administrative Agent, the Collateral Agent, the or the Coordinating Lead Arranger under this Agreement or the other Financing Documents shall be issued by any parties hereto, or on such party’s behalf, without the prior written consent of such Person.

Section 10.17 Reinstatement. The obligations of each Borrower under this Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Borrower in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Borrower agrees that it will indemnify each Secured Party on demand for all reasonable and documented costs and expenses (including fees of counsel) incurred by such Secured Party in connection with such rescission or restoration, including any such reasonable and documented costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law.

Section 10.18  Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Financing Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Financing Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)        the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b)        the effects of any Bail-In Action on any such liability, including, if applicable:

(i)         a reduction in full or in part or cancellation of any such liability;

(ii)       a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Financing Document; or

(iii)      the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority;

in each case, to the extent that, at the time, the foregoing shall be the general policy or practice of such EEA Financial Institution with respect to similarly situated customers under comparable provisions of similar agreements; provided that nothing in this Section 10.18 shall require any EEA Financial Institution to disclose any confidential information related to similarly situated customers, comparable provisions of similar agreements or otherwise.

Section 10.19  Certain  ERISA Matters.

(a)        Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:

(i)         such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement;

(ii)       the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii)      (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv)       such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)        In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Collateral Agent and the Coordinating Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that the Administrative Agent, the Collateral Agent or the Coordinating Lead Arranger or any of their respective Affiliates is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Financing Document or any documents related hereto or thereto).

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or representatives as of the date first above written.

SPT INFRASTRUCTURE FINANCE SUB-1, LLC as a Borrower

By:	/s/ ANDREW J. SOSSEN
Name:	Andrew J. Sossen
Title:	Chief Operating Officer, Senior Vice President and Secretary

SPT INFRASTRUCTURE FINANCE SUB-2, LTD. as a Borrower

By:	/s/ ANDREW J. SOSSEN
Name:	Andrew J. Sossen
Title:	Chief Operating Officer, Senior Vice President and Secretary

SPT INFRASTRUCTURE FINANCE SUB-3, LLC as a Borrower

By:	/s/ ANDREW J. SOSSEN
Name:	Andrew J. Sossen
Title:	Chief Operating Officer, Senior Vice President and Secretary

SPT INFRASTRUCTURE FINANCE HOLDINGS, LLC as the Pledgor

By:	/s/ ANDREW J. SOSSEN
Name:	Andrew J. Sossen
Title:	Chief Operating Officer, Senior Vice President and Secretary

MUFG BANK, LTD. as Administrative Agent, Issuing Lender and Lender

By:	/s/ ELIZABETH WATERS
Name:	Elizabeth Waters
Title:	Managing Director

MUFG UNION BANK, N.A. as Collateral Agent

By:	/s/ RAFAEL E. MIRANDA
Name:	Rafael E. Miranda
Title:	Vice President

AP PENDIX A

Loan Asset Schedule

							Commitment (Local)
Index	Underlying Obligor	Assingment or Participation	Underlying Credit Facility	Loan Currency	Underlying Credit Facility Outstanding Principal Amount (Local)	Underlying Credit Facility Commitment including Funded and Unfunded (Local)	Term Loan	DDTL	Revolving
1	***	Assignment	Underlying Term Loan Facility	USD	24,800,542	24,800,542	19,741,888	--	--
1	***	Assignment	Underlying Term Loan Facility	USD	10,131,315	10,131,315	8,064,795	--	--
2	***	Assignment	Underlying Term Loan Facility	USD	15,655,491	15,655,491	12,462,186	--	--
3	***	Participation	Underlying Term Loan Facility	USD	3,957,738	3,957,738	3,150,464	--	--
4	***	Assignment	Underlying Term Loan Facility	USD	23,798,867	23,798,867	18,944,529	--	--
5	***	Assignment	Underlying Term Loan Facility	USD	32,024,893	32,024,893	25,492,663	--	--
6	***	Participation	Underlying Term Loan Facility	USD	16,808,385	16,808,385	13,379,920	--	--
7	***	Participation	Underlying Term Loan Facility	USD	35,405,836	35,405,836	28,183,983	--	--
8	***	Assingment	Underlying Term Loan Facility	USD	43,275,477	43,275,477	34,448,426	--	--
9	***	Participation	Underlying Term Loan Facility	USD	30,643,460	30,643,460	24,393,006	--	--
10	***	Assignment	Underlying Term Loan Facility	USD	10,450,682	10,450,682	8,319,020	--	--
11	***	Assignment	Underlying Term Loan Facility	USD	5,907,903	5,907,903	4,702,848	--	--
12	***	Assignment	Underlying Term Loan Facility	USD	41,011,355	41,011,355	32,646,125	--	--
12	***	Assignment	Underlying Letter of Credit Facility	USD	--	17,700,000	--	--	17,700,000
13	***	Assignment	Underlying Term Loan Facility	USD	1,259,534	1,259,534	1,002,623	--	--
14	***	Participation	Underlying Term Loan Facility	USD	66,227,678	66,227,678	52,718,986	--	--
14	***	Participation	Underlying Letter of Credit Facility	USD	--	18,666,667	--	--	18,666,667
14	***	Participation	Underlying Letter of Credit Facility	USD	--	3,534,336	--	--	3,534,336
14	***	Participation	Underlying Revolving Loan Facility	USD	--	3,333,333	--	--	3,333,333
15	***	Assignment	Underlying Term Loan Facility	USD	57,691,616	57,691,616	45,924,055	--	--
15	***	Assignment	Underlying Letter of Credit Facility	USD	--	9,181,725	--	--	9,181,725
16	***	Participation	Underlying Term Loan Facility	USD	32,982,223	32,982,223	26,254,723	--	--
16	***	Participation	Underlying Term Loan Facility	USD	3,260,870	3,260,870	2,595,739	--	--
17	***	Participation	Underlying Term Loan Facility	USD	9,633,588	9,633,588	7,668,591	--	--
17	***	Participation	Underlying Delayed Draw Term Loan Facility	USD	--	28,453,080	--	28,453,080	--
17	***	Participation	Underlying Letter of Credit Facility	USD	--	754,405	--	--	754,405
19	***	Participation	Underlying Term Loan Facility	USD	44,061,446	44,061,446	35,074,079	--	--
19	***	Participation	Underlying Revolving Loan Facility	USD	--	4,500,000	--	--	4,500,000
20	***	Participation	Underlying Term Loan Facility	USD	36,093,750	36,093,750	28,731,581	--	--
20	***	Participation	Underlying Revolving Loan Facility	USD	1,736,111	12,500,000	--	--	12,500,000
21	***	Participation	Underlying Term Loan Facility	USD	42,410,998	42,410,998	33,760,278	--	--
21	***	Participation	Underlying Revolving Loan Facility	USD	--	14,000,000	--	--	14,000,000
22	***	Participation	Underlying Term Loan Facility	USD	66,533,592	66,533,592	52,962,502	--	--
22	***	Participation	Underlying Term Loan Facility	USD	120,060	120,060	95,571	--	--
23	***	Assignment	Underlying Term Loan Facility	USD	71,188,917	71,188,917	56,668,264	--	--
23	***	Assignment	Underlying Revolving Loan Facility	USD	--	28,541,509	--	--	28,541,509
24	***	Assignment	Underlying Term Loan Facility	USD	70,408,853	70,408,853	56,047,312	--	--
24	***	Assignment	Underlying Delayed Draw Term Loan Facility	USD	--	3,591,147	--	3,591,147	--
24	***	Assignment	Underlying Revolving Loan Facility	USD	--	15,000,000	--	--	15,000,000
25	***	Participation	Underlying Term Loan Facility	USD	48,794,102	48,794,102	38,841,398	--	--
27	***	Participation	Underlying Term Loan Facility	USD	94,490,741	94,490,741	75,217,133	--	--
28	***	Assignment	Underlying Term Loan Facility	USD	9,997,760	9,997,760	7,958,482	--	--
28	***	Assignment	Underlying Delayed Draw Term Loan Facility	USD	--	73,417,334	--	73,417,334	--
28	***	Assignment	Underlying Revolving Loan Facility	USD	--	5,000,000	--	--	5,000,000
29	***	Assignment	Underlying Term Loan Facility	USD	64,298,479	64,298,479	51,183,293	--	--
29	***	Assignment	Underlying Letter of Credit Facility	USD	--	3,895,835	--	--	3,895,835
30	***	Assignment	Underlying Term Loan Facility	USD	38,333,333	38,333,333	30,514,349	--	--
30	***	Participation	Underlying Revolving Loan Facility	USD	--	14,170,000	--	--	14,170,000
31	***	Assignment	Underlying Revolving Loan Facility	USD	7,303,400	25,000,000	--	--	25,000,000
32	***						--	--	--
33	***	Assignment	Underlying Term Loan Facility	USD	51,035,535	51,035,535	40,625,638	--	--
33	***	Assignment	Underlying Term Loan Facility	USD	12,500,000	12,500,000	9,950,331	--	--
34	***	Participation	Underlying Term Loan Facility	USD	262,443,305	262,443,305	208,911,825	--	--
35	***	Participation	Underlying Term Loan Facility	USD	61,552,221	61,552,221	48,997,199	--	--
36	***	Participation	Underlying Term Loan Facility	USD	60,633,048	60,633,048	48,265,513	--	--

36	***	Participation	Underlying Delayed Draw Term Loan Facility	USD	--	16,658,242	--	16,658,242	--
36	***	Participation	Underlying Letter of Credit Facility	USD	--	4,708,710	--	--	4,708,710
37	***	Participation	Underlying Term Loan Facility	USD	31,350,072	31,350,072	24,955,488	--	--
37	***	Participation	Underlying Revolving Loan Facility	USD	4,833,333	29,000,000	--	--	29,000,000
38	***	Participation	Underlying Term Loan Facility	USD	44,226,948	44,226,948	35,205,823	--	--
38	***	Participation	Underlying Revolving Loan Facility	USD	--	4,700,000	--	--	4,700,000
39	***	Participation	Underlying Term Loan Facility	USD	27,127,071	27,127,071	21,593,867	--	--
40	***	Participation	Underlying Term Loan Facility	USD	30,453,212	30,453,212	24,241,564	--	--
40	***	Participation	Underlying Revolving Loan Facility	USD	--	8,333,333	--	--	8,333,333
41	***	Participation	Underlying Term Loan Facility	USD	22,898,134	22,898,134	18,227,522	--	--
41	***	Participation	Underlying Delayed Draw Term Loan Facility	USD	--	12,101,866	--	12,101,866	--
42	***	Participation	Underlying Term Loan Facility	GBP	13,255,982	13,255,982	10,552,113	--	--
43	***	Assignment	Underlying Term Loan Facility	GBP	20,019,382	20,019,382	15,935,958	--	--
44	***	Assignment	Underlying Term Loan Facility	GBP	25,303,740	25,303,740	20,142,448	--	--
45	***	Participation	Underlying Term Loan Facility	GBP	15,310,274	15,310,274	12,187,384	--	--
45	***	Participation	Underlying Letter of Credit Facility	GBP	--	3,960,000	--	--	3,960,000
45	***	Participation	Underlying Revolving Loan Facility	GBP	--	1,500,000	--	--	1,500,000
46	***	Participation	Underlying Term Loan Facility	EUR	2,126,400	2,126,400	1,692,671	--	--
46	***	Participation	Underlying Term Loan Facility	EUR	384,702	384,702	306,233	--	--
46	***	Participation	Underlying Letter of Credit Facility	EUR	--	434,316	--	--	434,316
46	***	Participation	Underlying Revolving Loan Facility	EUR	--	1,930,295	--	--	1,930,295
47	***	Participation	Underlying Term Loan Facility	EUR	9,798,504	9,798,504	7,799,869	--	--
47	***	Participation	Underlying Term Loan Facility	EUR	11,708,870	11,708,870	9,320,571	--	--
48	***	Assignment	Underlying Term Loan Facility	EUR	40,279,329	40,279,329	32,063,413	--	--
48	***	Assignment	Underlying Term Loan Facility	EUR	441,450	441,450	351,406	--	--
48	***	Assignment	Underlying Revolving Loan Facility	EUR	364,592	1,461,985	--	--	1,461,985
48	***	Assignment	Underlying Revolving Loan Facility	EUR	--	1,704,573	--	--	1,704,573
48	***	Assignment	Underlying Term Loan Facility	EUR	748,667	748,667	595,959	--	--
48	***	Assignment	Underlying Revolving Loan Facility	EUR	--	5,028,866	--	--	5,028,866
49	***	Assignment	Underlying Term Loan Facility	CAD	33,349,268	33,349,268	26,546,901	--	--
50	***	Participation	Underlying Term Loan Facility	AUD	32,167,884	32,167,884	25,606,488	--	--
51	***	Assignment	Underlying Term Loan Facility	USD	10,875,447	10,875,447	8,657,144	--	--
52	***	Participation	Underlying Revolving Loan Facility	USD	15,840,792	35,000,000	--	--	35,000,000
53	***	Assignment	Underlying Term Loan Facility	USD	4,177,930	4,177,930	3,325,743	--	--
53	***	Assignment	Underlying Delayed Draw Term Loan Facility	USD	--	75,822,070	--	75,822,070	--
53	***	Assignment	Underlying Revolving Loan Facility	USD	--	10,000,000	--	--	10,000,000

APPENDIX B

Specified Loan Assets

The Loan Assets associated with the following Underlying Obligors:  ***

APPENDIX C

Designated Loan Assets

The Loan Assets associated with the following Underlying Obligors:  ***

APPENDIX D

Delayed Acquisition Loan Assets

					Commitment (Local)
Index	Underlying Obligor	Underlying Credit Facility	Loan Currency	Underlying Credit Facility Outstanding Principal Amount (Local)	Underlying Credit Facility Commitment, including Funded and Unfunded (Local)	Term Loan	DDTL	Revolving
32	***	Underlying Delayed Draw Term Loan Facility	USD	40,289,287	40,289,287	--	33,238,661	--
34	***	Underlying Delayed Draw Term Loan Facility	USD	110,000,000	110,000,000	--	90,750,000	--

ARTICLE XI.  EXHIBIT A

TO

CREDIT AGREEMENT

Section 11.01     Form of Assignment and Assumption

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and [between][among]1 [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.]2 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders][its capacity as an Issuing Lender] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit included in such facilities), and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)][the Assignor (in its capacity as Issuing Lender)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

[Assignor][Assignee] shall pay to the Administrative Agent the $3,500 processing and recordation fee due and payable under Section 10.04(b)(iv) of the Credit Agreement.

1.	Assignor[s]:	______________________________________ ______________________________________

2.	Assignee[s]:	______________________________________ ______________________________________ [for each Assignee, indicate [Lender][Affiliate] [Approved Fund] of [identify Lender or Issuing Lender]

3.	Borrowers:	SPT Infrastructure Finance Sub-1, LLC SPT Infrastructure Finance Sub-2, Ltd. SPT Infrastructure Finance Sub-3, LLC

4.	Administrative Agent:	MUFG Bank, Ltd., as the Administrative Agent under the Credit Agreement

5.	Credit Agreement:

Credit Agreement dated as of September 19, 2018, among SPT Infrastructure Finance Sub-1, LLC, SPT Infrastructure Finance Sub-2, Ltd., SPT Infrastructure Finance Sub-3, LLC, SPT Infrastructure Finance Holdings, LLC, the Lenders and Issuing Lenders party thereto from time to time, MUFG Bank, Ltd., as the Administrative Agent, and MUFG Union Bank, N.A., as the Collateral Agent

1         Select bracketed language as appropriate throughout.

2         Include bracketed language if there are either multiple Assignors or multiple Assignees.

EXHIBIT A - 1

6.	Assigned Interest[s]:

Assignor[s][3]	Assignee[s][4]	Facility Assigned[5]	Aggregate Amount of Commitment/ Loans for all Lenders[6]	Amount of Commitment/ Loans Assigned[7]	Percentage Assigned of Commitment/ Loans[8]
%
%
%

[7.	Trade Date:	_________________][9]

Effective Date: _______________, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]

[NAME OF ASSIGNOR]

By:
Name:
Title:

3         List each Assignor, as appropriate.

4         List each Assignee, as appropriate, which may not be a Disqualified Institution.

5         Fill in the appropriate terminology for the types of Facilities and Class thereof under the Credit Agreement that are being assigned under this Assignment and Assumption (e.g., “Term Dollar Loan Commitment,” “Revolving Dollar Commitment,” “DDTL Commitment,” etc.).

6         Amount to be reflected in appropriate Currency and to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

7         Amount to be reflected in appropriate Currency.

8         Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

9         To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

EXHIBIT A - 2

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE[S]

[NAME OF ASSIGNEE]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

EXHIBIT A - 3

[Consented to and]10 Accepted:

MUFG BANK, LTD., as Administrative Agent

By:
Name:
Title:

[Consented to:]11

[NAME OF RELEVANT PARTY]

By:
Name:
Title:

10       To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

11       To be added only if the consent of other parties (e.g. Issuing Lender) is required by the terms of Section 10.04 of the Credit Agreement.

EXHIBIT A - 4

[Consented to:]12

SPT INFRASTRUCTURE FINANCE SUB-1, LLC

By:
Name:
Title:

SPT INFRASTRUCTURE FINANCE SUB-2, LTD.

By:
Name:
Title:

SPT INFRASTRUCTURE FINANCE SUB-3, LLC

By:
Name:
Title:

12       To be included unless an Event of Default shall have occurred and be continuing or the assignment is to any existing Lender or Affiliate or Approved Fund of any Lender.

EXHIBIT A - 5

ANNEX I

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.         Representations and Warranties.

1.1.      Assignor[s]. [The][Each] Assignor: (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Financing Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Financing Documents or any collateral thereunder, (iii) the financial condition of any Borrower, any of its Affiliates or any other Person obligated in respect of any Financing Document or (iv) the performance or observance by any Borrower, any of its Affiliates or any other Person of any of their respective obligations under any Financing Document.

1.2.      Assignee[s]. [The][Each] Assignee: (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a [Lender][Issuing Lender] under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.04(b) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.04(b) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a [Lender][Issuing Lender] thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a [Lender][Issuing Lender] thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement and the Intercreditor Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.10(a) of the Credit Agreement, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other [Lender][Issuing Lender] and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vii) it will make or purchase [the][such] Assigned Interest for its own account in the ordinary course of business and without a view of distribution of [the][such] Assigned Interest within the meaning of the Securities Exchange Act of 1934, the Securities Act of 1933 or other federal securities laws, and (viii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, including, without limitation, any documentation required by Section 2.19(h) of the Credit Agreement and the certificate required by Section 10.04(b)(vii) of the Credit Agreement, the form of which is attached as Annex II to this

EXHIBIT A - 6

Assignment and Assumption, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other [Lender][Issuing Lender], and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Financing Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Financing Documents are required to be performed by it as a [Lender][Issuing Lender].

2.         Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.         General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic delivery format (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Assignment and Assumption and the transactions contemplated hereby, shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT A - 7

ANNEX II

CERTIFICATE OF QUALIFIED PURCHASER

[NAME OF ASSIGNEE/PARTICIPANT], solely in its capacity as a [Lender] [Issuing Lender] [and] [Participant] under the Credit Agreement referenced below, hereby certifies to SPT Infrastructure Finance Sub-1, LLC, a Delaware limited liability company (“Borrower 1”), SPT Infrastructure Finance Sub-2, Ltd., an exempted company incorporated with limited liability in the Cayman Islands (“Borrower 2”), and SPT Infrastructure Finance Sub-3, LLC, a Delaware limited liability company (“Borrower 3” and, together with Borrower 1 and Borrower 2, collectively, the “Borrowers”), in connection with the transactions contemplated by that certain Credit Agreement, dated as of September 19, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, SPT Infrastructure Finance Holdings, LLC, a Delaware limited liability company, MUFG Bank, Ltd., as administrative agent, an issuing lender and a lender, MUFG Union Bank, N.A., as collateral agent, and the other lenders, issuing lenders and other financial institutions party thereto from time to time that it is familiar with Section 3(c)(7) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and represents, warrants and acknowledges that:

1.   On the date of its initial Loan (as defined in the Credit Agreement) to a Borrower, or acquisition of an interest in any Loan (as defined in the Credit Agreement) to a Borrower under the Credit Agreement, it is a Qualified Purchaser (“QP”), as defined in Section 2(a)(51) of the Investment Company Act.

Name of Qualified Purchaser:

Officer Signature:

Officer’s Printed Name:

Date Signed:

EXHIBIT A - 8

ARTICLE XII.  EXHIBIT B

TO

CREDIT AGREEMENT

Section 12.01     Form of Note

[$][1][_______]	[INSERT DATE] New York, New York

FOR VALUE RECEIVED, each undersigned Borrower hereby promises to pay to [_____] (the “Lender”), at the office of the Administrative Agent as provided for by the Credit Agreement referred to below, for the account of the Lender, the principal sum of [$]2[_____] (or such lesser amount as shall equal the aggregate unpaid principal amount of the [Loans]3 made by the Lender to any Borrower under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by the Lender to any Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the

1                 Amount to be reflected in appropriate Currency.

2                 Amount to be reflected in appropriate Currency.

3                 Modify each reference to “Loans” for appropriate Currency.

EXHIBIT B - 1

obligations of any Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Loans made by the Lender.

This Note evidences Loans made by the Lender under the Credit Agreement dated as of September 19, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SPT Infrastructure Finance Sub-1, LLC, a Delaware limited liability company (“Borrower 1”), SPT Infrastructure Finance Sub-2, Ltd., an exempted company incorporated with limited liability in the Cayman Islands (“Borrower 2”), SPT Infrastructure Finance Sub-3, LLC, a Delaware limited liability company (“Borrower 3” and, together with Borrower 1 and Borrower 2, collectively, the “Borrowers”), SPT Infrastructure Finance Holdings, LLC, a Delaware limited liability company (the “Pledgor”), the Lenders and Issuing Lenders party thereto from time to time, MUFG Bank, Ltd., as the Administrative Agent, and MUFG Union Bank, N.A., as the Collateral Agent.  Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

Except as permitted by Section 10.04 of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

This Note shall be governed by, and construed in accordance with, the law of the State of New York.

SPT INFRASTRUCTURE FINANCE SUB-1, LLC

EXHIBIT B - 2

By:
Name:
Title:

SPT INFRASTRUCTURE FINANCE SUB-2, LTD.

By:
Name:
Title:

SPT INFRASTRUCTURE FINANCE SUB-3, LLC

By:
Name:
Title:

EXHIBIT B - 3

Schedule of Loans4

This Note evidences Loans made, continued or converted under the Credit Agreement to the Borrowers, on the dates, in the principal amounts, of the Classes, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the continuations, conversions and payments and prepayments of principal set forth below:

ALTERNATE BASE RATE (“ABR”) LOANS, CONVERSION, AND REPAYMENTS

Date	Amount of ABR Loan	Amount Converted to ABR Loan	Amount of ABR Loan Principal Repayment	Amount of ABR Loan Converted to Eurodollar Loan	Unpaid Principal Balance of ABR Loan	Class of ABR Loan	Interest Rate	Notation Made By

EURODOLLAR LOANS, CONVERSIONS, AND REPAYMENTS

Date	Amount of Eurodollar Loan	Amount Converted to Eurodollar Loan	Amount of Eurodollar Loan Principal Repayment	Amount of Eurodollar Loan Converted to ABR Loan	Unpaid Principal Balance of Eurodollar Loan	Class of Eurodollar Loan	Interest Rate	Duration of Interest Period (if any)	Notation Made By

4       Schedule of Loans to be updated based on the Currency denomination of the Note.

EXHIBIT B - 4

ARTICLE XIII.  EXHIBIT C-1

TO

CREDIT AGREEMENT

Section 13.01  Form of Term Loan Borrowing Request

[INSERT DATE]1

MUFG Bank, Ltd.
as Administrative Agent
1221 Avenue of the Americas, 6th Floor
New York, New York 10020
Attn: Lawrence Blat
Tel: (212) 405-6621
Email: lawrence.blat@mufgsecurities.com / agencydesk@us.sc.mufg.jp

RE:      Project Green – Credit Agreement

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of September 19, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SPT Infrastructure Finance Sub-1, LLC, a Delaware limited liability company (“Borrower 1”), SPT Infrastructure Finance Sub-2, Ltd., an exempted company incorporated with limited liability in the Cayman Islands (“Borrower 2”), SPT Infrastructure Finance Sub-3, LLC, a Delaware limited liability company (“Borrower 3” and, together with Borrower 1 and Borrower 2, collectively, the “Borrowers”), SPT Infrastructure Finance Holdings, LLC, a Delaware limited liability company (the “Pledgor”), the Lenders and Issuing Lenders party thereto from time to time, MUFG Bank, Ltd., as the Administrative Agent, and MUFG Union Bank, N.A., as the Collateral Agent.  Terms defined in the Credit Agreement are used herein as defined therein.

1         This notice shall be dated at least three (3) Business Days before the Closing Date in the case of a proposed Borrowing of a Eurodollar Loan and at least one (1) Business Day before the Closing Date in the case of a proposed Borrowing of an ABR Loan.

EXHIBIT C-1 - 1

The undersigned hereby requests a single Borrowing of Term [AUD][CAD][Dollar][Euro][Sterling] Loans under the Credit Agreement (the “Proposed Borrowing”), as follows:

(1)        The aggregate amount of the Proposed Borrowing by the undersigned Borrower(s) is [$]2[__________].

(2)        The date of the Proposed Borrowing is [__________], which is the Closing Date and a Business Day.

(3)        The Proposed Borrowing is to be comprised of [ABR Loans]3[Eurodollar Loans].

(4)        [The Proposed Borrowing is to have [an Interest Period of [one][three][six] months, ending on [INSERT DATE]] [an irregular Interest Period, with an Interest Period ending on [INSERT DATE], which is the first [Quarterly] Payment Date following the Closing Date.]4

The undersigned hereby represents and warrants that, as of the date of the Proposed Borrowing, each of the Specified Representations is true and correct in all material respects as of the date of such extension of credit (except in the case of any Specified Representation which expressly relates to a given date or period, in which case such representation and warranty shall be true and correct in all material respects as of the respective date and for the respective period, as the case may be) and each of the Specified Purchase Agreement Representations is true and correct to the extent set forth in the definition thereof; provided that to the extent any of the Specified Representations are qualified by or subject to a “material adverse effect” or “material adverse change” or similar term or qualification, the definition thereof shall be the definition of Closing Date Material Adverse Effect for purposes of any such representations and warranties made or deemed made on, or as of, the Closing Date (or any date prior thereto).

Very truly yours,5

[SPT INFRASTRUCTURE FINANCE SUB-1, LLC]

By:
Name:
Title:

[SPT INFRASTRUCTURE FINANCE SUB-2, LTD.]

By:
Name:
Title:

2         Amount to be reflected in appropriate Currency.

3         Term AUD Loans, Term Euro Loans and Term Sterling Loans may not be made as ABR Loans.

4         To be included in the case of Eurodollar Loans only.

5         Select applicable Borrower(s).

EXHIBIT C-1 - 2

ARTICLE XIV.  EXHIBIT C-2

TO

CREDIT AGREEMENT

Section 14.01     Form of Revolving Loan Borrowing Request

[INSERT DATE]1

MUFG Bank, Ltd.
as Administrative Agent
1221 Avenue of the Americas, 6th Floor
New York, New York 10020
Attn: Lawrence Blat
Tel: (212) 405-6621
Email: lawrence.blat@mufgsecurities.com / agencydesk@us.sc.mufg.jp

RE:      Project Green – Credit Agreement

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of September 19, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SPT Infrastructure Finance Sub-1, LLC, a Delaware limited liability company (“Borrower 1”), SPT Infrastructure Finance Sub-2, Ltd., an exempted company incorporated with limited liability in the Cayman Islands (“Borrower 2”), SPT Infrastructure Finance Sub-3, LLC, a Delaware limited liability company (“Borrower 3” and, together with Borrower 1 and Borrower 2, collectively, the “Borrowers”), SPT Infrastructure Finance Holdings, LLC, a Delaware limited liability company (the “Pledgor”), the Lenders and Issuing Lenders party thereto from time to time, MUFG Bank, Ltd., as the Administrative Agent, and MUFG Union Bank, N.A., as the Collateral Agent.  Terms defined in the Credit Agreement are used herein as defined therein.

1         This notice shall be dated at least three (3) Business Days before the date of proposed Borrowing of a Eurodollar Loan and on the date of proposed Borrowing of an ABR Loan.

EXHIBIT C-2 - 1

The undersigned hereby requests a Borrowing of Revolving [Dollar][Euro][Sterling] Loans under the Credit Agreement (other than pursuant to Section 2.05(f)(ii) thereunder) (the “Proposed Borrowing”), as follows:

(1)        The aggregate amount of the Proposed Borrowing by the undersigned Borrower(s) is [$]2[________].

(2)        The date of the Proposed Borrowing is [________], which is a Business Day.

(3)       The Proposed Borrowing is to be comprised of [ABR Loans]3[Eurodollar Loans].

(4)        [The Proposed Borrowing is to have [an Interest Period of [one][three][six] months, ending on [INSERT DATE]] [an irregular Interest Period, with an Interest Period ending on [INSERT DATE], which is the first [Quarterly] Payment Date following the [Closing Date] [date of such Proposed Borrowing].]4

The undersigned hereby represents and warrants that, as of the date of the Proposed Borrowing: [each of the Specified Representations is true and correct in all material respects as of the date of such extension of credit (except in the case of any Specified Representation which expressly relates to a given date or period, in which case such representation and warranty shall be true and correct in all material respects as of the respective date and for the respective period, as the case may be) and each of the Specified Purchase Agreement Representations is true and correct to the extent set forth in the definition thereof; provided that to the extent any of the Specified Representations are qualified by or subject to a “material adverse effect” or “material adverse change” or similar term or qualification, the definition thereof shall be the definition of Closing Date Material Adverse Effect for purposes of any such representations and warranties made or deemed made on, or as of, the Closing Date (or any date prior thereto).]5 [(i) the representations and warranties of each Loan Party set forth in each Financing Document to which it is a party is true and correct in all material respects on and as of the date of such Proposed Borrowing (or, if any such representation or warranty is expressly stated to have been made as of a specific prior date, such representation or warranty was true and correct in all material respects as of such specific prior date) both immediately prior to such Proposed Borrowing and after giving effect to such Proposed Borrowing; provided,  however, that a representation or warranty that is qualified by materiality, in all material respects, Material Adverse Effect or similar phrase shall be true and

2         Amount to be reflected in appropriate Currency.

3         Revolving Euro Loans and Revolving Sterling Loans may not be made as ABR Loans.

4         To be included in the case of Eurodollar Loans only.

5         To be included if the date of the Proposed Borrowing is the Closing Date.

EXHIBIT C-2 - 2

correct in all respects, and (ii) at the time of and immediately after giving effect to such Proposed Borrowing, no Default or Event of Default has occurred and is continuing.]6

Very truly yours,[7]

[SPT INFRASTRUCTURE FINANCE SUB-1, LLC]

By:
Name:
Title:

[SPT INFRASTRUCTURE FINANCE SUB-2, LTD.]

By:
Name:
Title:

[SPT INFRASTRUCTURE FINANCE SUB-3, LLC]

By:
Name:
Title:

6         To be included if the date of the Proposed Borrowing is after the Closing Date.

7         Select applicable Borrower(s).

EXHIBIT C-2 - 3

ARTICLE XV.  EXHIBIT C-3

TO

CREDIT AGREEMENT

Section 15.01     Form of DDTL Loan Borrowing Request

[INSERT DATE]1

MUFG Bank, Ltd.
as Administrative Agent
1221 Avenue of the Americas, 6th Floor
New York, New York 10020
Attn: Lawrence Blat
Tel: (212) 405-6621
Email: lawrence.blat@mufgsecurities.com / agencydesk@us.sc.mufg.jp

RE:      Project Green – Credit Agreement

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of September 19, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SPT Infrastructure Finance Sub-1, LLC, a Delaware limited liability company (“Borrower 1”), SPT Infrastructure Finance Sub-2, Ltd., an exempted company incorporated with limited liability in the Cayman Islands (“Borrower 2”), SPT Infrastructure Finance Sub-3, LLC, a Delaware limited liability company (“Borrower 3” and, together with Borrower 1 and Borrower 2, collectively, the “Borrowers”), SPT Infrastructure Finance Holdings, LLC, a Delaware limited liability company (the “Pledgor”), the Lenders and Issuing Lenders party thereto from time to time, MUFG Bank, Ltd., as the Administrative Agent, and MUFG Union Bank, N.A., as the Collateral Agent.  Terms defined in the Credit Agreement are used herein as defined therein.

1         This notice shall be dated at least three (3) Business Days before the date of proposed Borrowing of a Eurodollar Loan and on the date of proposed Borrowing of an ABR Loan.

EXHIBIT C-3 - 1

The undersigned hereby requests a Borrowing of DDTL Loans under the Credit Agreement (other than pursuant to Section 2.06(f)(ii) thereunder) (the “Proposed Borrowing”), as follows:

(1)        The aggregate amount of the Proposed Borrowing by the undersigned Borrower(s) is $[________].

(2)        The date of the Proposed Borrowing is [________], which is a Business Day.

(3)        The Proposed Borrowing is to be comprised of [ABR Loans][Eurodollar Loans].

(4)        [The Proposed Borrowing is to have [an Interest Period of [one][three][six] months, ending on [INSERT DATE]] [an irregular Interest Period, with an Interest Period ending on [INSERT DATE], which is the first [Quarterly] Payment Date following the [Closing Date] [date of such Proposed Borrowing].]2

The undersigned hereby represents and warrants that, as of the date of the Proposed Borrowing: [each of the Specified Representations is true and correct in all material respects as of the date of such extension of credit (except in the case of any Specified Representation which expressly relates to a given date or period, in which case such representation and warranty shall be true and correct in all material respects as of the respective date and for the respective period, as the case may be) and each of the Specified Purchase Agreement Representations is true and correct to the extent set forth in the definition thereof; provided that to the extent any of the Specified Representations are qualified by or subject to a “material adverse effect” or “material adverse change” or similar term or qualification, the definition thereof shall be the definition of Closing Date Material Adverse Effect for purposes of any such representations and warranties made or deemed made on, or as of, the Closing Date (or any date prior thereto).]3 [(i) the representations and warranties of each Loan Party set forth in each Financing Document to which it is a party is true and correct in all material respects on and as of the date of such Proposed Borrowing (or, if any such representation or warranty is expressly stated to have been made as of a specific prior date, such representation or warranty was true and correct in all material respects as of such specific prior date) both immediately prior to such Proposed Borrowing and after giving effect to such Proposed Borrowing; provided,  however, that a representation or warranty that is qualified by materiality, in all material respects, Material Adverse Effect or similar phrase shall be true and correct in all respects, and (ii) at the time of and immediately after giving effect to such Proposed Borrowing, no Default or Event of Default has occurred and is continuing.]4

2         To be included in the case of Eurodollar Loans only.

3         To be included if the date of the Proposed Borrowing is the Closing Date or if the Proposed Borrowing is of a Delayed Acquisition Loan Assets Commitment.

4         To be included if the date of the Proposed Borrowing is after the Closing Date (other than if the Proposed Borrowing is of a Delayed Acquisition Loan Assets Commitment).

EXHIBIT C-3 - 2

Very truly yours,[5]

[SPT INFRASTRUCTURE FINANCE SUB-1, LLC]

By:
Name:
Title:

[SPT INFRASTRUCTURE FINANCE SUB-2, LTD.]

By:
Name:
Title:

[SPT INFRASTRUCTURE FINANCE SUB-3, LLC]

By:
Name:
Title:

5         Select applicable Borrower(s).

EXHIBIT C-3 - 3

ARTICLE XVI.  EXHIBIT C-4

TO

CREDIT AGREEMENT

Section 16.01     Form of Notice of Issuance

[INSERT DATE]1

MUFG Bank, Ltd.
as Administrative Agent
1221 Avenue of the Americas, 6th Floor
New York, New York 10020
Attn: Lawrence Blat
Tel: (212) 405-6621
Email: lawrence.blat@mufgsecurities.com / agencydesk@us.sc.mufg.jp

[__________],
as Issuing Lender
[Address]
Attn:  [______]
Tel:  [______]
Fax:  [______]
Email:  [______]

RE:      Project Green – Credit Agreement

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of September 19, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SPT Infrastructure Finance Sub-1, LLC, a Delaware limited liability company (“Borrower 1”), SPT Infrastructure Finance Sub-2, Ltd., an exempted company incorporated with limited liability in the Cayman Islands (“Borrower 2”), SPT Infrastructure Finance Sub-3, LLC, a Delaware limited liability company (“Borrower 3” and, together with Borrower 1 and Borrower 2, collectively, the “Borrowers”), SPT Infrastructure Finance Holdings, LLC, a Delaware limited liability company (the “Pledgor”), the Lenders and Issuing Lenders party thereto from time to time, MUFG Bank, Ltd., as the Administrative Agent,

1         This notice shall be dated at least three (3) Business Days before the date of proposed Issuance.

EXHIBIT C-4 - 1

and MUFG Union Bank, N.A., as the Collateral Agent.  Terms defined in the Credit Agreement are used herein as defined therein.

[1.              The undersigned hereby requests that a [Revolving] [DDTL] Letter of Credit be Issued as provided herein (the “Proposed LC Event”). The stated amount of the requested Letter of Credit is $[______] and shall be denominated in Dollars.  The name and address of the beneficiary of the requested Letter of Credit is set forth below: [INSERT BENEFICIARY’S NAME AND ADDRESS]]

[2.              The undersigned hereby requests that the stated amount of the [Revolving] [DDTL] Letter of Credit dated as of [____] and numbered [____] be changed from $[____] to $[____] as provided herein and shall be denominated in Dollars (the “Proposed LC Event”).]

[3.              The undersigned hereby requests that the expiration date of the [Revolving] [DDTL] Letter of Credit dated as of [____] and numbered [____] be changed from [____] to [____] as provided herein (the “Proposed LC Event”).]

[4.]             The proposed date of the requested Issuance of such [Revolving] [DDTL] Letter of Credit is [____], which is a Business Day.

[5.]             After giving effect to the Proposed LC Event, the date on which such [Revolving] [DDTL] Letter of Credit is to expire is [____][, and the stated amount of such [Revolving] [DDTL] Letter of Credit is [____].

[6.              The Issuing Lender is instructed to deliver such [Revolving] [DDTL] Letter of Credit to [INSERT BENEFICIARY’S NAME] at [INSERT BENEFICIARY’S ADDRESS].]

[7.              The Issuing Lender is instructed to deliver the notice of change in such [Revolving] [DDTL] Letter of Credit to [INSERT BENEFICIARY’S NAME] at [INSERT BENEFICIARY’S ADDRESS].]

The undersigned hereby represents and warrants that, as of the date of the Proposed LC Event: (i) the representations and warranties of each Loan Party set forth in each Financing Document to which it is a party is true and correct in all material respects on and as of the date of such Proposed LC Event (or, if any such representation or warranty is expressly stated to have been made as of a specific prior date, such representation or warranty was true and correct in all material respects as of such specific prior date) both immediately prior to such Proposed LC Event and after giving effect to such Proposed LC Event; provided,  however, that a representation or warranty that is qualified by materiality, in all material respects, Material Adverse Effect or similar phrase shall be true and correct in all respects, and (ii) at the time of and immediately after giving effect to such Proposed LC Event, no Default or Event of Default has occurred and is continuing.

Very truly yours,[2]

[SPT INFRASTRUCTURE FINANCE SUB-1, LLC]

2         Select applicable Borrower(s).

EXHIBIT C-4 - 2

By:
Name:
Title:

[SPT INFRASTRUCTURE FINANCE SUB-2, LTD.]

By:
Name:
Title:

[SPT INFRASTRUCTURE FINANCE SUB-3, LLC]

By:
Name:
Title:

EXHIBIT C-4 - 3

ARTICLE XVII.  EXHIBIT D

TO

CREDIT AGREEMENT

SECTION 17.01             FORM OF OFFICER’S CERTIFICATE

SPT INFRASTRUCTURE FINANCE SUB-1, LLC

SPT INFRASTRUCTURE FINANCE SUB-2, LTD.

SPT INFRASTRUCTURE FINANCE SUB-3, LLC

I, the undersigned, do hereby certify as of September 19, 2018, that I am an Authorized Officer of each of SPT Infrastructure Finance Sub-1, LLC, a Delaware limited liability company (“Borrower 1”), SPT Infrastructure Finance Sub-2, Ltd., an exempted company incorporated with limited liability in the Cayman Islands (“Borrower 2”), SPT Infrastructure Finance Sub-3, LLC, a Delaware limited liability company (“Borrower 3” and, together with Borrower 1 and Borrower 2, collectively, the “Borrowers”), and hereby certify on behalf of each Borrower, pursuant to Section 4.01(d) of the Credit Agreement, dated as of September 19, 2018 (the “Credit Agreement”; all capitalized terms used, but not otherwise defined, herein have the meanings ascribed to such terms in the Credit Agreement), among the Borrowers, SPT Infrastructure Finance Holdings, LLC, a Delaware limited liability company, the Lenders and Issuing Lenders party thereto, MUFG Bank, Ltd., as the Administrative Agent, and MUFG Union Bank, N.A., as the Collateral Agent, that:

1.         Each of the Specified Representations is true and correct in all material respects as of the Closing Date (except in the case of any Specified Representation which expressly relates to a given date or period, in which case such representation and warranty shall be true and correct in all material respects as of the respective date and for the respective period, as the case may be) and each of the Specified Purchase Agreement Representations is true and correct to the extent set forth in the definition thereof; provided that to the extent any of the Specified Representations are qualified by or subject to a “material adverse effect” or “material adverse change” or similar term or qualification, the definition thereof shall be the definition of Closing Date Material Adverse Effect for purposes of any such representations and warranties made or deemed made on, or as of, the Closing Date (or any date prior thereto).

EXHIBIT D - 1

2.         Pursuant to Section 4.01(i) of the Credit Agreement, the Borrowers have previously delivered a copy of the Cut-Off Date Portfolio Tape (as defined in the Purchase Agreement) to the Coordinating Lead Arranger and the Administrative Agent.

3.         Pursuant to Section 4.01(n) of the Credit Agreement, the Acquisition will be consummated substantially simultaneously with the initial Borrowing on the Closing Date in all material respects in accordance with the terms described in the Purchase Agreement.

[Signature Page Follows]

EXHIBIT D - 2

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

Very truly yours,

SPT INFRASTRUCTURE FINANCE SUB-1, LLC

By:
Name:
Title:

SPT INFRASTRUCTURE FINANCE SUB-2, LTD.

By:
Name:
Title:

SPT INFRASTRUCTURE FINANCE SUB-3, LLC

By:
Name:
Title:

EXHIBIT D - 3

ARTICLE XVIII.  EXHIBIT E

TO

CREDIT AGREEMENT

Section 18.01  Form of Solvency Certificate

Reference is made to the Credit Agreement, dated as of September 19, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SPT Infrastructure Finance Sub-1, LLC, a Delaware limited liability company (“Borrower 1”), SPT Infrastructure Finance Sub-2, Ltd., an exempted company incorporated with limited liability in the Cayman Islands (“Borrower 2”), SPT Infrastructure Finance Sub-3, LLC, a Delaware limited liability company (“Borrower 3” and, together with Borrower 1 and Borrower 2, collectively, the “Borrowers”), SPT Infrastructure Finance Holdings, LLC, a Delaware limited liability company (the “Pledgor”), the Lenders and Issuing Lenders party thereto from time to time, MUFG Bank, Ltd., as the Administrative Agent, and MUFG Union Bank, N.A., as the Collateral Agent.  Terms defined in the Credit Agreement are used herein as defined therein.

The undersigned hereby certifies as follows:

ARTICLE II am the Chief Financial Officer of each Borrower.

ARTICLE III have reviewed the terms of the Financing Documents and the definitions and provisions contained in the Financing Documents relating thereto and, in my opinion, have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me to express an informed opinion as to the matters referred to herein.

ARTICLE III Based upon my review and examination described in paragraph 2 above, I certify on behalf of the Borrowers that, as of the date hereof, after giving effect to the Acquisition and the incurrence of the indebtedness and obligations being incurred in connection with the Credit Agreement and the Acquisition:

SECTION 3.01            The sum of the “fair value” of the assets of the Borrowers, taken as a whole, exceeds the sum of all debts of the Borrowers, subordinated, contingent or otherwise, taken as a whole, as such quoted term is determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors.

SECTION 3.02           The “present fair saleable value” of the assets of the Borrowers, taken as a whole, is greater than the amount that will be required to pay the probable liability on debts and other liabilities of the Borrowers, subordinated, contingent or otherwise, taken as a whole, as such debts and other liabilities become absolute and matured, as such quoted term is determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors.

SECTION 3.03            The capital of the Borrowers, taken as a whole, is not unreasonably small in relation to the business in which they are or are about to become engaged.

SECTION 3.04           The Borrowers, taken as a whole, have not incurred, do not intend to incur, and do not believe that they will incur, debts or other liabilities, subordinated, contingent or otherwise, beyond their ability to pay as they mature in the ordinary course of business or otherwise.

EXHIBIT E - 1

For purposes of clauses (i) through (iv) above, (a) (i) “debt” means liability on a “claim”  and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, subordinated, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured and (b) the amount of any contingent, unliquidated and disputed claim and any claim that has not been reduced to judgment at any time has been computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such liabilities meet the criteria for accrual under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 5).

The foregoing certifications are made and delivered as of September 19, 2018.

This Solvency Certificiate is being signed by the undersigned in her capacity as Chief Financial Officer of each Borrower and not in her individual capacity.

[Signature page follows.]

EXHIBIT E - 2

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate as of the date first written above.

Very truly yours,

SPT INFRASTRUCTURE FINANCE SUB-1, LLC

By:
Name:
Title:	Chief Financial Officer

SPT INFRASTRUCTURE FINANCE SUB-2, LTD.

By:
Name:
Title:	Chief Financial Officer

SPT INFRASTRUCTURE FINANCE SUB-3, LLC

By:
Name:
Title:	Chief Financial Officer

EXHIBIT E - 3

ARTICLE XIX.  EXHIBIT F

TO

CREDIT AGREEMENT

Section 19.01     Base Case Projections

Refer to document entitled “Project Green - Final Syndication Model (9.19.18)”

on file with the Administrative Agent

EXHIBIT F - 1

ARTICLE XX.  EXHIBIT G

TO

CREDIT AGREEMENT

Section 20.01     Form of Interest Election Request

[INSERT DATE]1

MUFG Bank, Ltd.
as Administrative Agent
1221 Avenue of the Americas, 6th Floor
New York, New York 10020
Attn: Lawrence Blat
Tel: (212) 405-6621
Email: lawrence.blat@mufgsecurities.com / agencydesk@us.sc.mufg.jp

RE:      Project Green – Credit Agreement

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of September 19, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SPT Infrastructure Finance Sub-1, LLC, a Delaware limited liability company (“Borrower 1”), SPT Infrastructure Finance Sub-2, Ltd., an exempted company incorporated with limited liability in the Cayman Islands (“Borrower 2”), SPT Infrastructure Finance Sub-3, LLC, a Delaware limited liability company (“Borrower 3” and, together with Borrower 1 and Borrower 2, collectively, the “Borrowers”), SPT Infrastructure Finance Holdings, LLC, a Delaware limited liability company (the “Pledgor”), the Lenders and Issuing Lenders party thereto from time to time, MUFG Bank, Ltd., as the Administrative Agent, and MUFG Union Bank, N.A., as the Collateral Agent.  Terms defined in the Credit Agreement are used herein as defined therein.

1         This notice shall be dated at least three (3) Business Days before the date of proposed continuation of a Eurodollar Loan or conversion of an ABR Loan into a Eurodollar Loan and at least one (1) Business Day before the date of proposed conversion of a Eurodollar Loan into an ABR Loan.

EXHIBIT G - 1

The undersigned hereby gives you notice, pursuant to Section 2.09 of the Credit Agreement, that the undersigned hereby requests to convert or continue certain Loans under the Credit Agreement as set forth below, and in furtherance thereof sets forth below the information relating to such conversion or continuation (the “Proposed Conversion/Continuation”) as required by Section 2.09 of the Credit Agreement:

(1)        the original date of the [Term AUD Loans] [Term CAD Loans] [Term Dollar Loans] [Term Euro Loans] [Term Sterling Loans] [Revolving Dollar Loans] [Revolving Euro Loans] [Revolving Sterling Loans] [DDTL Loans] (or portion thereof) proposed to be [converted][continued] in this Proposed Conversion/Continuation is [________];

(2)        the effective date of the Proposed Conversion/Continuation is [_________], which is a Business Day.

(3)        each Loan (or portion thereof) to be [converted][continued] in the Proposed Conversion/Continuation is a[n] [Eurodollar Loan][ABR Loan]2;

(4)        each Loan (or portion thereof) resulting from the Proposed Conversion/Continuation is a[n] [Eurodollar Loan][ABR Loan]3; [and]

[(5)      each Loan (or portion thereof) resulting from the Proposed Conversion/Continuation shall have [an Interest Period of [one][three][six] months, ending on [INSERT DATE]] [an irregular Interest Period, with an Interest Period ending on [INSERT DATE], which is the first Quarterly Payment Date following the [Closing Date] [date of such Proposed Conversion/Continuation]; and]4

[(6)]     the aggregate principal amount of Loans (or portion thereof) proposed to be [converted][continued] in this Proposed Conversion/Continuation is [$]5[________].

Very truly yours,[6]

[SPT INFRASTRUCTURE FINANCE SUB-1, LLC]

2         Term AUD Loans, Term Euro Loans, Term Sterling Loans, Revolving Euro Loans and Revolving Sterling Loans may not be made as ABR Loans.

3         Term AUD Loans, Term Euro Loans, Term Sterling Loans, Revolving Euro Loans and Revolving Sterling Loans may not be made as ABR Loans.

4         To be included in the case of Eurodollar Loans only.

5         Amount to be reflected in appropriate Currency.

6         Select applicable Borrower(s).

EXHIBIT G - 2

By:
Name:
Title:

[SPT INFRASTRUCTURE FINANCE SUB-2, LTD.]

By:
Name:
Title:

[SPT INFRASTRUCTURE FINANCE SUB-3, LLC]

By:
Name:
Title:

EXHIBIT G - 3

ARTICLE XXI.

EXHIBIT G - 4

ARTICLE XXII.  EXHIBIT H

TO

CREDIT AGREEMENT

Section 22.01     Form of LTV Certificate1

[INSERT DATE]

Reference is made to the Credit Agreement, dated as of September 19, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SPT Infrastructure Finance Sub-1, LLC, a Delaware limited liability company (“Borrower 1”), SPT Infrastructure Finance Sub-2, Ltd., an exempted company incorporated with limited liability in the Cayman Islands (“Borrower 2”), SPT Infrastructure Finance Sub-3, LLC, a Delaware limited liability company (“Borrower 3” and, together with Borrower 1 and Borrower 2, collectively, the “Borrowers”), SPT Infrastructure Finance Holdings, LLC, a Delaware limited liability company (the “Pledgor”), the Lenders and Issuing Lenders party thereto from time to time, MUFG Bank, Ltd., as the Administrative Agent, and MUFG Union Bank, N.A., as the Collateral Agent.  Terms defined in the Credit Agreement are used herein as defined therein.

The undersigned hereby certifies, in [his/her] capacity as [_______] of each Borrower and not in a personal capacity, as follows:

1.         I am the [__________] of each Borrower.

2.         The LTV Ratio as of [__________] (the “Specified Monthly Date”) is [__________] (the “Specified LTV Ratio”).2  The calculation of the Specified LTV Ratio set forth on Schedule I hereto is complete and correct in all material respects on and as of the date hereof.

1         This LTV Certificate has been prepared for convenience only, and is not to affect, or to be taken into consideration in interpreting, the terms of the Credit Agreement.  The obligations of each Borrower under the Credit Agreement are as set forth in the Credit Agreement, and nothing in this LTV Certificate shall modify such obligations or constitute a waiver of compliance therewith in accordance with the terms of the Credit Agreement.  In the event of any conflict between the terms of this LTV Certificate and the terms of the Credit Agreement, the terms of the Credit Agreement shall govern and control, and the terms of this LTV Certificate are to be modified accordingly.

2         With respect to a LTV Certificate that is not a Monthly Date LTV Certificate, such calculation shall be based on the LTV Ratio as set forth in the most recent Monthly Date LTV Certificate, provided that if the Specified Transactions Amount for the period from the most recent Monthly Date through (and giving effect to any Specified Transactions on) such Measurement Date exceeds 5% of the difference between the Eligible Amount and the Additional Required Equity Amount in each case as of such Monthly Date, then such calculation shall give effect to each Specified Transaction and the application of the proceeds thereof, in each case during the period from the most recent Monthly Date through (and giving effect to any Specified Transactions on) such Measurement Date, on a pro forma basis as if each such Specified Transaction occurred on such Monthly Date.

EXHIBIT H - 1

3.         [Schedule II hereto includes a list of each Loan Asset that has ceased to qualify as an Eligible Loan Asset since the date of the last Monthly Date LTV Certificate delivered to the Administrative Agent.]3

4.         [Attached as Schedule III hereto is an updated Loan Asset Schedule.]4

5.         [[The aggregate principal amount of Obligations (in Dollars) required to be pre-paid by the Borrowers in order to achieve the Target LTV Ratio is [______].][The Specified LTV Ratio is less than or equal to the Target LTV Ratio.]]5

6.         All information contained in this LTV Certificate, including the schedules attached hereto, is true and complete in all material respects.

[Signature Page Follows]

3         To be included in each Monthly Date LTV Certificate.

4         To be included in each Monthly Date LTV Certificate.

5         To be included in each Monthly Date LTV Certificate. Select applicable certification.

EXHIBIT H - 2

IN WITNESS WHEREOF, each of the undersigned has executed this LTV Certificate as of the date first written above.

Very truly yours,

SPT INFRASTRUCTURE FINANCE SUB-1, LLC

By:
Name:
Title:

SPT INFRASTRUCTURE FINANCE SUB-2, LTD.

By:
Name:
Title:

SPT INFRASTRUCTURE FINANCE SUB-3, LLC

By:
Name:
Title:

EXHIBIT H - 3

SCHEDULE I

LTV RATIO CALCULATION

LTV Ratio (a ÷ (b - c))[6]	Total
(a) Total Exposure[7]	[ ]
(i) the aggregate outstanding principal amount of the Loans as of the Specified Monthly Date	[ ]
plus
(ii) the aggregate principal amount of the undrawn Revolving Commitments of all Lenders (without duplication of any Revolving Letter of Credit Exposure) as of the Specified Monthly Date	[ ]
plus
(iii) the aggregate principal amount of the undrawn DDTL Commitments of all Lenders (without duplication of any DDTL Letter of Credit Exposure) as of the Specified Monthly Date	[ ]
plus
(iv) the aggregate Letter of Credit Exposure of all Lenders as of the Specified Monthly Date	[ ]
over
(b) Eligible Amount[8]	[ ]

(i)         with respect to the Eligible Loan Assets (other than any Specified Loan Assets), the aggregate amount, without duplication, of (1) the outstanding principal amount of loans, securities or other financial accommodations, (2) the unused commitments and (3) the undrawn face amount of outstanding letters of credit, in each case under such Loan Assets

[ ]
plus

6         With respect to a LTV Certificate that is not a Monthly Date LTV Certificate, such calculations shall be based on the LTV Ratio as set forth in the most recent Monthly Date LTV Certificate, provided that if the Specified Transactions Amount for the period from the most recent Monthly Date through (and giving effect to any Specified Transactions on) such Measurement Date exceeds 5% of the difference between the Eligible Amount and the Additional Required Equity Amount in each case as of such Monthly Date, then such calculation shall give effect to each Specified Transaction and the application of the proceeds thereof, in each case during the period from the most recent Monthly Date through (and giving effect to any Specified Transactions on) such Measurement Date, on a pro forma basis as if each such Specified Transaction occurred on such Monthly Date.

7         All amounts shall be expressed in Dollars, it being understood that, with respect to any such amounts denominated in a currency other than Dollars, the amount thereof for purposes of this definition shall be the Dollar Equivalent thereof.

8         All amounts shall be expressed in Dollars, it being understood that, with respect to any Loan Asset (or such other amount) denominated in a currency other than Dollars, the amount of such Loan Asset (or such other amount) for purposes of this definition shall be the Dollar Equivalent thereof.

EXHIBIT H - 4

(ii)       at any time on or prior to the first anniversary of the Closing Date, with respect to any Specified Loan Assets that are Eligible Loan Assets, 58.8% of the aggregate amount, without duplication, of (1) the outstanding principal amount of loans, securities or other financial accommodations, (2) the unused commitments and (3) the undrawn face amount of outstanding letters of credit, in each case under such Loan Assets

[ ]
plus

(iii)      with respect to each Loan Asset that is not an Eligible Loan Asset, the product of the Specified Percentage with respect to such Loan Asset and the sum of the aggregate amount, without duplication, of (1) the outstanding principal amount of loans, securities or other financial accommodations, (2) the unused commitments and (3) the undrawn face amount of outstanding letters of credit, in each case under such Loan Asset

[ ]
plus

(iv)       with respect to each Delayed Acquisition Loan Asset, until the earlier of (A) the date on which such Delayed Acquisition Loan Asset becomes a Loan Asset pursuant to the definition thereof and (B) the date on which the corresponding Delayed Acquisition Loan Asset Commitment is reduced or terminated pursuant to Section 2.03, the aggregate amount, without duplication, of the outstanding principal amount of loans, securities or other financial accommodations under such Delayed Acquisition Loan Assets.

[ ]
minus
(c) Additional Required Equity Amount[9]	[ ]

(i)         the sum of (1) the aggregate principal amount of undrawn commitments of the Borrowers (including, for the avoidance of doubt, all participations by the Borrowers in any outstanding letters of credit or drawings thereunder that have not yet been reimbursed by or on behalf of the Underlying Obligors) under the Underlying Revolving Loan Facilities, plus (2) the aggregate principal amount of undrawn commitments of the Borrowers under the Underlying Delayed Draw Term Loan Facilities plus (3) the aggregate principal amount of undrawn commitments of the Borrowers (including, for the avoidance of doubt, all participations by the Borrowers in any outstanding letters of credit or drawings thereunder that have not yet been reimbursed by or on behalf of the Underlying Obligors) under the Underlying Letter of Credit Facilities, in each case, as of the date of determination

[ ]
minus

(ii)       the sum of (1) the aggregate principal amount of the undrawn Revolving Commitments (including, for the avoidance of doubt, any Revolving Letter of Credit Exposure) of all Lenders, plus (2) the aggregate principal amount of the undrawn DDTL Commitments (including, for the avoidance of doubt, any DDTL Letter of Credit Exposure but excluding any Delayed Acquisition Loan Asset Commitments) of all Lenders, in each case, as of the date of determination

[ ]
LTV Ratio (a ÷ (b - c))	[ ]

9         All amounts shall be expressed in Dollars, it being understood that, with respect to any such amounts denominated in a currency other than Dollars, the amount thereof for purposes of this definition shall be the Dollar Equivalent thereof.

EXHIBIT H - 5

[SCHEDULE II]

NON-ELIGIBLE LOAN ASSETS

1.         [_______]

EXHIBIT H - 6

[SCHEDULE III]

LOAN ASSET SCHEDULE

[See Attached.]

EXHIBIT H - 7

ARTICLE XXIII.  EXHIBIT I

TO

CREDIT AGREEMENT

Section 23.01     Form of ISCR Certificate1

[INSERT DATE]

Reference is made to the Credit Agreement, dated as of September 19, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SPT Infrastructure Finance Sub-1, LLC, a Delaware limited liability company (“Borrower 1”), SPT Infrastructure Finance Sub-2, Ltd., an exempted company incorporated with limited liability in the Cayman Islands (“Borrower 2”), SPT Infrastructure Finance Sub-3, LLC, a Delaware limited liability company (“Borrower 3” and, together with Borrower 1 and Borrower 2, collectively, the “Borrowers”), SPT Infrastructure Finance Holdings, LLC, a Delaware limited liability company (the “Pledgor”), the Lenders and Issuing Lenders party thereto from time to time, MUFG Bank, Ltd., as the Administrative Agent, and MUFG Union Bank, N.A., as the Collateral Agent.  Terms defined in the Credit Agreement are used herein as defined therein.

The undersigned hereby certifies, in [his/her] capacity as [_______] of each Borrower and not in a personal capacity, as follows:

1.         I am the [__________] of each Borrower.

2.         The Interest Expense Coverage Ratio for the ISCR Calculation Period ending [__________] is [__________] (the “Specified ISCR”).  The calculation of the Specified ISCR set forth on Schedule I hereto is complete and correct in all material respects on and as of the date hereof.

[Signature Page Follows]

1         This ISCR Certificate has been prepared for convenience only, and is not to affect, or to be taken into consideration in interpreting, the terms of the Credit Agreement.  The obligations of each Borrower under the Credit Agreement are as set forth in the Credit Agreement, and nothing in this ISCR Certificate shall modify such obligations or constitute a waiver of compliance therewith in accordance with the terms of the Credit Agreement.  In the event of any conflict between the terms of this ISCR Certificate and the terms of the Credit Agreement, the terms of the Credit Agreement shall govern and control, and the terms of this ISCR Certificate are to be modified accordingly.

EXHIBIT I - 1

IN WITNESS WHEREOF, the undersigned has executed this ISCR Certificate as of the date first written above.

Very truly yours,

SPT INFRASTRUCTURE FINANCE SUB-1, LLC

By:
Name:
Title:

SPT INFRASTRUCTURE FINANCE SUB-2, LTD.

By:
Name:
Title:

SPT INFRASTRUCTURE FINANCE SUB-3, LLC

By:
Name:
Title:

EXHIBIT I - 2

SCHEDULE I

ISCR CALCULATIONS

ISCR (a ÷ b)	Total
(a) Cash Flow Available for Interest Expense[2]	[ ]
(i) Interest Receipts with respect to Eligible Loan Assets collected for such period and deposited in the Interest Receipts Account	[ ]
minus
(ii) all fees paid during such period by the Borrowers pursuant to Section 2.13(b) and (d) of the Credit Agreement (other than fees paid on the Closing Date)	[ ]
minus
(iii) Operating Expenses, in each case of clauses (1) through (7) below, payable in cash during such period; provided that, Operating Expenses shall not include any Texas payable by any Borrower	[ ]
(1) the Servicing Fee	[ ]
plus
(2) general and administrative expenses of any Borrower	[ ]
plus
(3) insurance costs incurred in the ordinary course of business	[ ]
plus
(4) costs and fees attendant to the obtaining and maintaining in effect the Governmental Approvals	[ ]
plus
(5) legal, accounting and other professional fees attendant to any of the foregoing items	[ ]
plus
(6) expenses to keep the Collateral free and clear of all Liens (other than Permitted Encumbrances)	[ ]
plus
(7) all other expenses payable by any Borrower in the ordinary course of business	[ ]
over
(b) Interest Expense[3]	[ ]
(i) all amounts payable during such period by the Borrowers in respect of interest in respect of the Facilities	[ ]

2         All amounts shall be expressed in Dollars, it being understood that, with respect to any such amounts denominated in a currency other than Dollars, the amount thereof for purposes of this definition shall be the Dollar Equivalent thereof.

3         All amounts shall be expressed in Dollars, it being understood that, with respect to any such amounts denominated in a currency other than Dollars, the amount thereof for purposes of this definition shall be the Dollar Equivalent thereof.

EXHIBIT I - 3

plus
(ii) all amounts payable during such period by the Borrowers in respect of fees payable pursuant to Section 2.13(a) and (c) of the Credit Agreement	[ ]
ISCR (a ÷ b)	[ ]

EXHIBIT I - 4

ARTICLE XXIV.  EXHIBIT J-1

TO

CREDIT AGREEMENT

Section 24.01 Form of U.S. Tax Compliance Certificate
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September 19, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SPT Infrastructure Finance Sub-1, LLC, a Delaware limited liability company (“Borrower 1”), SPT Infrastructure Finance Sub-2, Ltd., an exempted company incorporated with limited liability in the Cayman Islands (“Borrower 2”), SPT Infrastructure Finance Sub-3, LLC, a Delaware limited liability company (“Borrower 3” and, together with Borrower 1 and Borrower 2, collectively, the “Borrowers”), SPT Infrastructure Finance Holdings, LLC, a Delaware limited liability company (the “Pledgor”), the Lenders and Issuing Lenders party thereto from time to time, MUFG Bank, Ltd., as the Administrative Agent, and MUFG Union Bank, N.A., as the Collateral Agent.

Pursuant to the provisions of Section 2.19 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten-percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:

EXHIBIT J-1 - 1

ARTICLE XXV.  EXHIBIT J-2

TO

CREDIT AGREEMENT

Section 25.01 U.S. Tax Compliance Certificate
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September 19, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SPT Infrastructure Finance Sub-1, LLC, a Delaware limited liability company (“Borrower 1”), SPT Infrastructure Finance Sub-2, Ltd., an exempted company incorporated with limited liability in the Cayman Islands (“Borrower 2”), SPT Infrastructure Finance Sub-3, LLC, a Delaware limited liability company (“Borrower 3” and, together with Borrower 1 and Borrower 2, collectively, the “Borrowers”), SPT Infrastructure Finance Holdings, LLC, a Delaware limited liability company (the “Pledgor”), the Lenders and Issuing Lenders party thereto from time to time, MUFG Bank, Ltd., as the Administrative Agent, and MUFG Union Bank, N.A., as the Collateral Agent.

Pursuant to the provisions of Section 2.19 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten-percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code].

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:

EXHIBIT J-1 - 2

ARTICLE XXVI.  EXHIBIT J-3

TO

CREDIT AGREEMENT

Section 26.01  U.S. Tax Compliance Certificate
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September 19, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SPT Infrastructure Finance Sub-1, LLC, a Delaware limited liability company (“Borrower 1”), SPT Infrastructure Finance Sub-2, Ltd., an exempted company incorporated with limited liability in the Cayman Islands (“Borrower 2”), SPT Infrastructure Finance Sub-3, LLC, a Delaware limited liability company (“Borrower 3” and, together with Borrower 1 and Borrower 2, collectively, the “Borrowers”), SPT Infrastructure Finance Holdings, LLC, a Delaware limited liability company (the “Pledgor”), the Lenders and Issuing Lenders party thereto from time to time, MUFG Bank, Ltd., as the Administrative Agent, and MUFG Union Bank, N.A., as the Collateral Agent.

Pursuant to the provisions of Section 2.19 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten-percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:

EXHIBIT J-1 - 3

ARTICLE XXVII.  EXHIBIT J-4

TO

CREDIT AGREEMENT

Section 27.01  U.S. Tax Compliance Certificate
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September 19, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SPT Infrastructure Finance Sub-1, LLC, a Delaware limited liability company (“Borrower 1”), SPT Infrastructure Finance Sub-2, Ltd., an exempted company incorporated with limited liability in the Cayman Islands (“Borrower 2”), SPT Infrastructure Finance Sub-3, LLC, a Delaware limited liability company (“Borrower 3” and, together with Borrower 1 and Borrower 2, collectively, the “Borrowers”), SPT Infrastructure Finance Holdings, LLC, a Delaware limited liability company (the “Pledgor”), the Lenders and Issuing Lenders party thereto from time to time, MUFG Bank, Ltd., as the Administrative Agent, and MUFG Union Bank, N.A., as the Collateral Agent.

Pursuant to the provisions of Section 2.19 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten-percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:

EXHIBIT J-1 - 4

SCHEDULE 1.01

Commitments

Lender	Term AUD Loan Commitments	Proportionate Share
MUFG Bank, Ltd.	A$25,606,488.36	100%
Total	A$25,606,488.36	100%

Lender	Term CAD Loan Commitments	Proportionate Share
MUFG Bank, Ltd.	C$26,546,901.17	100%
Total	C$26,546,901.17	100%

Lender	Term Dollar Loan Commitments	Proportionate Share
MUFG Bank, Ltd.	$ 1,330,106,469.51	100%
Total	$ 1,330,106,469.51	100%

Lender	Term Euro Loan Commitments	Proportionate Share
MUFG Bank, Ltd.	€52,130,120.58	100%
Total	€ 52,130,120.58	100%

Lender	Term Sterling Loan Commitments	Proportionate Share
MUFG Bank, Ltd.	£58,817,903.01	100%
Total	£58,817,903.01	100%

Lender	Revolving Dollar Commitments	Proportionate Share
MUFG Bank, Ltd.	$ 267,519,853.82	100%
Total	$ 267,519,853.82	100%

Lender	Revolving Euro Commitments	Proportionate Share
MUFG Bank, Ltd.	€10,560,034.94	100%
Total	€ 10,560,034.94	100%

Lender	Revolving Sterling Commitments	Proportionate Share
MUFG Bank, Ltd.	£5,460,000.00	100%
Total	£5,460,000.00	100%

Lender	DDTL Commitments	Proportionate Share
MUFG Bank, Ltd.	$ 334,032,401.31	100%
Total	$ 334,032,401.31	100%

SCHEDULE 5.17

Post-Closing Matters

1.         The Borrowers shall deliver to the Administrative Agent the Loan Asset Checklist and all Required Underlying Credit Documents for each Loan Asset listed on the Loan Asset Checklist.

2.         The Borrowers shall deliver to the Collateral Agent any original promissory notes received by any Borrower evidencing any Loan Asset.

3.         The Borrowers and Wells Fargo Bank, National Association (or such other financial institution at which a Loan Assets Securities Account is maintained) shall execute and deliver one or more Loan Asset Control Agreements relating to each Loan Asset Securities Account.  The Borrowers shall cause to be delivered to the Administrative Agent customary legal opinions reasonably requested by the Administrative Agent relating to the matters described in this Section 3, covering matters similar to those covered in the opinions delivered on the Closing Date with respect to the Loan Parties.  All of the foregoing actions shall be at the sole cost and expense of the Loan Parties.

4.         Borrower 2 and the Pledgor, as applicable, shall execute, acknowledge where appropriate, and deliver, and cause to be executed, acknowledged where appropriate, and delivered, all such instruments, notices and documents (including filings, recordings, registrations or notices) reasonably requested by the Collateral Agent in form and substance reasonably satisfactory to the Administrative Agent (including an Equitable Mortgage Over Shares) to establish the Collateral Agent’s security interest in the equity interests of Borrower 2 under the Applicable Law of the Cayman Islands with priority as set forth in the Financing Documents.  Borrower 2 and the Pledgor shall cause to be delivered to the Administrative Agent customary legal opinions reasonably requested by the Administrative Agent relating to the matters described in this Section 4, covering matters similar to those covered in the opinions delivered on the Closing Date with respect to the Loan Parties.  All of the foregoing actions shall be at the sole cost and expense of the Loan Parties.